UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No. )

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NetApp, Inc.

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2026 Proxy Statement

and Notice of Annual Meeting

Wednesday, September 9, 2026 at 3:30 p.m. Pacific time	Virtual Meeting Site: www.virtualshareholdermeeting.com/NTAP2026

NetApp, Inc.

3060 Olsen Dr

San Jose, CA 95128

www.netapp.com

July 28, 2026

2026 ANNUAL MEETING OF STOCKHOLDERS

NETAPP, INC.

To my fellow stockholders:

On behalf of our Board of Directors (the “Board”), I invite you to attend NetApp, Inc.’s Annual Meeting of Stockholders (the "Annual Meeting") on September 9, 2026 at 3:30 p.m. Pacific time. This year’s meeting will again be held virtually to provide a consistent and convenient experience for all, regardless of location, while providing substantially the same rights as an in-person meeting. Your vote is important, and we encourage you to vote promptly, even if you plan to attend the virtual meeting.

Fiscal 2026 was another record‑setting year for NetApp. For the second consecutive year, we achieved new highs in revenue and operating income. These results reflect our ability to capitalize on the accelerating adoption of enterprise AI and cloud, gain share in key markets, and execute with discipline across the company.

NetApp’s role at the center of the AI landscape continues to expand. As enterprises accelerate adoption of data-intensive workloads, NetApp is increasingly well positioned as a trusted partner for building intelligent, scalable, and secure data infrastructure. Our differentiated approach enables customers to activate data seamlessly and securely across on-premises, hybrid, and cloud environments, supporting their ongoing AI transformation. We believe this will continue to drive durable growth and strong profitability.

Our focus on operational excellence delivered strong financial performance. This year’s record operating income and double-digit EPS growth are once again the result of our continued focus on operational excellence. These efforts have solidified our leadership position, enabled profitable growth, and created consistent value for our stockholders.

We are positioning NetApp for sustained growth in the AI era. The demand for AI-ready infrastructure is fundamentally reshaping how organizations build and operate technology. We have deepened our capabilities and partnerships to help customers modernize their data environments and deploy advanced workloads with confidence. Our unified, cloud-connected data solutions are a clear differentiator in a rapidly expanding market.

Strengthening leadership to drive execution. Over the past year, we made strategic additions to our leadership team, including Syam Nair as Chief Product Officer and Willem Hendrickx to advance our EMEA and LATAM growth. Their expertise and fresh perspectives are accelerating our innovation and focus on customer success.

Enhancing Board composition and oversight. We remain committed to a highly qualified, independent, and dynamic Board. In January 2026, we welcomed Paul Fipps, whose experience in sales execution, customer success, and partner ecosystems further strengthens our oversight and strategic capabilities. With Paul’s appointment, our Board now consists of ten directors, nine of whom are independent.

Engaging with stockholders remains a cornerstone of our governance. During the past year, we continued our regular outreach to investors to solicit feedback on topics such as business strategy, board composition and corporate governance practices. We deeply value this engagement and are committed to maintaining meaningful dialogue with our stockholders.

Looking ahead to fiscal 2027, we are entering with strong momentum. We are confident in our strategy, leadership, and ability to capitalize on significant opportunities in AI and data infrastructure. Our focus remains on sustained revenue growth, disciplined execution, and long-term value creation for stockholders.

On behalf of the entire Board of Directors and management team, I thank you for your continued support of and investment in NetApp.

Sincerely,

Mike Nevens

Chair of the Board of Directors

Notice of 2026 Annual Meeting

Date	Time	Virtual Meeting
September 9, 2026	3:30 p.m. Pacific time	The Annual Meeting will be held virtually at virtualshareholdermeeting.com/NTAP2026

Record Date	July 13, 2026 Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.
Proxy Voting

Please vote your shares promptly to ensure the presence of a quorum during the Annual Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expense of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope with postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option.

Items of Business

We are requesting your vote to:

1.
Elect the 10 director nominees named in this Proxy Statement
2.
Approve, on a nonbinding advisory basis, the compensation paid to our named executive officers (“Say-on-Pay”)
3.
Ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal 2027
4.
Approve an amendment to the Company’s Certificate of Incorporation to reflect recently changed Delaware law provisions regarding officer exculpation
5.
Vote on a stockholder proposal regarding the process for stockholder action by written consent, if properly presented at the Annual Meeting
6.
Transact other business that may properly come before the Annual Meeting

Address of Corporate Headquarters	3060 Olsen Drive, San Jose, California 95128

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 9, 2026. The proxy statement and the annual report on Form 10-K for the fiscal year ended April 24, 2026 are available at http://investors.netapp.com. Information contained on the website is not incorporated by reference into this Proxy Statement or any other report we file with the Securities and Exchange Commission (“SEC”).

This Proxy Statement was first mailed to stockholders on or about July 28, 2026.

By Order of the Board of Directors

George Kurian

Chief Executive Officer

San Jose, California

July 28, 2026

About NetApp

NetApp, Inc. ("NetApp,” “we,” “us,” or the “Company") helps customers make their data infrastructure more seamless, more dynamic, and higher performing. We provide a full range of enterprise-class software, systems and services that customers use to transform their data infrastructures across data types, workloads, and environments to realize business possibilities.

High Achievement Principles

High Achievement Principles are how we exemplify the NetApp Values in our day-to-day actions. They establish standards of excellence for how we work and define the behaviors necessary to achieve greater performance and success—as individuals, teams and together as a company.

Innovate to Elevate	Drive Results	Excel as a Team
• Remain curious and continuously seek to learn and improve • Challenge the way we do work to be the best in the world • Remove barriers and commit to high standards
•
Make customer and partner imperatives your own and prioritize high-impact results
•
Take accountability – Get things done with urgency, follow-through, and resilience
•
Deliver on commitments and actively contribute to change

•
Cultivate a collaborative and inclusive problem-solving culture – challenge respectively, execute collectively
•
Communicate effectively to drive clarity and coach with actionable feedback
•
Win together by doing the right thing

Fiscal 2026(1) Business Highlights

$6.93B Net Revenues (+5.4% year-over-year)	$1.67B Operating Income (+25.2% year-over-year)	$6.35 EPS(2) (+12.0% year-over-year)

$2.07B Operating Cash Flow (+37.3% year-over-year)	$1.71B AOI(3) (+15.6% year-over-year)	$8.13 Non-GAAP EPS(2) (+12.1% year-over-year)

(1)
Our fiscal year is reported on a 52- or 53- week year that ends on the last Friday in April, and our 2026 fiscal year began on April 26, 2025 and ended on April 24, 2026 ("fiscal 2026").
(2)
EPS, or earnings per share, is computed using the diluted number of shares on both a GAAP and non-GAAP basis. A reconciliation of GAAP to non-GAAP results can be found in Annex A.
(3)
AOI is Adjusted Operating Income, which is calculated by subtracting stock-based compensation expense from non-GAAP operating income. A reconciliation of GAAP to non-GAAP results can be found in Annex A.

See the "Our Fiscal 2026 Company Performance" section of this Proxy Statement. Detailed information on our products and our financial performance can be found in our Annual Report on Form 10-K for the fiscal year ended April 24, 2026 (the "Annual Report").

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Stockholder Meeting Details

Date Wednesday, September 9, 2026	Time 3:30 p.m. Pacific time	Location Virtual virtualshareholdermeeting.com/NTAP2026

Record Date July 13, 2026	Mailing Date On or about July 28, 2026	Voting Stockholders as of the record date are entitled to vote. Each share of NetApp common stock carries one vote per director nominee and one vote per proposal.

Vote in Advance of the Meeting

Internet	Phone	Mail
Vote at www.proxyvote.com. Have your Notice of Internet Availability or proxy card with the 16-digit Control Number.	Call toll-free 1-800-690-6903.	Sign, date, and return the enclosed proxy card or voting instruction form.

Vote Online During the Meeting

Visit virtualshareholdermeeting.com/NTAP2026 to vote and participate in real time.

Voting Matters and Board Recommendations

Please see the “Proposals to be Voted On” section of this Proxy Statement for more information.

Proposal	Board Recommends	Page
Management Proposals
1 Election of Ten (10) Directors	FOR each nominee	22
2 Advisory Vote to Approve Named Executive Officer Compensation (Say-on-Pay)	FOR	30
3 Ratification of Deloitte & Touche LLP as Independent Auditor for Fiscal Year 2027	FOR	31
4 Amended and Restated Certificate of Incorporation	FOR	33
Stockholder Proposal
5 Stockholder Proposal Regarding Stockholder Written Consent Requirements	AGAINST	34

Governance Practices

We are committed to having sound corporate governance principles that we believe serve the best interests of our stockholders. Highlights of our corporate governance practices are listed below. We regularly evaluate our practices against emerging and evolving topics and prevailing best practices identified through stockholder outreach, outside expert advisors, current publications and corporate governance organizations.

Director Nominees

Our business is managed under the direction of our Board, which is currently composed of ten members, each of whom is nominated to be elected at the Annual Meeting. Our stockholders elect all directors annually. All of our current directors were elected at the 2025 annual meeting by our stockholders to serve for a term expiring at the 2026 annual meeting except Mr. Fipps, who joined the Board in January 2026. The following table sets forth the name, independence, age, tenure, and committee assignments for each of our director nominees as of the date this Proxy Statement was filed with the SEC.

Name and Principal Occupation			Director Since	Committee Membership†			Other Current Public Directorships
	Ind.	Age		A	CGN	TC
T. Michael Nevens, Chair Senior Advisor Emeritus, Permira Funds		76	2009				Ciena Corporation
Deepak Ahuja Chief Financial Officer, Redwood Materials		63	2020	*
Paul Fipps President, Global Customer Operations, ServiceNow		53	2026
Anders Gustafsson		66	2023				Zebra Technologies Corporation International Paper Company
Gerald Held		78	2009
Deborah L. Kerr Managing Director and Partner, Warburg Pincus		54	2017				Vodafone Group Plc
George Kurian Chief Executive Officer, NetApp		59	2015				The Cigna Group
Carrie Palin SVP and Chief Marketing Officer, Cisco		54	2021
Frank Pelzer Chief Operating Officer, Spotnana		55	2025	*			Freshworks Inc.
June Yang		52	2024				UiPath, Inc. MSCI Inc.

A – Audit	TC – Talent and Compensation	CGN – Corporate Governance and Nominating	Chair	Member

* Audit Committee Financial Expert

† In September 2025, Carrie Palin was appointed as Chair of the Talent and Compensation Committee and stepped down from her role as a member of the Corporate Governance and Nominating Committee; Frank Pelzer was appointed as a member of the Talent and Compensation Committee; and Gerald Held was appointed as a member of the Corporate Governance and Nominating Committee. Paul Fipps was appointed to the Talent and Compensation Committee in February 2026.

Board Refreshment
Over the last 5 years, 5 new independent directors have joined our Board, 3 directors have departed.

Financial	SALES & MARKETING

Executive Level Leadership	CYBERSECURITY

Human Capital Management	Technology

Strategy	Risk Management

Stockholder Engagement and Outreach

In fiscal 2026 following our 2025 Annual Meeting, we proactively sought meetings with stockholders representing approximately 59% of our issued and outstanding shares and engaged with stockholders representing approximately 29% of issued and outstanding shares. For more information on our stockholder engagement efforts, please see the “Stockholder Engagement and Outreach” section of this Proxy Statement.

Executive Compensation Highlights

Our Talent and Compensation Committee strives to design a balanced approach to our executive compensation programs to hold our executives accountable for Company results by providing for short- and long-term incentive programs that emphasize a pay-for-performance philosophy. Demonstrating our continued commitment to align compensation with overall Company performance, in fiscal 2026, 95% of our Chief Executive Officer’s target direct compensation was “at-risk” compensation in the form of an annual cash bonus incentive and equity awards, and 65% was in the form of performance-based long-term incentive awards, with payouts tied to Company performance.

(1)
Charts reflect fiscal 2026 target annual cash incentive award value and target equity award grant value. Amounts reflected in these charts may not add to exactly 100% due to rounding and may differ from the amounts in the Summary Compensation Table because the values in the Summary Compensation Table are based on accounting standards and reflect actual bonus payouts and grant date fair value of equity awards, while the above table reflects target bonuses and target equity award grant values.
(2)
Excludes Mr. Nair who joined NetApp in July 2025 and received new-hire cash and equity awards that are not reflective of his intended target annual compensation.

As a result of the Talent and Compensation Committee’s evaluation of the “Say-on-Pay” advisory vote, which resulted in approval by 93.9% of the votes cast at our 2025 annual meeting of stockholders, the feedback received from our stockholder engagement, the advice from the Talent and Compensation Committee’s independent compensation consultant, and its ongoing review of our compensation program philosophy and design, the Talent and Compensation Committee did not make significant changes to the design of our executive compensation and equity programs for fiscal year 2026. The Committee maintained the metrics and weightings in the annual incentive plan from fiscal 2025, but introduced an Individual Performance Modifier of 85%-115%, which adjusts the corporate payout to allow the Committee to differentiate incentive payouts based on each named executive officer's ("NEO") contributions to Company financial and strategic results as measured against each NEO's respective individual goals set at the beginning of the fiscal year. We encourage you to also review the full “Executive Compensation” section of this Proxy Statement, including the “Compensation Discussion and Analysis,” for additional details.

Corporate Governance and Board Matters

Director Independence

Our Board has adopted independence standards that mirror the criteria specified by applicable laws and regulations of the SEC and the Nasdaq Listing Rules. Our Board has determined that each director nominee standing for election except George Kurian, who is our CEO, are independent directors under these standards. In determining the independence of our directors, our Board considered all transactions in which we and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” on page 76 of this Proxy Statement.

Board Leadership

Our Board does not view any particular leadership structure as preferred and routinely considers the appropriate leadership structure. This consideration includes the virtues and drawbacks of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving best model for the Board’s effective oversight of the Company and management.

Mr. Nevens, an independent director, holds the role of Chair of the Board. The Board believes this structure benefits the Board and the Company by enabling the Chief Executive Officer to focus on operational and strategic matters while enabling the Chair to focus on Board and governance matters, including, among other things, the creation of long-term stockholder value and long-range strategic planning.

The responsibilities of the Chair include:

•
Preside at all meetings of the Board, including executive sessions of the independent directors.
•
Call or adjourn meetings of the Board and of the stockholders to the extent provided in the Company’s bylaws.
•
Discuss with the full Board and/or members of management any issues or concerns raised by the other independent directors.
•
Approve agendas for Board meetings.
•
When asked, recommend to the Board the retention of consultants who report directly to the Board.
•
If requested and appropriate, be available for direct communication with stockholders.
•
Exercise and perform such other powers and duties as may be from time to time assigned by the Board or prescribed by the Company's bylaws.

Board and Committee Structure and Responsibilities

Board Oversight

Strategic Planning

Our Board oversees and contributes to the development of the Company’s strategy and provides oversight of management’s execution of our strategic plans. The Board engages in discussions regarding our corporate strategy at every Board meeting and, at least annually, receives a formal update on management's short- and long-term objectives, including the Company’s operating plan and long-term strategic plan.

CEO and Management Succession Planning

The Board plans for succession to the position of CEO and other senior management positions to help ensure continuity of leadership. The Talent and Compensation Committee reviews succession plans for the CEO and other senior management positions and the development plans and strategies to accelerate the readiness of internal candidates. The Talent and Compensation Committee and management review the succession plans with the Board annually. To assist the Board in this effort, the CEO provides the Board with an assessment of other executives and their potential as a suitable successor. The CEO also provides the Board with an assessment of individuals considered to be potential successors to other key senior management positions. The Board discusses and evaluates these assessments, including in private sessions, and provides feedback to the CEO. Management is responsible for developing retention and development plans for potential successors and periodic progress reports and reviews are provided to the Board.

Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management.

Board

In its oversight role, our Board helps to ensure that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of our Board in setting our long-term business strategy is also a key part of our Board’s oversight of risk management and allows our Board to assess and determine what constitutes an appropriate level of risk for the Company and review and consider management’s role in risk management. Our Board regularly receives updates from management and outside advisors regarding material risks the Company faces.

Committees

Each committee of our Board oversees specific aspects of risk management and meets in executive session with management to discuss our risks and exposures. Our committees regularly report their findings to our Board.

Audit Committee	Talent and Compensation Committee	Corporate Governance and Nominating Committee

Oversees overall integrity of our financial statements, accounting and auditing matters, compliance with legal, regulatory and public disclosure requirements, governance of AI usage, enterprise risk management program, and risks and initiatives related to information security and cybersecurity, including prevention and monitoring. At least annually, the head of enterprise risk management and senior management report on our top enterprise risks and the steps management has taken or will take to mitigate these risks.

Oversees the design of our incentive programs and reviews risks associated with our compensation policies and programs; reviews human capital strategy and programs.

Oversees the management of risks associated with director independence, conflicts of interest and related party transactions, Board composition and organization, and director succession planning; oversees and regularly reviews our sustainability programs, policies and practices.

Management

Senior Management

Our senior management attends meetings of the Board and its committees and provides the Board and its committees with reports regarding our operations, strategies, and objectives, and the risks inherent within them, as well as management action plans to monitor and address risk exposures. Board and committee meetings also provide a forum for directors to discuss issues with, request additional information from, and provide guidance to, senior management.

Ethics & Compliance

The Ethics & Compliance function is composed of a global team of professionals responsible for maintaining ethical and compliance excellence at NetApp. This team works under the leadership of our Chief Administrative Officer to discuss and implement compliance and ethics-related trends, risks, and action plans. The Ethics & Compliance team is responsible for adherence to internal compliance requirements and oversees the team that investigates alleged violations of our Code of Conduct. The Ethics & Compliance team works closely with our executives to provide appropriate legal and compliance training to support and reinforce our ethical culture throughout the Company.

Disclosure Committee

The Disclosure Committee, which is comprised of a cross-functional team of management, regularly reviews our draft financial and business disclosures, including quarterly and annual reports, prior to filing with the SEC. The Disclosure Committee works to ensure that required disclosures regarding our risks are accurate, complete, and timely. The Company’s internal legal and financial reporting teams seek input and advice from internal subject matter experts and external advisors in drafting specific disclosures, and such input and advice is communicated to the Disclosure Committee.

Cybersecurity Oversight

The Board oversees the Company’s risk management process, including cybersecurity risks, directly and through its committees. The Audit Committee oversees the Company’s risk management program, which focuses on the most significant risks the Company faces in the short-, intermediate-, and long-term timeframes. Our Vice President, Global Security, Chief Information Security Officer ("CISO") updates the Audit Committee on a quarterly basis and the full Board annually. Such updates include a review of cybersecurity risks affecting the company, related metrics, and any incidents or issues that require attention from the Board.

The CISO provides leadership, strategic direction, and oversight for NetApp's Global Security Risk and Compliance functions and security program, and is responsible for leading the assessment and management of cybersecurity risks. Global Security leaders oversee management of risks and track projects progress, remediations, and any issues related to cybersecurity risks. Our current CISO has over 30 years of experience in IT and information security. The CISO stays informed on information security risks through regular meetings on key cybersecurity projects and key performance indicators. Updates are communicated to the Global Security Steering Committee, as well as to the Board and to the Audit Committee.

AI Oversight

The Board, in coordination with its standing committees, is responsible for overseeing our AI governance and risk management processes, which address the development and use of AI products and services and our use of AI in our internal operations. As this is a rapidly developing area, the Board and management are working together to continue to update and strengthen our AI governance and risk management policies.

Sustainability Oversight

At NetApp, we believe effective sustainability management drives long-term business success and benefits stockholders. Oversight of these efforts rests primarily with the Corporate Governance and Nominating Committee, which reviews sustainability programs, climate and human rights initiatives, stockholder feedback, and management’s goals to ensure alignment with our values and strategy. The Corporate Governance and Nominating Committee receives updates on the Company's sustainability programs at least once per year and works alongside other Board committees to provide comprehensive oversight of the programs, such as the Talent and Compensation Committee on human capital and workplace culture, and the Audit Committee on integrity, internal controls, and compliance.

Execution of our sustainability strategy is led by the Chief Sustainability Officer, reporting to the Executive Vice President and Chief Administrative Officer, with support from the Global Business Conduct Council (“GBCC”), a cross-functional leadership team responsible for strategy, goal-setting, and reporting.

More information about our sustainability programs, including our Impact Reports, is available in the Investor Relations section of our website at https://www.netapp.com. Our website, Impact Reports, and other information available on our website are not part of, nor are they incorporated by reference into, this Proxy Statement.

Committees of the Board of Directors

Our Board has three standing committees, each of which is composed entirely of independent directors: the Audit Committee, the Corporate Governance and Nominating Committee, and the Talent and Compensation Committee. Each committee has a written charter, which has been approved by the Board and is available on our website at investors.netapp.com, by clicking on “Governance Documents,” under the “Governance” tab.

Based on the recommendations of the Corporate Governance and Nominating Committee, the Board appoints committee members and committee chairs according to criteria set forth in the applicable committee charter and such other criteria that the Board determines to be appropriate in light of the responsibilities of each committee and experience of each director. Committee membership and the position of committee chair are not rotated on a mandatory basis unless the Board determines that rotation is in the best interest of the Company.

Corporate Governance and Nominating Committee

Members T. Michael Nevens (Chair) Anders Gustafsson Gerald Held	Independence and Qualifications All members are independent in accordance with the applicable laws and regulations of the SEC and the Nasdaq Listing Rules.	Meetings 8 meetings during fiscal 2026.

Responsibilities

•
Review matters concerning corporate governance and provide recommendations to the Board.
•
Review composition of the Board and its committees and provide recommendations to the Board.
•
Evaluate and recommend candidates for Board membership and consideration of nominees recommended by stockholders who satisfy the conditions described below under "Director Nomination, Evaluation, and Succession."
•
Evaluate the performance of the Board.
•
Review potential conflicts of interest of members of the Board and Company management.
•
Review related person transactions.
•
Oversee and manage risks associated with director independence, conflicts of interest, Board composition and organization, and director succession planning.
•
Develop and recommend to the Board corporate governance policies and other governance guidelines and procedures.
•
Oversee and review the Company’s sustainability programs, policies, and practices.

Talent and Compensation Committee

Members Carrie Palin (Chair) Paul Fipps (joined February 2026) Gerald Held Frank Pelzer June Yang

Independence and Qualifications

All members are independent in accordance with the applicable laws and regulations of the SEC and the Nasdaq Listing Rules.

The Talent and Compensation Committee meets regularly with its outside advisors independently of Company management.

Meetings 5 meetings during fiscal 2026.

Responsibilities

•
Review and advise management on the Company’s overall compensation and benefits philosophy and strategy.
•
Assist the Board in fulfilling its responsibilities relating to oversight, evaluation and approval of the compensation of our Chief Executive Officer, all executive vice presidents, all senior vice presidents, other executive officers and non-employee directors.
•
Review corporate goals relevant to compensation, and our executive and leadership development policies.
•
Review, approve, and administer the Company’s compensation and benefits plans and programs.
•
Create compensation guidelines under which management establishes salaries for non-officers and other employees.
•
Establish salaries, incentive and equity compensation programs, and other forms of compensation for our officers and non-employee directors.
•
Oversee the management of risks associated with the Company’s compensation policies and programs.
•
Oversee the Company’s human capital management strategy and programs.
•
Review executive and leadership development policies, plans and practices for the retention and development of executive and leadership talent, including annual review with the Board of succession plans for the CEO and executive officers reporting to the CEO.
•
Review and assess the independence of any compensation consultant, legal counsel or other advisor that provides advice to the Talent and Compensation Committee.

Audit Committee

Members Deepak Ahuja (Chair) T. Michael Nevens Anders Gustafsson Deborah L. Kerr Frank Pelzer

Independence and Qualifications

All members are independent in accordance with the applicable laws and regulations of the SEC and the Nasdaq Listing Rules.

All members meet the requirements for financial literacy and have the requisite financial management expertise.

Our Board has determined that each of Mr. Ahuja and Mr. Pelzer qualifies as an "audit committee financial expert" under the rules and regulations of the SEC.

Meetings 10 meetings during fiscal 2026.

Responsibilities

•
Oversee the integrity of the Company’s financial statements and adequacy of the Company’s internal controls.
•
Appoint, oversee, approve compensation, retention, and termination of the work of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, which reports directly to the Audit Committee.
•
Review various auditing and accounting matters, including selection and performance of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm and the accounting practices of the Company.
•
Oversee the quality of the internal audit function of the Company, which reports directly to the Audit Committee.
•
Oversee the Company’s risk management program, including financial, operational, strategic, privacy, cybersecurity, AI, legal and regulatory risks.
•
Oversee compliance with legal, regulatory and public disclosure requirements.

Board Engagement

Board Meetings and Attendance

During fiscal 2026, our Board held 5 meetings, the Corporate Governance and Nominating Committee held 8 meetings, the Talent and Compensation Committee held 5 meetings, and the Audit Committee held 10 meetings. During fiscal 2026, each director attended at least 75% of the aggregate of the total number of meetings of our Board held and the total number of meetings held by all Board committees on which such director served during the period which such director served.

Director Stockholder Meeting Attendance

We do not have a formal policy for director attendance at our annual meetings, but historically they have been attended by all directors. All nine of the directors then serving attended the 2025 Annual Meeting, which was held virtually.

Director Nomination, Evaluation, and Succession

Director Nomination

Stockholder Director Recommendation Procedures

A stockholder meeting the ownership requirements in our bylaws, including our proxy access bylaw, who desires to recommend a candidate for election to our Board must direct the recommendation in writing to NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, Attention: Corporate Secretary. The recommendation must include among other things, the recommended candidate’s name, biographical data and qualifications, a written statement that, if nominated, such candidate will tender an irrevocable advance resignation in accordance with the Company’s Corporate Governance Guidelines, and such recommendations are otherwise made in compliance with the Company’s bylaws.

Director Onboarding and Continuing Education

Our Board maintains an orientation and onboarding program for new directors and a continuing education and reimbursement policy for all directors.

The orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of NetApp and the technology industry. Materials provided to new directors include information on the Company’s products and services, organizational structure and operations, strategic plans, financial matters, Corporate Governance Guidelines, Code of Conduct, Insider Trading Policy and other key policies and practices. The onboarding process includes meetings with other directors and members of senior management.

Continuing director education is facilitated through our continuing education and reimbursement policy, where the Company will reimburse directors for participation in director education seminars and opportunities, and our directors are encouraged to seek out continuing educational opportunities on topics necessary to assist them in fulfilling their duties. At least annually, Company management compiles and provides directors with a list of education opportunities for the coming year in which they may wish to participate.

Board Evaluation

Our Board maintains a regular and robust evaluation process designed to continually assess its effectiveness. Every year, the Board conducts a formal evaluation of each Board committee, individual directors, and the Board as a whole to gather feedback on effectiveness of Board composition and conduct; meeting structure and materials; committee composition; strategic planning and oversight; succession planning; culture; and other relevant topics, such as crisis management and sustainability-related perspectives and skills. The evaluation process is led in alternating years by the Chair and by an independent third party. The fiscal 2026 process was conducted by our Chair.

Review and Design of Evaluation Process	Feedback Process and Topics	Evaluation Results
•
The Corporate Governance and Nominating Committee reviews the Board evaluation process annually, and designs each year’s evaluation process and interview topics
•
The Board considers the current dynamics of the boardroom, the Company and our strategy, our industry, the format of previous annual evaluations, and issues that are at the forefront of our stockholders’ minds

The Chair or independent third party, as applicable, conducts a survey and one-on-one discussions with each director and certain senior management to gather feedback regarding:

•
Board efficiency, effectiveness and processes
•
Board and committee composition
•
Quality of Board and committee discussions
•
Quality of information and materials provided
•
Company strategy
•
Board leadership
•
Director education
•
Board culture

•
Preliminary evaluation results are discussed with the Chair of the Board (if conducted by a third party), followed by the Corporate Governance and Nominating Committee
•
Final evaluation results and recommendations are discussed in a meeting of the full Board
•
Feedback for individual directors is delivered to them by the Chair

Over the past several years, the evaluation process has led to a broader scope of topics covered in Board meetings, improvements in Board process, changes to Board and Board committee composition, leadership and structure, and the identification of new key skills and qualifications relevant to service on our Board.

This year’s evaluation identified areas for continued focus, including:

•
Growth strategy and execution;
•
Technology transition; and
•
Leadership development and succession.

Director Succession Planning

The Corporate Governance and Nominating Committee plays an important role in director succession planning and refreshment. The Corporate Governance and Nominating Committee is responsible for overseeing the management of risks associated with director succession planning, as well as reviewing and making recommendations to the Board regarding the composition and size of the Board and determining the criteria for membership on the Board.

We believe that our approach to Board succession planning and refreshment plays an important role in addressing Board effectiveness. Over the last five years, five new independent directors have joined our Board, and three directors have departed. We do not impose term limits on our directors and the Board does not believe it is in the best interests of the Company to establish term limits at this time. Each director is elected by our stockholders annually, and such term limits may cause the Company to lose the contributions and insights of directors who have been able to develop increasing insight into the Company’s business over their tenure.

Advanced Director Resignation Policy

Our policy requires that the Board appoint or nominate for election or re-election only director candidates who have tendered an irrevocable, conditional resignation that will be effective upon both (i) the failure to receive the required vote at the next stockholders’ meeting, and (ii) the Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Nominating Committee will determine whether to recommend the Board accept the director’s resignation, and the Board has discretion whether to accept the resignation. Each director nominee included in this Proxy Statement has tendered an advance conditional resignation.

Board Size

The Company’s Bylaws provide that the number of directors is determined by the Board. Our Corporate Governance and Nominating Committee reviews and makes recommendations to the Board regarding the composition and size of the Board at least annually to ensure that the current size most effectively support the duties of our Board. As of the date of this Proxy Statement, our Board consists of ten members.

Limitation on Other Board Service

The Board does not believe that its members should be prohibited from serving on boards of directors or committees of other organizations, but such service must be consistent with the Company’s conflict of interest policies, applicable laws and regulations, and must not materially interfere with the director’s service on the Board.

The Board maintains the following limitations on outside board service:

•
The CEO should sit on no more than a total of two public company boards, including the Company
•
Executives who report to the CEO should sit on no more than one public company board.
•
Non-employee members of the Board should sit on no more than a total of four public company boards, including the Company.

As of the date of this Proxy Statement, every director is in compliance with our policy regarding limitation on other board service. Directors must advise the Board Chair and the Corporate Governance and Nominating Committee before accepting an invitation to serve on an additional for-profit corporate board of directors.

Corporate Governance

Our Board has adopted corporate governance policies and procedures that it believes are in the best interests of the Company and its stockholders and compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and Nasdaq. The processes of the Board, including Board membership, structure, function and processes; Board committees; leadership development, including succession planning; oversight of risk management; and our ethics helpline, are set forth in our Corporate Governance Guidelines, available at http://investors.netapp.com/corporate-governance. In addition, the Company’s directors, officers and employees are subject to our Code of Conduct.

Corporate Governance Highlights

We are committed to strong corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Governance highlights include:

Board Practices	Independent Oversight	Stockholder Rights
•
Regular Board refreshment
•
Limitations on outside board service
•
Director and executive stock ownership guidelines
•
Annual Board and committee evaluations
•
Annual assessment of director compensation by independent compensation consultant
•
Regular focus on management and director succession planning
•
Prohibition against director, officer, and employee hedging, pledging, and shorting of NetApp stock
•
Each director attended at least 75% of Board and committee meetings

•
9 out of 10 directors are independent
•
Committees consist entirely of independent directors
•
Separation of the roles of Chair of the Board and Chief Executive Officer
•
Regular executive sessions of independent directors
•
Talent and Compensation Committee engages an independent compensation consultant
•
Board involvement in setting long-term corporate strategy
•
Board oversight of risk management, including financial, operational, strategic, data privacy, cybersecurity, legal and regulatory risks
•
Board oversight of human capital management
•
Board oversight of sustainability programs, policies and practices

•
Proxy access bylaws
•
Stockholder right to call special meeting
•
Stockholder right to act by written consent
•
Annual election of all directors
•
Majority voting in uncontested election of directors
•
Advance director resignation requirement
•
Annual Say-on-Pay vote
•
Extensive stockholder outreach/engagement program
•
No dual-class or multi-class stock

Code of Conduct

The Company has adopted a Code of Conduct that includes a conflicts of interest policy that applies to all directors, officers and employees. All employees are required to affirm in writing their understanding and acceptance of the Code of Conduct. The Audit Committee is responsible for reviewing the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s approach to human rights as established in our Code of Conduct. The Code of Conduct is posted on the Company’s website at: https://investors.netapp.com/governance/governance-documents/default.aspx. The Company will post any amendments to or waivers of the provisions of the Code of Conduct requiring disclosure on our website.

Communications with Directors

Stockholders may contact any of the Company’s directors by writing to them c/o NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, Attn: Corporate Secretary. Our Corporate Secretary, Investor Relations or Legal and Compliance Departments will review communications received to determine whether the contents represent a message or matter for our directors’ review. Requests for a meeting with any member of the Board will also be reviewed accordingly and, if appropriate, arranged by Investor Relations and the Corporate Secretary. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with established procedures. Employees and others who wish to contact our Board or any member of the Audit Committee to report questionable practices may do so anonymously by using this address and designating the communication as "confidential."

Political Spending and Contributions

The Company’s Political Contributions Policy and its Code of Conduct prohibit political contributions of any kind, by or on behalf of the Company. Our Code of Conduct also requires advance approval of any donation of NetApp assets or funds. We believe this provides an additional measure of oversight in enforcing our policy against Company political contributions.

No Personal Loans to Executive Officers or Directors

The Company does not provide personal loans or extend credit to any executive officer or director.

Stockholder Engagement and Outreach

The Company’s relationships with our stockholders are a crucial part of our corporate governance practices, and the Board recognizes the value of taking their perspectives into account. Among other things, this engagement helps the Board and management to understand the larger context and impact of the Company’s operations, address expectations and views around our business strategy and performance and assess emerging issues that may affect our business, governance and responsible business practices. We remain committed to a robust stockholder engagement program and maintaining an open, candid and continuous dialogue with stockholders about relevant issues as we design and implement strategies for long-term growth.

On an annual basis and beginning in the months following our annual stockholders' meeting, we conduct outreach to stockholders as part of a year-round engagement process described below:

Our stockholder engagement and outreach program enables us to collect and understand stockholder feedback, concerns and perspectives. In fiscal 2026 following our 2025 Annual Meeting, we proactively sought meetings with stockholders representing approximately 59% of our issued and outstanding shares and engaged with stockholders representing approximately 29% of issued and outstanding shares. Topics discussed included business strategy, Board skills and refreshment, executive pay, and sustainability. A number of investors declined our invitation and expressed that they were supportive of our current corporate governance and business practices.

Our Board and its committees greatly value the engagement with our stockholders and have considered, and will continue to consider, the perspective of stockholders in their deliberations. Feedback from stockholder engagement and stockholder communications and inquiries are shared with the Company’s management, and with the Chair of the Board and its committees, as appropriate. Additional information regarding our stockholder outreach program and its impact on our executive compensation planning is provided in the Compensation Discussion and Analysis section below.

Director Compensation

The Talent and Compensation Committee evaluates our non-employee director compensation program annually with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC. As a part of this process, the Talent and Compensation Committee reviews market data for director compensation from the Company’s Compensation Peer Group, the same group used for our executive compensation review, including cash compensation, equity compensation and stock ownership requirements. Non-employee director compensation is periodically adjusted to maintain alignment with Peer Group pay levels and practices. Non-employee directors receive annual cash retainers as well as equity awards for their service on our Board. Details of our non-employee director compensation program are discussed in the narrative below. Employee directors do not receive any compensation for their services as members of our Board.

Director Compensation Highlights

•
Board Chair and Committee Chairs receive additional fees to differentiate individual pay based on workload.
•
The overall compensation mix emphasizes equity, and directors are subject to robust stock ownership guidelines to support alignment between director and stockholder interests.
•
Annual equity grants have a fixed value and vest on the day immediately preceding the date of the next annual stockholders meeting following the initial grant date.
•
Non-employee directors do not receive performance-based equity awards.
•
No perquisites or retirement benefits for non-employee directors.
•
Compensation generally aligned with market median.

Director Compensation Table

The table below summarizes the total compensation paid by the Company to our directors for fiscal 2026, other than for Mr. Kurian, whose Company compensation is fully reflected in the Summary Compensation Table.

	Fees Earned or	Stock
	Paid in Cash	Awards	Total
Name	($)(1)	($)(2)(3)	($)
T. Michael Nevens	195,000	354,051	549,051
Deepak Ahuja	125,000	280,301	405,301
Paul Fipps	28,750	281,243	309,993
Anders Gustafsson	105,000	280,301	385,301
Gerald Held	97,500	280,301	377,801
Deborah L. Kerr	95,000	280,301	375,301
Carrie Palin	109,375	280,301	389,676
Frank Pelzer	106,250	280,301	386,551
Scott F. Schenkel	37,500	—	37,500
June Yang	90,000	280,301	370,301

(1)
The amounts in this column represent compensation that was earned in fiscal 2026. Our Board year does not correspond with our fiscal year. Our Board year begins on the date of each annual meeting and runs until the next annual meeting. Cash board fees are paid in arrears on a quarterly basis.
(2)
Each non-employee director received a service-vested restricted stock unit ("RSU") award representing the contingent right to receive shares of common stock. The amounts reported represent the grant date fair value of RSU awards to the director under the NetApp, Inc. 2021 Equity Incentive Plan, as amended, and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC 718"). The grant date fair value of each RSU granted to each of Mr. Nevens, Mr. Ahuja, Mr. Gustafsson, Dr. Held, Ms. Kerr, Ms. Palin, Mr. Pelzer, and Ms. Yang on September 10, 2025 was $123.53, and the grant date fair value of each RSU granted to Mr. Fipps on January 14, 2026 was $107.67. Assumptions used in the valuations of these awards are included in Note 9 of the Annual Report. These amounts do not represent the actual value that may be realized by the non-employee director.
(3)
The table below sets forth the aggregate number of unvested RSUs held as of April 24, 2026 by the non-employee directors who served on the Board in fiscal 2026:

	# of RSUs	Total Equity Awards
Name	(in Shares)	Unvested
T. Michael Nevens	2,914	2,914
Deepak Ahuja	2,307	2,307
Paul Fipps	2,646	2,646
Anders Gustafsson	2,307	2,307
Gerald Held	2,307	2,307
Deborah L. Kerr	2,307	2,307
Carrie Palin	2,307	2,307
Frank Pelzer	2,307	2,307
June Yang	2,307	2,307

Summary of Director Compensation Policy

The following table sets forth a summary of our total compensation for our non-employee directors under our policy as of the end of fiscal 2026:

Board Retainer	Committee Retainer(1)

Lead Independent Director/Chair

$150,000
Annual
Cash Retainer
$360,000
Equity
Grants

Other Board Members

$75,000
Annual
Cash
Retainer
$285,000
Equity
Grants

Audit Committee

$30,000
Chairperson
$20,000
Member

Talent and Compensation Committee

$22,500
Chairperson
$15,000
Member

Corporate Governance and Nominating Committee

$15,000
Chairperson
$10,000
Member

(1)
Each Committee Chairperson receives both the committee member fee and the chairperson fee shown above.

A newly elected or appointed non-employee director automatically receives a grant of RSUs upon his or her first election or appointment to the Board with a value of $285,000 (if such election or appointment occurs before February of the applicable year) or with a value of $142,500 (if such election or appointment occurs in or after February of the applicable year). On the date of each annual stockholders meeting, but after any stockholder votes are taken on such date, each non-employee director who is re-elected automatically receives a grant with a value of $285,000, except for the Chair of the Board, who receives a grant with a value of $360,000. Such RSUs shall vest upon the recipient's continuous service as a director through the day immediately preceding the date of the next Annual Stockholders Meeting following the grant date.

Each non-employee director is also eligible to receive an annual cash retainer for his or her Board and committee service. The Talent and Compensation Committee has approved a deferral program for our non-employee directors, which allows each non-employee director to elect to defer the receipt of his or her annual cash retainer until a later date in accordance with applicable tax laws. Additionally, for any automatic equity grant in the form of RSUs, the director may elect in accordance with federal tax laws when he or she will receive payout from his or her vested RSUs and defer income taxation until the award is paid.

Following the 2025 Annual Meeting, each of the individuals re-elected as a non-employee director received the number of RSUs indicated in the table below with respect to their automatic annual equity awards. Mr. Fipps received the number of RSUs indicated in the table below upon his appointment to the Board in January 2026.

Name	RSUs	Grant Date
T. Michael Nevens	2,914	September 10, 2025
Deepak Ahuja	2,307	September 10, 2025
Paul Fipps	2,646	January 14, 2026
Anders Gustafsson	2,307	September 10, 2025
Gerald Held	2,307	September 10, 2025
Deborah L. Kerr	2,307	September 10, 2025
Carrie Palin	2,307	September 10, 2025
Frank Pelzer	2,307	September 10, 2025
June Yang	2,307	September 10, 2025

In July 2026, in accordance with its annual practice, the Talent and Compensation Committee evaluated the compensation for non-employee directors, including benchmarking the directors’ cash and equity compensation against our Compensation Peer Group (as disclosed in the section titled "Compensation Peer Group, Use of Market Data and Other Compensation Factors" beginning on page 55 of this Proxy Statement) as well as our stock ownership guidelines for our non-employee directors (additional information on stock ownership guidelines and director compliance is available on page 74 of this Proxy Statement) and determined to make no changes to our non-employee director compensation program.

Proposals to be Voted On

Proposal 1 – Election of Directors

At the Annual Meeting, ten (10) directors will be elected to serve until the 2027 Annual Meeting or until successors for such directors are elected and qualified, or until the death, resignation or removal of such directors.

The Board has nominated for election ten (10) nominees, all of whom are the Company’s current directors, each as listed below:

T. Michael Nevens	Deborah L. Kerr
Deepak Ahuja	George Kurian
Paul Fipps	Carrie Palin
Anders Gustafsson	Frank Pelzer
Gerald Held	June Yang

Each person nominated has consented to being named in this Proxy Statement and has agreed to serve as a director, if elected, for a one-year term until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The Board has no reason to believe that any nominee will be unavailable or will decline to serve as a director. In the event, however, that any nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for any nominee who is designated by our Board to fill the vacancy and following appropriate disclosure of the identity of that individual, unless the Board chooses to reduce its size. The proxies solicited by this Proxy Statement may not be voted for more than ten (10) nominees.

Stockholders have previously elected all Board nominees except for Mr. Fipps, who was appointed by the Board in January 2026 and is standing for election for the first time. An independent third party search firm referred Mr. Fipps to the Corporate Governance and Nominating Committee, who subsequently recommended his appointment to the Board, after determining that his skills and experiences align with our strategic priorities.

Information regarding the qualifications and experience of each of the nominees may be found in the section of this Proxy Statement titled "Our Board of Directors."

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders Vote FOR each Director Nominee.

Director Nominees

			Director Since	Committee Membership†			Other Current Public Directorships
Name and Principal Occupation	Independent	Age		A	CGN	TC(1)
T. Michael Nevens, Chair Senior Advisor Emeritus, Permira Funds		76	2009				Ciena Corporation
Deepak Ahuja Chief Financial Officer, Redwood Materials		63	2020	*
Paul Fipps President, Global Customer Operations, ServiceNow		53	2026
Anders Gustafsson		66	2023				Zebra Technologies Corporation International Paper Company
Gerald Held		78	2009
Deborah L. Kerr Managing Director and Partner, Warburg Pincus		54	2017				Vodafone Group Plc
George Kurian Chief Executive Officer, NetApp		59	2015				The Cigna Group
Carrie Palin SVP and Chief Marketing Officer, Cisco		54	2021
Frank Pelzer Chief Operating Officer, Spotnana		55	2025	*			Freshworks Inc.
June Yang		52	2024				UiPath, Inc. MSCI Inc.

A – Audit	TC – Talent and Compensation	CGN – Corporate Governance and Nominating	Chair	Member

* Audit Committee Financial Expert
† Membership as of April 24, 2026

Director Nominee Statistics

Board Refreshment
Over the last 5 years, 5 new independent directors have joined our Board, 3 directors have departed.

Skills Matrix

The following chart summarizes the key qualifications and skills our director nominees bring to the Board and that the Board considers important in light of our business and industry.

	Financial	Executive Level Leadership	Human Capital Management	Strategy	Sales & Marketing	Cybersecurity	Technology	Risk Management
T. Michael Nevens	✓	✓	✓	✓		✓	✓	✓
Deepak Ahuja	✓	✓		✓	✓		✓	✓
Paul Fipps		✓		✓	✓		✓
Anders Gustafsson	✓	✓	✓	✓	✓	✓	✓	✓
Gerald Held		✓	✓	✓	✓		✓
Deborah L. Kerr	✓	✓	✓	✓	✓	✓	✓	✓
George Kurian	✓	✓	✓	✓	✓	✓	✓	✓
Carrie Palin		✓		✓	✓		✓
Frank Pelzer	✓	✓	✓	✓	✓		✓
June Yang	✓	✓	✓	✓	✓	✓	✓

FINANCIAL	SALES & MARKETING

NetApp is committed to strong financial discipline, effective allocation of capital, an appropriate capital structure, and accurate disclosure practices. We believe that directors who have senior financial leadership experience at large global organizations and financial institutions, and directors who have the ability to analyze financial statements, oversee budgets and allocate capital, are key to supporting the Board’s oversight of our financial reporting and functions.

Directors with sales, marketing or brand management experience provide valuable guidance and oversight of our efforts to grow sales and enhance our brand, including in new markets and leveraging new technologies.

EXECUTIVE LEVEL LEADERSHIP	CYBERSECURITY

Directors who have served in senior leadership roles in other organizations have experience in identifying and developing leadership qualities, motivating and managing others, and managing organizations, which is key to the effective oversight and development of management. Directors with senior leadership experience also contribute practical insight into business strategy and operations.

Experience in understanding information technology, and management or oversight of cybersecurity threats to enterprise operations is crucial to identify and mitigate risks to our business.

HUMAN CAPITAL MANAGEMENT	TECHNOLOGY

Our people are one of our most valuable assets. We value directors who have experience with the practices used by organizations for recruiting and retaining the right people, managing and developing workforces effectively, and optimizing productivity.

We seek directors who have experience working with or for companies that research or develop leading-edge software and hardware technologies, including high-tech manufacturing, and cloud computing, as these technologies are core to understanding our markets, R&D, manufacturing, and supply chain.

STRATEGY	RISK MANAGEMENT

Experience in setting and executing corporate strategy is critical to the successful planning and execution of our long-term vision. The dynamic markets in which NetApp operates require a Board with strategic insights gained through multi-faceted prior experiences, including scaling businesses, acquisitions, and large scale transformations.

Experience identifying, mitigating, and managing enterprise risk helps our directors effectively fulfill their duty to oversee our risk management programs.

Director Nominee Biographies

T. Michael Nevens	Director | Age: 76 Director Since: 2009

Professional Highlights

• Chair of the Board: NetApp, Inc. (June 2015–present)

• Senior Advisor Emeritus: Permira Funds, international private equity (since January 2023; previously Senior Advisor, May 2006–December 2022)

• Global High Tech Practice: McKinsey & Company, global management consulting— 23 years advising technology companies; chaired IT vendor relations committee; served on McKinsey Global Institute board

• Director: Ciena Corporation, optical networking systems and software (2014–present); Longbow Technology, cloud-native application security risk management, private (2019–2024)

Independent Yes Committees • Audit • Corporate Governance & Nominating (Chair) Other Public Boards • Ciena Corporation Education • Notre Dame (B.S., Physics) • Purdue (M.S., Industrial Admin.)

Experience and Qualifications

•   Mr. Nevens' 23 years at McKinsey advising technology companies—combined with his private equity perspective—give the Board sophisticated insight into competitive strategy, long-term business planning, and enterprise technology markets.

•   As the longest-serving independent Chair, he has guided NetApp's corporate governance evolution through the shift to all-flash and cloud storage and the current AI infrastructure build-out.

Deepak Ahuja	Director | Age: 63 Director Since: 2020

Professional Highlights

• Chief Financial Officer: Redwood Materials Inc., battery materials recycling and manufacturing (May 2026-present) — financial leadership, raising capital

• Chief Business & Financial Officer: Zipline International, autonomous delivery and logistics technology (October 2022–March 2026) — oversaw global finance, accounting, investor relations

• Chief Financial Officer: Verily Life Sciences, life sciences and health technology (2020–2022); Tesla, Inc., electric car and clean energy (2008–2015; 2017–2019) — guided IPO and raised several billion dollars in capital

• Finance Leadership: Ford Motor Company, automobile manufacturer (15 years) — manufacturing, sales, product development, treasury, M&A

•   CFO of the Year for small public companies (Silicon Valley Business Journal, 2010) and Bay Area CFO of the Year for large public companies (San Francisco Business Times, 2014)

•   SEC-recognized Audit Committee Financial Expert

Independent Yes Committees • Audit (Chair) Other Public Boards • None Education • Carnegie Mellon (M.S., Industrial Admin.) • Northwestern (M.S., Materials Eng.) • Banaras Hindu Univ. (B.Tech)

Experience and Qualifications

•   Mr. Ahuja chairs the Audit Committee, bringing rigorous financial oversight from 20+ years as CFO at high-growth technology companies.

•   Experience managing complex capital structures, investor relations, and strategic risk during rapid scaling strengthens Board oversight of AI infrastructure investment decisions and capital return program.

Financial	Executive Level Leadership	Human Capital Management	Strategy	Sales & Marketing	Cybersecurity	Technology	Risk Management

Paul Fipps	Director | Age: 53 Director Since: 2026

Professional Highlights

• President of Global Customer Operations: ServiceNow, Inc., cloud computing and digital workflow (April 2025-present); EVP, Worldwide Sales (January 2025-March 2025); President, Global Industries & Strategic Growth (January 2024-January 2025); President, Strategic Accounts (October 2022-January 2024); SVP, Customer and Partner Excellence (March 2021-October 2022) — leads Global Sales, Customer Success, Partner Ecosystems, and Field Operations

• Chief Experience Officer: Under Armour, Inc., performance athletic apparel, footwear and accessories (February 2020-March 2021) — oversaw global direct-to-consumer, connected fitness, and digital experiences

Independent Yes Committees • Talent and Compensation Other Public Boards • None Education • University of Baltimore (MBA) • University of Baltimore (B.S., Information Systems)

Experience and Qualifications
• Mr. Fipps brings over 20 years' experience driving technology businesses. • Mr. Fipps' sales and customer experience expertise are highly relevant as NetApp continues to expand our customer base.

Anders Gustafsson	Director | Age: 66 Director Since: 2023

Professional Highlights

• Chair of the Board: Zebra Technologies Corporation, asset intelligence and data capture solutions (May 2024–present; Executive Chair March 2023–May 2024; CEO 2007–2023) — transformed hardware company into intelligent enterprise solutions provider

• Chief Executive Officer: Spirent Communications plc, telecommunications (2004–2007) — redirected growth strategy, integrated acquisitions, and drove significant cost savings

•   Executive roles at Tellabs, Inc. (network technology) and Motorola, Inc. (telecommunications)

• Director: International Paper Company, pulp and paper (2019–present); Dycom Industries, Inc., specialty contracting (2013–2020)

Independent

Yes

Committees

•   Audit

•   Corporate Governance & Nominating

Other Public Boards

•   Zebra Technologies Corporation

•   International Paper Company

Education

•   Harvard GSB (M.B.A.)

•   Chalmers University of Technology (M.S., Electrical Eng.)

Experience and Qualifications

•   Mr. Gustafsson provides the Board more than 30 years of senior technology leadership, including 16 years as CEO of Zebra Technologies.

•   His direct experience transforming a product portfolio toward higher-value solutions is highly relevant as NetApp evolves from hardware storage to AI-ready cloud data infrastructure.

•   His expertise in talent development and inclusive culture strengthens NetApp's human capital strategy.

Financial	Executive Level Leadership	Human Capital Management	Strategy	Sales & Marketing	Cybersecurity	Technology	Risk Management

Gerald Held, Ph.D.	Director | Age: 78 Director Since: 2009

Professional Highlights

• Chief Executive Officer: Held Consulting Group, LLC, data management consultancy (retired 2024) — 20+ years advising technology companies from early-stage startups to large public companies

• Executive Chairman: Vertica Systems, analytic database (2006–2010), acquired by Hewlett-Packard

•   Director and executive experience at Business Objects SA, Tandem Computers, Oracle Corporation, Openwave Systems, and SingleStore (formerly MemSQL)

•   Director: Informatica Corporation, data management (2008–2025)

Independent

Yes

Committees

•   Corporate Governance and Nominating

•   Talent and Compensation

Other Public Boards

•   None

Education

•   Purdue (B.S., Electrical Eng.)

•   Univ. of Pennsylvania (M.S., Systems Eng.)

•   UC Berkeley (Ph.D., Computer Science)

Experience and Qualifications

•   Dr. Held is NetApp's longest-serving independent director and brings unmatched depth in data management technology — the core of NetApp's business.

•   His background founding, operating, and advising database and analytics companies enables the Board to rigorously evaluate NetApp's technology roadmap, cloud data services evolution, and AI workload infrastructure with a technically grounded perspective.

Deborah L. Kerr	Director | Age: 54 Director Since: 2017

Professional Highlights

• Managing Director & Partner: Warburg Pincus, global private equity firm (2017–present)

• EVP & Chief Product and Technology Officer: Sabre Corporation, software technology (2013–2017)

• EVP & CPTO: FICO, credit score data analytics (2009–2012)

•   Senior leadership at Hewlett-Packard, Peregrine Systems, and NASA's Jet Propulsion Laboratory

• Director: Vodafone Group Plc, telecommunications (2022–present); Chico's FAS, clothing retailer (2017–2024); EXLService Holdings, global analytics and digital solutions (2015–2021)

Independent Yes Committees • Audit Other Public Boards • Vodafone Group Plc Education • Cal State Northridge (B.A., Psychology) • Azusa Pacific University (M.S., Computer Science)

Experience and Qualifications

•   Ms. Kerr brings 30+ years of product and technology leadership to the Board.

•   Her operating experience as a C-suite technology executive at Sabre and FICO, combined with her current role advising portfolio companies at Warburg Pincus, provides a forward-looking view of enterprise digital transformation — directly relevant as NetApp advances Intelligent Data Infrastructure and our cloud services strategy.

Financial	Executive Level Leadership	Human Capital Management	Strategy	Sales & Marketing	Cybersecurity	Technology	Risk Management

George Kurian	Director | Age: 59 Director Since: 2015

Professional Highlights

• Chief Executive Officer: NetApp, Inc. (2015–present) — delivered record revenues of $6.93B in FY26; record operating profit; five-fold growth in enterprise AI business in one year

• EVP, Product Operations: NetApp (2013–2015) — oversaw all aspects of technology strategy and product development across NetApp's full portfolio

• VP & General Manager: Cisco Systems, Inc., application networking and switching technology (2002–2011)

•   VP of Product Management & Strategy, Akamai Technologies; Management Consultant, McKinsey & Company; Oracle Corporation

Independent No Committees • None Other Public Boards • The Cigna Group Education • Princeton (B.S., Electrical Engineering) • Stanford University (M.B.A.)

Experience and Qualifications

•   As NetApp's CEO, Mr. Kurian provides the Board with operational insight, competitive intelligence, and strategic clarity.

•   Under his leadership, NetApp has achieved record financial performance while executing a successful transition to all-flash and cloud storage and rapidly scaling an AI infrastructure business.

•   Mr. Kurian's participation on the Board anchors strategic deliberations in deep operational reality and direct accountability for execution.

Carrie Palin	Director | Age: 54 Director Since: 2021

Professional Highlights

• SVP & Chief Marketing Officer: Cisco Systems, Inc., application networking and switching technology (June 2021–present) — leads global marketing for a $57B digital communications technology company

• SVP & Chief Marketing Officer: Splunk Inc., data platform and analytics software (2019–2021); SendGrid, cloud communications platform (2018–2019); Box, Inc., cloud content management and file sharing platform (2016-2018)

•   VP of Marketing, IBM Cloud Data Services; 16-year marketing career at Dell

•   Advocate: Cisco for Women in Technology — VP of Marketing for equal opportunity and inclusion in enterprise technology

Independent Yes Committees • Talent and Compensation (chair) Other Public Boards • None Education • Texas Christian University (B.S., Communications)

Experience and Qualifications

•   Ms. Palin's career leading marketing at Cisco, Splunk, Box, and Dell gives the Board direct expertise in how enterprise technology buyers perceive and adopt infrastructure solutions.

•   As NetApp sharpens our AI-ready infrastructure brand and deepens hyperscaler partnerships, her expertise in global go-to-market strategy, demand generation, and cloud-era brand building provides strategic value.

Financial	Executive Level Leadership	Human Capital Management	Strategy	Sales & Marketing	Cybersecurity	Technology	Risk Management

Frank Pelzer	Director | Age: 55 Director Since: 2025

Professional Highlights

• Chief Operating Officer: Spotnana, leading modern travel infrastructure (January 2025–present)

• Chief Financial Officer: F5, Inc., security and app services (May 2018–November 2024)

• President & COO, Cloud Business Group: SAP, multinational application software;

• Chief Financial Officer: Concur

•   10 years in investment banking at Deutsche Bank AG and Credit Suisse Group

•   SEC-recognized Audit Committee Financial Expert

Independent Yes Committees • Audit • Talent and Compensation Other Public Boards • Freshworks Inc. Education • Dartmouth College (B.A.) • Dartmouth, Tuck School of Business (M.B.A.)

Experience and Qualifications

•   Mr. Pelzer deepens the Board's financial and operational expertise at a critical moment for NetApp.

•   His 30+ years spanning investment banking, CFO leadership at F5, and operating roles at SAP Cloud provide a sophisticated lens on capital markets, M&A, and cloud business architecture.

•   As NetApp manages AI infrastructure investments and capital return decisions, his analytical rigor as an Audit Committee Financial Expert directly strengthens Board oversight.

June Yang	Director | Age: 52 Director Since: 2024

Professional Highlights

• Senior Advisor: Brighton Park Capital LLC, investment firm (current)

• VP, Cloud AI & Industry Solutions: Google Cloud, cloud computing services (October 2021–December 2023) — led AI cloud platform strategy and execution during the critical inflection point for enterprise AI demand

• VP & GM, Compute and ML Infrastructure: Google Cloud (2019–2021) oversaw compute and machine learning infrastructure strategy

•   Senior engineering and product management roles at VMWare, Inc., including VP, Engineering and Product Management of VMWare Cloud on Dell EMC

Independent Yes Committees • Talent and Compensation Other Public Boards • MSCI Inc. • UiPath, Inc. Education • Stanford GSB (M.S.,Management) • UC Berkeley (M.S., Chemical Eng.) • Caltech (B.S., Chemical Eng.)

Experience and Qualifications

•   Ms. Yang brings the Board the most current hands-on AI infrastructure expertise of any director, having led Google Cloud's Compute and ML Infrastructure business during the years when enterprise AI demand accelerated.

•   As NetApp scales our AI-ready Intelligent Data Infrastructure solutions and deepens hyperscaler partnerships, her direct knowledge of how cloud providers architect and scale AI storage and data pipelines is invaluable for Board strategic oversight.

Financial	Executive Level Leadership	Human Capital Management	Strategy	Sales & Marketing	Cybersecurity	Technology	Risk Management

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”)

In accordance with Section 14A of the Exchange Act, we are seeking advisory (non-binding) stockholder approval of the compensation of our NEOs as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Talent and Compensation Committee has designed the compensation of our NEOs to attract, motivate and retain these individuals and align each of their compensation with our short-term and long-term performance and the interests of our stockholders. The “Compensation Discussion and Analysis” section provides more detail and narrative disclosure on our executive compensation practices, as well as the Summary Compensation Table and other related compensation tables.

The resolution to approve the compensation of our NEOs on an advisory basis, commonly known as a "say-on-pay" proposal, gives stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

"RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal 2026 Summary Compensation Table and the other related tables and disclosure."

We hold our say-on-pay vote every year and expect to hold another say-on-pay vote at our 2027 Annual Meeting.

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders Vote, on an Advisory Basis, FOR Proposal No. 2.

Proposal 3 – Ratification of Independent Registered Public Accounting Firm

The Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2027.

As provided in its charter, in addition to evaluating Deloitte & Touche’s independence, the Audit Committee performed its annual assessment of Deloitte & Touche’s performance as independent auditor during fiscal year 2026. The Committee assessed the performance of the Deloitte & Touche lead audit engagement partner and the audit team. The Committee reviewed a variety of indicators of audit quality including:

•
The quality and candor of Deloitte & Touche’s communications with the Audit Committee and management
•
How effectively Deloitte & Touche maintained its independence and employed its independent judgment, objectivity, and professional skepticism
•
The level of engagement and value provided by the Deloitte & Touche national office
•
The depth and expertise of the global Deloitte & Touche audit team
•
The investment in and deployment of relevant technological resources to enhance audit quality and efficiency
•
The quality of insight demonstrated in Deloitte & Touche’s review of the Company’s assessment of internal control over financial reporting and remediation of control deficiencies
•
Available external data about quality and performance, including reports of the PCAOB on Deloitte & Touche and its peer firms and Deloitte & Touche’s response to those reports
•
The appropriateness of Deloitte & Touche’s fees and the value provided
•
Deloitte & Touche’s knowledge of our global operations, accounting policies and practices, and internal control over financial reporting
•
Deloitte & Touche’s tenure as the Company’s independent auditor and safeguards in place to maintain its independence
•
Deloitte & Touche's responsiveness to emerging issues and its ability to proactively identify risks and provide insights on potential business matters impacting the audit

In the event the stockholders fail to ratify the appointment, the Audit Committee of our Board will reconsider its decision. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal No. 3.

Principal Accountant Fees and Services

The Audit Committee preapproves services performed by its independent registered public accounting firm and reviews auditor billings in accordance with the Audit Committee charter. All requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific preapproval and cannot commence until such approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific preapproval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair of the Audit Committee must update the Audit Committee at its next regularly scheduled meeting of any services that were granted specific preapproval.

Aggregate fees shown in the table below for fiscal 2026 and fiscal 2025, respectively, represent fees billed or to be billed by the Company’s independent registered accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, "Deloitte & Touche"). During fiscal 2026 and fiscal 2025, all of the services shown in the table below were preapproved by the Audit Committee in accordance with the preapproval policies discussed above.

	Fiscal 2026 ($ in millions)	Fiscal 2025 ($ in millions)
Audit fees(1)	$7.7	$7.4
Audit-related fees(2)	$—	$—
Total audit and audit-related fees	$7.7	$7.4
Tax fees(3)	$2.6	$2.4
All other fees(4)	$—	$—
Total fees	$10.3	$9.8

(1)
Includes fees for professional services rendered in connection with (1) the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting; (2) reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q; and (3) services related to statutory and regulatory filings or engagements.
(2)
Includes fees that are reasonably related to the performance of the audit or review other than those included under "Audit fees."
(3)
Includes fees for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state and international tax compliance, tax return review, tax audits, and miscellaneous consulting services.
(4)
Includes fees for professional services other than the services reported above. These services include permissible business advisory and consulting services, translations of foreign financial statements, and subscriptions to an accounting regulatory database.

The Audit Committee has considered whether the provision of the non-audit services discussed above is compatible with maintaining the principal auditor’s independence and believes such services are compatible with maintaining the auditor’s independence.

Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm ("Deloitte & Touche"). The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 24, 2026, as filed with the SEC on June 5, 2026.

Submitted by the Audit Committee of the Board of Directors:

Deepak Ahuja, Chair

T. Michael Nevens

Deborah L. Kerr

Anders Gustafsson

Frank Pelzer

Proposal 4 – Approval of an Amended and Restated Certificate of Incorporation to Include an Officer Exculpation Provision

Following due consideration, we are seeking stockholder approval of an amendment and restatement of our Certificate of Incorporation in the form attached as Annex B to this Proxy Statement, which is incorporated herein by reference (the "Amended and Restated Certificate”) and which is marked to show the proposed modifications, to add a provision exculpating certain of our officers from liability for breach of the duty of care in specific circumstances, to the fullest extent permitted by Delaware law.

Reasons for the Proposal

In 2022, the State of Delaware, where we are incorporated, enacted legislation that expanded exculpation protection to officers, thereby enabling companies to eliminate the monetary liability of certain officers for breach of the duty of care in certain circumstances, similar to but more limited than the protection already afforded to our directors under Delaware law and our Certificate of Incorporation. This legislation was enacted to address inconsistent treatment between officers and directors as well as rising litigation and insurance costs for stockholders.

Consistent with Delaware law, Article IX of our Amended and Restated Certificate would only permit exculpation of officers for direct claims (as opposed to derivative claims made by stockholders on behalf of the corporation) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction from which the officer derived an improper personal benefit. “Officers” for this purpose include (i) the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in the corporation’s public SEC filings as one of its most highly compensated officers; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

After considering the benefits and the consequences of these updates, our Board of Directors believes providing for such exculpation ameliorates the inconsistent treatment of officers and directors under Delaware law notwithstanding that both officers and directors have similar fiduciary duties. Our Board of Directors also believes the Amended and Restated Certificate will strike a balance between stockholders’ interest in accountability and their interest in our being able to attract and retain quality officers to work on our behalf. Further, our Board of Directors considered the extent of exculpation provided under the law and, accordingly, under the Amended and Restated Certificate, and believes that it is reasonable and does not unduly impact stockholder rights.

If our stockholders approve this proposal, we will promptly file the Amended and Restated Certificate with the Secretary of State of the State of Delaware. If our stockholders do not approve this proposal, the Amended and Restated Certificate will not be filed with the Secretary of State of the State of Delaware and our Certificate of Incorporation will not be so amended and restated. Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware, our Board of Directors reserves the right to abandon the Amended and Restated Certificate and not to file the Amended and Restated Certificate, even if the Amended and Restated Certificate is approved by our stockholders.

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders Vote FOR Proposal No. 4.

Proposal 5 – Stockholder Proposal – Shareholder Right to Act by Written Consent

John Chevedden, 2215 Nelson Avenue, No. 205 Redondo Beach, CA 90278, the beneficial owner of shares of the Company’s common stock valued at $2,000 or greater, has given notice that he intends to present a proposal at the Annual Meeting. In accordance with SEC rules, the following is the complete text of the proposal exactly as submitted. We have put a box around the materials provided by Mr. Chevedden so that readers can easily distinguish between the materials provided by him and the materials provided by the Company. The stockholder proposal includes some assertions that we believe are misleading. We have not addressed all of these assertions, and we accept no responsibility for the stockholder proposal.

Proposal 5 – Shareholder Right to Act by Written Consent

Shareholders request that the board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting (without any unnecessary restriction based on length of stock ownership or the method by which shareholders hold their shares).

This includes that there be no additional requirements, including procedural requirements, in regard to shareholders acting by written consent other than those specified in § 228 DGCL.

Shareholders acting by written consent is a means that shareholders of a company can use to put forth a proposal on a timely basis without waiting for the next annual shareholder meeting.

Many companies fail to understand that written consent is structured only for issues that have overwhelming shareholder support.

Written consent is a shareholder right that requires the formal backing of more than 50% of all shares outstanding. This more than 50% support requirement in reality is much more than 50% support because it is not economically possible to contact a significant percent of NTAP shares to get their formal backing. Thus for an issue to still get more than 50% support from all shares outstanding under written consent it could need 70% support from the NTAP shares that it is economically possible to reach.

Yet many companies incorrectly give the impression that written consent gives too much influence to a minority. The only role for a minority with written consent is to initiate a proposal that has a chance of obtaining 70% NTAP shareholder support. Unless there is 70% NTAP shareholder support an issue fails.

This proposal topic won more than 50% support at a previous NTAP annual meeting.

Written consent is especially important for NTAP because NTAP has a particularly weak version of a shareholder right to call a special shareholder meeting. Due to poison pill type restrictions NTAP shareholder do not have an attainable right to call for a special shareholder meeting.

The first restriction is that NTAP requires 25% of shares to call for a special shareholder meeting instead of 10% as allowed by Delaware law. The second restriction is that a substantial block of NTAP shares are undemocratically disqualified from having any right to call for a special shareholder meeting.

More than 100 companies have initially opposed a shareholder right to call for a special shareholder meeting. However not one of these 100 companies ever cited, in an opposition statement, even a single special shareholder meeting actually taking place at a company that had just one of these 2 restrictions.

Written consent is called for when a company like NTAP has a weak version of a shareholder right to call a special shareholder meeting.

Please vote yes:

Shareholder Right to Act by Written Consent – Proposal 5

Response of the Board

The Board recommends a vote “AGAINST” this stockholder proposal (the “Stockholder Proposal”) for the following reasons.

Stockholders already have a right to act by written consent, and the current written consent requirements reflect extensive stockholder input and were previously approved by stockholders

The Company has long been committed to fostering strong corporate governance practices and maintaining robust stockholder rights that promote the long-term interests of all stockholders. While the Board believes that important matters requiring a stockholder vote are best addressed at stockholder meetings, which provide all stockholders the opportunity to meaningfully participate in the Company’s decision-making process, the Board recognizes that the right to act by written consent with appropriate procedural safeguards may provide a complementary mechanism for stockholders to raise matters between meetings.

Since 2021, our stockholders have had the right to act by written consent, subject to important procedural safeguards designed to ensure transparency, fairness, and protection of the interests of all stockholders. The Company developed its current written consent process with extensive stockholder input and this framework was approved by stockholders with overwhelming support at the 2021 Annual Meeting with 98% of votes cast in support. Since adopting the written consent process, the Company has continued to conduct annual outreach to stockholders and has not received any concerns regarding the process.

Moreover, the Company’s existing written consent framework already affords stockholders a right that goes well beyond what most public companies provide. According to FactSet, approximately 69% of S&P 500 companies either prohibit stockholders from acting by written consent or permit action only by unanimous written consent.

Our procedural safeguards serve an important gatekeeping function

The Board believes that the current provisions for stockholder action by written consent strike the right balance between allowing stockholders to take action between meetings and protecting the Company and all stockholders from potential governance risks. Specifically, our bylaws provide for the following procedural and other safeguards to ensure a fair and transparent process for all of our stockholders:

•
To ensure that stockholders who have limited support for the action being proposed do not cause the Company to incur unnecessary expense or disruption, stockholders seeking to act by written consent must own, individually or in the aggregate, at least 25% of our outstanding shares for six months to request that the Board set a record date to determine the stockholders entitled to act by written consent. This is the same ownership threshold required for our stockholders to call a special meeting.
•
To provide the Board time to confirm that the requesting stockholder has met the requirements of the bylaws and to seek additional information as may be necessary, the Board must act, with respect to a valid request, to set a record date by the later of (i) 10 days after delivery of a valid request to set a record date and (ii) five days after delivery by the stockholder(s) of any information requested by the Company to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent.
•
To ensure that stockholders have sufficient time to consider the proposal, as well as to provide the Board the opportunity to present its views regarding the proposed action, delivery of executed consents cannot begin until 60 days after the delivery of a valid request to set a record date.
•
To ensure that the written consent is in compliance with applicable laws and is not duplicative, the written consent process prevents a written consent request if a “similar item” was presented at a meeting of stockholders not more than 12 months before the request is delivered, or 90 days before the request is delivered for election of a director.
•
To protect against stockholder disenfranchisement, written consents must be solicited from all stockholders. This ensures that a written consent solicitation statement is publicly filed and would provide each stockholder the right to consider and act on a proposal.

The Stockholder Proposal seeks to eliminate these safeguards, which would allow any stockholder or group of stockholders to initiate written consent actions without the protections that the Board believes are critical to maintaining a fair and orderly process. Without these safeguards, the written consent process could also be subject to abuse, enabling a single stockholder or a small group of stockholders — including those who may accumulate a short-term voting position through the borrowing of shares and who owe no fiduciary duties to other stockholders — to initiate actions that do not reflect the broader interests of the Company’s stockholder base. Such actions could cause increased costs and unnecessary diversion of Company resources and management attention away from executing our long-term strategy, with no corresponding benefit to stockholders.

The Company’s other strong governance practices further empower stockholders and promote Board accountability and responsiveness to stockholders.

The Board believes that the Stockholder Proposal represents an unnecessary attempt to interfere with the Board’s oversight of the Company’s existing, robust corporate governance program.

In addition to the Company’s engagement with investors, the Board regularly reviews our corporate governance practices and adjusts them as necessary to maintain leading governance practices, which include:

•
Special meeting right: The Company’s bylaws provide qualifying stockholders holding 25% or more of our outstanding stock the right to request special stockholder meetings, subject to certain restrictions that protect stockholders and the Company against the risk of a small minority of stockholders using such a right for their own special interests;
•
Proxy access: Under the Company’s proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of the Company’s outstanding stock continuously for at least three years may nominate and include in the Company’s annual meeting materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in our bylaws;
•
Independent Board Chairman: Separate Chair of the Board and Chief Executive Officer;

•
Substantial majority of Board is independent: Other than the Chief Executive Officer, our Board comprises all independent directors;
•
Fully Independent Committees: Three standing Board committees with 100% independent members;
•
Majority Voting: Election of directors annually by stockholders through a majority vote standard in uncontested director elections;
•
Robust Engagement with Stockholders: Regular stockholder engagement and the ability of stockholders to recommend director nominees to the Corporate Governance and Nominating Committee; and
•
Annual Board and Board committee evaluations

In summary, the Board believes that the current right of stockholders to act by written consent, when viewed together with our robust corporate governance practices and other stockholder rights, provides stockholders with the opportunity to meaningfully participate in the Company’s decision-making process while protecting against potential abuse or misuse of such right in connection with matters that may not be in the best interests of all of our stockholders.

Accordingly, the Board recommends a vote “AGAINST” the Stockholder Proposal.

Recommendation of the Board

Our Board of Directors Unanimously Recommends That Stockholders Vote AGAINST Proposal No. 5.

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis section of the Proxy Statement explains the objectives and practices underlying the design of our executive compensation program and the compensation paid to our named executive officers ("NEOs") in fiscal 2026. For fiscal 2026, our NEOs were:

George Kurian	Chief Executive Officer
Wissam Jabre	Executive Vice President and Chief Financial Officer
Syam Nair	Executive Vice President and Chief Product Officer(1)
Cesar Cernuda	President
Elizabeth M. O’Callahan	Executive Vice President and Chief Administrative Officer
(1)
Mr. Nair was hired on July 7, 2025.

For biographical information concerning our Executive Officers, see "Information About Our Executive Officers" in Item 1 of Part I of our Annual Report on Form 10-K filed on June 5, 2026 (the "Annual Report").

We refer to the Talent and Compensation Committee in this “Compensation Discussion and Analysis” section of the Proxy Statement as the “Committee.”

Our Fiscal 2026 Company Performance

$6.93B Net Revenues (+5.4% year-over-year)	$1.67B Operating Income (+25.2% year-over-year)	$6.35 EPS(1) (+12.0% year-over-year)

$2.07B Operating Cash Flow (+37.3% year-over-year)	$1.71B AOI(2) (+15.6% year-over-year)	$8.13 Non-GAAP EPS(1) (+12.1% year-over-year)
(1)
EPS, or earnings per share, is computed using the diluted number of shares on both a GAAP and non-GAAP basis. A reconciliation of GAAP to non-GAAP results can be found in Annex A.
(2)
AOI is Adjusted Operating Income, which is calculated by subtracting stock-based compensation expense from non-GAAP operating income. A reconciliation of GAAP to non-GAAP results can be found in Annex A.

Fiscal 2026 was a landmark year for NetApp, marked by record results across revenue, gross profit, operating income, cash flow from operations, and non-GAAP free cash flow. Our performance reflects the successful execution of our strategy to lead in the accelerating markets for enterprise AI and cloud, and underscores our ability to deliver sustained, profitable growth.

Record Financial Performance and Profitable Growth

We achieved all-time highs in key financial metrics, including revenue, gross profit, operating income, cash flow from operations, and non-GAAP free cash flow. Full-year revenue reached $6.93 billion, up 5% year-over-year and exceeding the high end of our guidance range. Excluding the divested Spot by NetApp business, revenue grew 7% year-over-year, in line with our long-term target model. Our disciplined focus on operating leverage drove operating margin to a record 30.2%, up 190 basis points year-over-year, and full-year non-GAAP earnings per share to $8.13, up 12%. Operating cash flow was $2.07 billion and free cash flow reached $1.87 billion, both up nearly 40% year-over-year. These results enabled us to return $1.36 billion to stockholders through share repurchases and dividends, while maintaining a strong balance sheet and investing in next-generation AI data solutions.

Leadership in Hybrid Cloud and AI Data Infrastructure

NetApp plays a key role in our customers’ data-driven AI transformations, powered by our differentiated hybrid cloud, Intelligent Data Infrastructure solutions. As enterprise AI adoption scales, organizations are turning to NetApp to activate and govern large volumes of unstructured data securely and efficiently across on-premises, hybrid, and multicloud environments. Our unique zero-copy data activation eliminates the cost and risk of data movement, transforming fragmented infrastructure into a secure foundation for real-time AI and automation.

Our storage services on Amazon Web Services (AWS), Microsoft Azure, and Google Cloud empower customers to protect, mobilize, and govern their data with unmatched flexibility and consistency. In FY26, Public Cloud revenue grew to $688 million, up 3% year-over-year and 18% year-over-year normalized for the Spot divestiture, driven by 30% growth in first-party and marketplace cloud services. Our expanding cloud portfolio is unlocking new use cases and verticals, particularly in AI, and fueling growth across our addressable market.

Accelerating All-Flash and Keystone Momentum

All-flash revenue reached a record $4.2 billion in FY26, up 11% year-over-year, propelled by strong Q4 performance and robust customer demand for high-performance, secure, and resilient data infrastructure. Revenue from our Keystone storage-as-a-service offering grew approximately 65% year-over-year, reflecting the increasing adoption of flexible, consumption-based IT models. Keystone’s secure, governed, and cloud-integrated solutions enable customers to manage massive datasets, accelerate AI initiatives, and achieve predictable, on-demand performance.

AI Innovation and Customer Impact

AI was a clear growth engine in FY26, with over 1,100 AI and data preparation wins, including approximately 500 in Q4 alone. We launched next-generation solutions, such as AFX and AI Data Engine, which are seeing strong early momentum. Our collaborations with leading enterprises and cloud providers, including a multi-year agreement with Google Cloud for Google Distributed Cloud, reinforce our leadership in secure, AI-ready data infrastructure.

Customer success stories highlight our competitive differentiation. For example, a European aerospace company selected NetApp all-flash arrays for their high performance, cyber resilience, and seamless ecosystem integration. A global financial leader chose NetApp’s GPU-ready data-lake platform to accelerate AI-driven fraud detection and personalization at scale. These wins demonstrate our ability to deliver secure, governed, high-performance data access for mission-critical AI workloads.

Industry Recognition

Our leading innovation continues to be recognized by third parties and awards won in fiscal 2026:

•
We received the 2026 Google Cloud Infrastructure Modernization Partner of the Year for Storage award for our achievements in the Google Cloud ecosystem, helping joint customers accelerate cloud workloads with Intelligent Data Infrastructure and bring AI to their data with NetApp and Google Cloud.
•
We were recognized as a Leader in the 2025 Gartner Magic Quadrant for Primary Storage Platforms, marking the 13th consecutive year of this acknowledgment and highlighting NetApp’s commitment to innovation and its vision for a comprehensive hybrid cloud storage infrastructure.
•
We placed first in the Hybrid Cloud Storage Use Case in the 2025 Gartner Critical Capabilities for Enterprise Storage, highlighting the benefits of our hybrid multicloud data solutions in helping customers eliminate complexity and achieve simplicity at scale to power and protect data wherever it resides.

Supporting Sustainable Performance - Continued Focus on Talent, Organizational Health, and Employee Engagement

NetApp’s business performance and competitive advantage depends on our ability to hire, engage and develop talented employees. Our Board of Directors, the Committee, and the senior executive leadership team are committed to maintaining and improving the health of our organization and fostering positive employee engagement. Examples of actions and results to sustain and evolve our organizational health in fiscal 2026 included:

•
Regular cadence of cross-functional senior leadership meetings, in person and virtually, to ensure alignment to our enterprise business priorities across the organization and to reinforce the competencies necessary to lead people and teams effectively at NetApp;
•
Achievement of strong overall employee engagement as well as voluntary attrition rates below the technology industry average;
•
Alignment of pay outcomes with individual performance to ensure our talent is compensated for the impact they have on our business;
•
Board committee oversight of key human capital/talent strategy and programs;
•
Hiring and appointment of leadership talent into key roles, including Syam Nair, who joined as our EVP, Chief Product Officer on July 7, 2025;
•
Expanding on our hybrid work model to increase in-person work and meaningful interaction to capture the value of people being together, building relationships, fostering trust, collaboration and innovation, while providing flexibility as to where, when and how work is performed to recruit and retain the talent needed to deliver strong business outcomes.

Our Fiscal 2026 Compensation Highlights

Our compensation program is designed to align our executive team with stockholders. Further, the program drives growth in NetApp’s business and builds long-term stockholder value by linking a substantial portion of pay to Company performance. The target pay mix for our Chief Executive Officer and other NEOs for fiscal 2026 was primarily long-term and performance-based as illustrated in the charts below.

(1)
Charts reflect fiscal 2026 target annual cash incentive award value and target equity award grant value. Amounts reflected in these charts may not add to exactly 100% due to rounding and may differ from the amounts in the Summary Compensation Table because the values in the Summary Compensation Table are based on accounting standards and reflect actual bonus payouts and grant date fair value of equity awards, while the above table reflects target bonuses and target equity award grant values.
(2)
Excludes Mr. Nair who joined NetApp in July 2025 and received new-hire cash and equity awards that are not reflective of his intended target annual compensation.

Summary of Key Elements of Fiscal 2026 Compensation

The key elements of our fiscal 2026 executive compensation program were as follows:

Features
Compensation Element	Form	Performance/ Vesting Period	Performance Metric	Alignment to Compensation Objectives	Changes Effective in Fiscal 2026
Base Salary	Cash	–	–	Set in alignment with market rates for the role, adjusted to reflect performance and job scope over time	No change in our approach for fiscal 2026
Annual Incentive Compensation Plan ("ICP")	Cash	Fiscal year

Company Performance: Subject to achievement of Revenue (30% weight) and Adjusted Operating Income ("AOI") (50% weight) goals, with the remaining 20% based on achievement of two equally weighted strategic growth metrics

Individual Performance:

Modifier of 85%-115% is then applied to the Company ICP payout

Aligns executive compensation to near-term key financial operating objectives and strategic leadership priorities aimed at driving long-term stockholder returns

Added an Individual Performance Modifier (85%-115%) that is applied to the Company ICP payout

Allows the Committee to differentiate ICP payouts based on each NEO's contributions to Company financial and strategic results as measured against each NEO's respective individual goals set at the beginning of the fiscal year, consistent with the Committee's pay-for-performance philosophy

Long-Term Equity Awards	PBRSUs	PBRSUs vest after an approximate 3-year performance/ vesting period

50% vest based on our TSR vs. a Performance Peer Group over an approximate 3-year measurement period

50% vest based on Billings (as defined below), measured over three annual measurement periods to support sustained performance

				Provides incentive to focus on a key driver of value creation while aligning executive pay outcomes with the interests of our stockholders	No changes for fiscal 2026
	Service-Vested RSUs	Vest 25% on May 15 of the year subsequent to grant year and then quarterly over the next 3 years (for an approximate 4-year total vest)	–	Promotes retention and long-term value creation and aligns executive pay outcomes with the long-term interests of our stockholders	No changes for fiscal 2026

Incentive Plan Payouts

Annual ICP: Fiscal 2026

The fiscal 2026 annual incentive compensation plan ("Annual ICP") under the Company’s Executive Compensation Plan for executives is earned based on Company performance (0%-200% payout) and then adjusted for individual performance (85%-115% modifier). The final ICP payouts are capped at 200% of the target award.

Company performance is measured across four key metrics: two enterprise-level financial metrics (AOI and Revenue), based on goals set at challenging levels within the Company's annual operating plan, and two strategic growth metrics (Cloud Storage Revenue and ASA Revenue Growth), based on goals set at stretch levels designed to motivate superior performance results. We describe our fiscal 2026 Annual ICP goals and performance in the Components of Compensation section beginning on page 44.

Although the Company delivered record financial results in fiscal 2026, it did not achieve the two strategic growth metrics, which were established at stretch levels to encourage superior performance results. As a result, no payout was earned for these strategic growth metrics. The component of the ICP payout based on Company performance was 89.5% of the target award amount based on the following components:

Metric	Metric Weighting	Achievement vs. FY26 Goals	Payout (% of Target)	Weighted Payout (% of Target)
AOI	50%	Between Target and Maximum	119.2%	59.6%
Revenue	30%	Approximately Target	99.7%	29.9%
Cloud Storage Revenue	10%	Below Threshold	0.0%	0.0%
ASA (Block Storage) Revenue Growth	10%	Below Threshold	0.0%	0.0%

Long-Term Incentive Plan: Fiscal 2024 Award of 3-year PBRSUs earned at the end of fiscal 2026

The Committee approved the performance results for the PBRSUs granted in fiscal 2024 based on the results against pre-determined Billings goals and relative total shareholder return ("TSR") targets for the performance period starting at the beginning of fiscal 2024 and ending at the end of fiscal 2026 (the "Performance Period").

The final payout of 91.76% for the Fiscal 2024 PBRSUs for Mr. Kurian, Mr. Cernuda, and Ms. O'Callahan was based on:

Metric	Metric Weighting	Achievement vs. FY24-FY26 Goals	Payout (% of Target)	Weighted Payout (% of Target)
Relative TSR	50%	41st percentile (19.73% annualized 3-year TSR)	82.35%	41.17%
Billings(1)	50%
•
FY24 Billings were 99.71% of target goal, resulting in payout of 98.53%
•
FY25 Billings were 100.97% of target goal, resulting in payout of 106.45%
•
FY26 Billings were 99.71% of target goal, resulting in payout of 98.53%
			101.17% (3-year average)	50.59% (weighted 3-year average)

(1) Billings is calculated by adding net revenues to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period, computed on a constant currency basis.

Mr. Jabre and Mr. Nair received Fiscal 2024 PBRSU awards as part of their new-hire compensation, subject to the same performance criteria (50% TSR and 50% Billings) as the Fiscal 2024 PBRSU awards granted to the other Executive Vice Presidents as described in the Company's 2024 proxy statement, except that the Billings metric was based on Billings performance for fiscal 2026 only.

The final payout of the Fiscal 2024 PBRSUs for Mr. Jabre and Mr. Nair was 90.44%, based on the 82.35% Relative TSR payout (50% weighted) and 98.53% FY26 Billings payout (50% weighted) noted above.

Fiscal 2026 Management Team Transition

NetApp continued to strengthen our leadership team in fiscal 2026 with the appointment of Syam Nair as our Executive Vice President, Chief Product Officer on July 7, 2025. Mr. Nair succeeded Mr. Bhela, who departed from NetApp on June 20, 2025, following the completion of an orderly transition of his duties.

In connection with Mr. Nair's appointment, NetApp and Mr. Nair entered into an offer letter, which provides for go-forward, ordinary course compensation arrangements in the form of base salary and annual ICP opportunity, as well as a sign-on cash bonus and equity grants. Mr. Nair's compensation was carefully considered and determined by the Committee in conjunction with the Committee’s independent compensation consultant.

The factors considered in determining both the amounts and types of compensation include, but are not limited to, Mr. Nair's 25 years of experience in engineering and product management leadership roles, his expertise in technical product innovation, responsibilities and compensation received by his predecessor at NetApp, and his competitive opportunities and market compensation for comparable roles within NetApp’s compensation peer group. The table below outlines the terms of Mr. Nair's offer letter, which provides for:

Pay Element	Description	Rationale
Annual Base Salary	$725,000

Provide a market-competitive level of fixed compensation and target annual bonus opportunity that are commensurate with Mr. Nair's qualifications, experience, responsibilities, peer and predecessor compensation.

Annual ICP Target Opportunity	110% of base salary
Sign-on Bonus

 $5,000,000 as a one-time bonus, paid 50% within 30 days of his start date and 50% within 30 days of the 1st anniversary of his start date. The bonus is subject to 100% repayment by Mr. Nair if he voluntarily terminates his employment within 12 months of his start date or if he is terminated by NetApp for misconduct or violation of NetApp policy within 24 months of his start date and 50% repayment by Mr. Nair if he voluntarily terminates his employment after 12 months but within 24 months of his start date.

Intended as a make-whole award equal to the value of Mr. Nair's forfeited equity awards from his prior employer that would have vested within the next 12 months as a result of his departure from his prior employer.

New-Hire RSUs

A grant of RSUs with an aggregate total value of $20,500,000, which vest 22% on the first anniversary of the vesting commencement date, 29% on the second such anniversary, 34% on the third such anniversary and 15% on the fourth such anniversary, subject to continued employment.

The $31,850,000 total New-Hire target equity grant is a "make whole" award equal to the value of Mr. Nair's forfeited equity that would have vested after the next 12 months if he remained employed at his prior employer.

The proportion of RSU grants was intended to reflect the proportion of his forfeited equity awards from his prior employer that was time-based.

The PBRSU grants were also included in the new-hire package to provide immediate alignment with other EVPs, who currently hold multiple outstanding PBRSU grants, and incentivize growth in NetApp's Billings and share price.

The New-Hire PBRSU Billing metric only includes participation in future years where the metrics have yet to be set by the Committee to (i) reflect the length of the remaining performance period of Mr. Nair's prior employer awards for which he forfeited, and (ii) avoid compensating Mr. Nair for Company performance prior to his start date.

New-Hire PBRSUs

Grants of PBRSUs in the aggregate amount of $11,350,000 as follows:

•
$2,000,000 subject to the same performance criteria (50% TSR and 50% Billings) as the Fiscal 2024 PBRSU awards granted to the other Executive Vice Presidents as described in the Company's 2024 Proxy Filing), except that the Billings metric was based on Billings performance for fiscal 2026 only. The Fiscal 2024 PBRSUs were earned after the completion of fiscal 2026, as described in "Incentive Plan Payouts" on page 41.
•
$3,750,000 in PBRSUs subject to the same performance criteria (50% TSR and 50% Billings) as the Fiscal 2025 PBRSU awards granted to the other Executive Vice Presidents (as described in the Company's 2025 Proxy Filing), except that the Billings metric will be based on Billings performance for fiscal 2026 and fiscal 2027 only. The PBRSUs will vest, to the extent earned, after the completion of fiscal 2027.
•
$5,600,000 in PBRSUs subject to the same performance criteria (50% TSR and 50% Billings) as the Fiscal 2026 PBRSU awards granted to the other Executive Vice Presidents (as described in the Long-Term Equity Incentive section). The PBRSUs will vest, to the extent earned, after the completion of fiscal 2028.

Compensation Determination and Design

Stockholder Engagement and Advisory Vote on Executive Compensation

NetApp values stockholder feedback about our executive compensation program. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their views on a range of governance issues, including compensation.

Approximately 94% of the votes cast were voted "FOR" the approval of our executive compensation proposal at our 2025 annual stockholder meeting. The Committee considered the result of this vote and believes that it reflects our stockholders’ support for our approach to executive compensation. The Committee approved the continued use of the programs in place with targeted changes to the Annual ICP for fiscal 2026 to incorporate an Individual Performance Modifier, as described in the “Annual ICP Design Changes for Fiscal 2026” section of this Proxy Statement.

Following our annual stockholder’s meeting and in preparation for our fiscal 2027 compensation design cycle, we conducted a formal outreach to stockholders who owned approximately 59% of our outstanding shares; this included direct engagement regarding executive pay, which was discussed with stockholders representing approximately 29% of our outstanding shares. In these engagement discussions, stockholders expressed support for our executive pay structure and the evolution of our program, alignment of pay with performance as well as the transparency of our compensation disclosure. We will continue to seek stockholder input as part of our annual pay planning cycle.

The Committee will continue to consider the perspectives of stockholders and the outcome of our annual Say-On-Pay votes when making future executive compensation decisions.

Executive Compensation Objectives

The Committee’s objectives for our executive compensation programs are to:

•
Drive long-term stock price appreciation by linking a meaningful portion of executive compensation to performance measures that we believe will enhance stockholder value;
•
Help recruit and retain experienced and highly-qualified executives in the competitive labor environment in which the Company competes for talent; and
•
Motivate our executives to perform to the best of their abilities while holding them accountable for business results, and avoiding excessive risk taking.

Executive Compensation Policies and Practices

NetApp’s Committee is committed to following best practices in compensation-related governance, as highlighted in the following table:

What We Do	What We Don’t Do
✓
Employ a pay-for-performance philosophy reflected in our program design and target pay levels for NEOs
✓
Cap maximum annual incentive and performance-vested equity award payouts
✓
Maintain robust stock ownership guidelines for officers and directors
✓
Maintain a 100% independent Committee and engage an independent compensation consultant
✓
Maintain comprehensive clawback policies, which covers time-based equity awards in addition to performance-based compensation
✓
Provide only double-trigger change of control vesting
✓
Engage regularly with stockholders

✗  Guarantee bonuses, compensation increases or multi-year equity grants

✗  Provide tax gross-ups

✗  Pay dividends/dividend equivalents on unvested equity awards

✗  Permit hedging or pledging Company stock by employees or directors

✗  Provide excessive perquisites

✗  Provide executive-only pension plans or supplemental executive retirement plans

✗  Encourage unnecessary or excessive risk taking

✗  Reprice or cash out underwater options

Components of Compensation

The key elements of our fiscal 2026 executive compensation program – Base Salary, Annual ICP and Long-Term (Incentive) Equity Compensation – are described in more detail below.

Base Salary

What is it?	Base salary provides a fixed level of cash compensation designed to be commensurate with an executive’s performance, qualifications, experience, responsibilities, potential and tenure.
How is it set?

The Committee reviews base salaries at least annually with the aim of paying market-competitive base salaries to attract and retain key executive talent. Annual salary increases are at the discretion of the Committee and are not automatic or guaranteed.

Why is it important?	Base salaries promote excellence in day-to-day management and operation of our business. Base salaries also serve as the basis for Annual ICP and other benefits (e.g. severance).

Fiscal 2026 Base Salary Decisions

Based on the criteria noted in the Establishing Compensation section below, the Committee conducted its comprehensive annual compensation review with the support of its independent compensation consultant. The fiscal 2026 base salary for each of the NEOs listed below was reviewed and approved by the Committee, resulting in the fiscal 2026 base salary shown in the table below.

Upon reviewing Mr. Kurian's compensation for fiscal 2026, the Committee determined that no adjustment was warranted to his fiscal 2025 base salary, as Mr. Kurian's base pay continues to be aligned with competitive CEO pay levels within NetApp's Compensation Peer Group.

Upon reviewing the other NEOs' pay positioning relative to the market data, and considering Mr. Kurian's recommendations and their respective performance, and internal pay equity considerations, the Committee approved a base salary increase for Mr. Cernuda for fiscal 2026. The increase was intended to more closely align Mr. Cernuda's compensation with the scope and breadth of his responsibilities and to position him appropriately within the NEO group, given his role as the Company’s President.

	Fiscal 2026	Percentage Increase
Name	Base Salary Rate	from Fiscal 2025
George Kurian	$1,000,000	0.0%
Wissam Jabre	$750,000	0.0%
Syam Nair(1)	$725,000	--
Cesar Cernuda(2)	$877,953	7.1%
Elizabeth M. O’Callahan	$715,000	0.0%

(1)
Mr. Nair was hired on July 7, 2025 as EVP, Chief Product Officer.
(2)
Mr. Cernuda is paid in EUR. The amount shown above has been converted to USD based on the foreign exchange rate as of April 24, 2026.

Annual ICP

What is it?

Annual ICP is cash earned based on Company performance (0%-200% payout) and then adjusted for individual performance (85%-115% modifier). Company performance is assessed on two enterprise-level financial goals metrics (AOI and Revenue), and two strategic growth metrics (Cloud Storage Revenue and ASA (Block Storage) Revenue Growth). Threshold levels of performance are required for a given metric to earn an ICP payout with respect to such metric.

How is it set?

The Committee determines the eligibility of NEOs to participate in the Annual ICP when it approves the program's terms and conditions, including the performance targets and payout levels, which are set in the first quarter of our fiscal year. NetApp does not guarantee payment of Annual ICP amounts to any NEO.

The Committee certifies the level of Company performance achieved for each metric, approves the individual NEO modifiers to Company performance based on achievement against individual goals, and determines resulting ICP payouts for each NEO shortly after the end of the fiscal year.

Why is it important?

Annual ICP is designed to align executive compensation with our annual performance and to drive the achievement of key business results, which ultimately lead to long-term stockholder value. It also creates accountability and rewards NEOs for driving the achievement of strategic objectives.

Target Annual ICP Awards

Based on the criteria noted in the Establishing Compensation section below, the Target Annual ICP award for Mr. Kurian was not changed for fiscal 2026 because his Target Annual ICP award was deemed to be competitively positioned to peer companies. Upon reviewing the other NEOs' positioning with respect to the market data, and considering Mr. Kurian's recommendations and their performance and internal pay equity considerations, the Committee approved an increase to Ms. O'Callahan's Target Annual ICP from 100% to 110% for fiscal 2026.

	Fiscal 2026
	Target ICP Award %
Name	of Salary	Changes from Fiscal 2025
George Kurian	170%	None
Wissam Jabre	130%	None
Syam Nair	110%	—
Cesar Cernuda	130%	None
Elizabeth M. O’Callahan	110%	+10% Increase

Annual ICP Design Changes for Fiscal 2026

As part of its annual review of the Company's executive incentive programs, the Committee considers feedback from stockholders, market practices, and the short- and long-term strategic plans of the Company as discussed with the management team. For fiscal 2026, the Committee maintained the Company performance metrics and weightings from fiscal 2025, but added an Individual Performance Modifier to the Company ICP payout. The Modifier allows the Committee to differentiate ICP payouts by a range of 85%-115% (i.e., +/- 15%) based on each NEO's contributions to Company financial and strategic results as measured against each NEO's respective individual goals set at the beginning of the fiscal year, consistent with the Committee's pay-for-performance philosophy.

Determination of Awards

The Company performance component of ICP is earned based on NetApp’s performance against the two enterprise-level financial metrics and two strategic growth metrics shown below. The Committee approves performance targets for each metric at the beginning of each fiscal year and approves the range of performance goals and corresponding payout levels around these targets.

The individual performance component of ICP modifies the Company ICP payout by 85%-115%, based on the Committee's assessment of each NEO's fiscal 2026 performance against their respective individual goals set at the beginning of fiscal 2026. Each NEO was eligible to earn a maximum award of 200% of such NEO's target award, after accounting for both Company and individual ICP components.

Following the end of fiscal 2026, the Committee determined the level of achievement by the Company of the targets and their respective payout levels (shown below under "Fiscal 2026 Annual ICP Results - Company Results") and calculated a Total Weighted Company Payout percentage. The Committee then approved an Individual Performance Modifier for each NEO (shown below under "Fiscal 2026 Annual ICP Results - Individual ICP Results and Overall Payouts").

Each NEO's Individual Performance Modifier was then multiplied by the Total Weighted Company Payout percentage to provide each NEO's overall payout percentage. The overall payout percentage was then applied to the Individual ICP Target amount (which is based on the NEO's actual gross salary paid during fiscal 2026 and their Fiscal 2026 Target ICP percentage of salary), resulting in the final ICP payout amount for each NEO.

(a) Base Pay equals actual gross base salary paid during fiscal 2026

Annual ICP Metrics

In fiscal 2026, the Company performance metrics used in the Annual ICP were two enterprise-level financial goals metrics, AOI and Revenue, and two strategic growth metrics, Cloud Storage Revenue and ASA (Block Storage) Revenue Growth, consistent with the metrics used in fiscal 2025. When determining the targets for our financial metrics, the Committee considers the Company's annual operating plan, macroeconomic conditions and forecasts, advice from independent outside advisors, and stockholder feedback. The weighting and rationales for the fiscal 2026 Annual ICP metrics are as follows:

Metric	Weighting	Definition(1)	Strategic Role and Rationale
AOI	50%	Non-GAAP operating income minus stock-based compensation expense(2)	Encourage effective management of Company resources and the creation of stockholder value
Revenue	30%	Net revenues	Encourage growth and the long-term creation of stockholder value of the enterprise as a whole, through market development and market share acquisition
Cloud Storage Revenue	10%	Net revenues from our Cloud Storage services	Encourage growth in a strategic, high-growth business that is becoming a larger component of NetApp's total revenues
ASA (Block Storage) Revenue Growth	10%	Net revenue growth from prior year of our ASA (Block Storage) product line	Focus on growing a strategic product line for Fiscal 2026
(1)
Actual results used to assess performance against Annual ICP financial goals are measured in constant currency, at the same foreign currency exchange rates used to establish targets.
(2)
The measure of non-GAAP operating income is derived from net revenues from our products and services and the costs related to the generation of those revenues, including non-GAAP cost of revenue, sales and marketing, research and development, and general and administrative expenses. To promote disciplined use of equity-based compensation for incentive compensation purposes, AOI is calculated as non-GAAP operating income minus stock-based compensation expense. Non-GAAP operating income and AOI for fiscal 2026, both on an actual and target basis, excluded items that we believe are not reflective of our short-term operating performance, such as amortization of intangible assets, restructuring charges and acquisition-related expenses. We publicly disclose a detailed reconciliation of GAAP to non-GAAP net income and operating income, along with other statement of operations items, on a regular basis with the Company’s quarterly earnings announcements. A reconciliation of GAAP operating income and AOI to non-GAAP operating income, and reconciliations of the constant currency results to the results included in the Company’s quarterly earnings announcements can be found in Annex A.

See the following section for the fiscal 2026 financial goals and payout schedule, as well as the performance and payout, for each of the Annual ICP metrics.

Fiscal 2026 Annual ICP Results

Company Results:

The chart below shows the financial and strategic goals and our achievement for fiscal 2026. Actual results for all financials are measured in constant currency, at the same foreign currency exchange rates used for establishing targets. Performance that falls below the Threshold goal results in 0% payout for that metric, while performance that exceeds the Maximum goal is capped at 200% payout for a given metric.

	Company Performance (in millions, except percentages)(1)			Payout as a % of Target	Weighted Payout % of Target(2)
	Threshold (25% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)
AOI (50% weighting)				119.2%	59.6%
Revenue (30% weighting)				99.7%	29.9%
Cloud Storage Revenue (10% weighting)				0.0%	0.0%
ASA (Block Storage) Revenue Growth (10% weighting)				0.0%	0.0%
Total Weighted Company Payout					89.5%
(1)
Payout percentages were determined by interpolating for performance between discrete points shown in the table above.
(2)
Calculated for each metric based on "Payout as a % of Target" multiplied by the metric weighting; final results added together to get Total Weighted Company Payout.

Individual ICP Results and Overall Payouts:

The Company established individual goals for each NEO at the beginning of fiscal 2026, which included a wide range of objectives and measures of success supporting the Company's priorities, including, but not limited to financial results, employee engagement, customer satisfaction, investor sentiment, product quality and product development. Progress towards these objectives was tracked throughout the year. After a review and robust discussion of each NEO's performance against their respective individual goals, which included contributions to Company financial and strategic results, the Committee determined to approve the following Individual Performance Modifiers and corresponding ICP payouts:

Name	Fiscal 2026 Annual ICP Target(1)	Total Weighted Company Payout	Individual Performance Modifier	Fiscal 2026 Annual ICP Payout	Final ICP Payout % of ICP Target
George Kurian	$1,700,000	89.5%	105.0%	$1,597,575	94.0%
Wissam Jabre	$975,000	89.5%	90.0%	$785,363	80.6%
Syam Nair	$628,798	89.5%	90.0%	$506,497	80.6%
Cesar Cernuda(2)	$1,128,656	89.5%	115.0%	$1,161,669	102.9%
Elizabeth M. O’Callahan	$786,500	89.5%	100.0%	$703,918	89.5%

(1)
Target award is based on actual salary paid.
(2)
Mr. Cernuda is paid in EUR. The value shown is converted to USD based on the foreign exchange rate on April 24, 2026.

The Committee approved Individual Performance Modifiers ranging from 90.0% to 115.0%, which were applied to the 89.5% Company ICP payout, resulting in final ICP payouts for the NEOs ranging from 80.6% to 102.9% of the target award. Some of the significant achievements which were considered were as follows:

•
Mr. Kurian (105%) - strong leadership in delivering record financial results and advancing key strategic priorities
•
Mr. Jabre (90%) - strengthened financial discipline and organizational capabilities while continuing to streamline the Finance organization in first year in role
•
Mr. Nair (90%) - advanced product strategy and innovation while continuing to build and scale the product organization in first year in role
•
Mr. Cernuda (115%) - exceptional execution and leadership of the sales organization against go-to-market priorities, including contribution to significant customer wins and revenue growth, which led to the Company's record revenue results in fiscal 2026
•
Ms. O'Callahan (100%) - effective execution in scaling key corporate functions to support business growth and operational priorities

Long-Term Equity Incentive Compensation

The grant of equity awards to our NEOs is designed to align their interests with the interests of our stockholders and to provide them with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The mix of PBRSUs and RSUs is reviewed by the Committee annually and may change from year to year.

Fiscal 2026 Long Term Equity Incentive Compensation Decisions

In fiscal 2026, the Committee granted PBRSUs and RSUs to the NEOs. The target mix of annual equity awards was consistent with fiscal 2025: 75% PBRSUs and 25% RSUs for the CEO; 70% PBRSUs and 30% RSUs for the President, Chief Product Officer and Chief Financial Officer; and 60% PBRSUs and 40% RSUs for the Chief Administrative Officer. We believe that this mix of long-term performance-based and service-vested awards for these executives appropriately reflects their relative impact upon, and accountability for, our stock price and operational performance over time.

Target Grant Value Decisions

The size of the actual equity grant to each NEO, which is based on a target dollar value approved by the Committee ("Target Grant Value"), is designed to create a meaningful opportunity for stock ownership, considering market data, individual performance, internal pay equity, and other factors discussed in "Establishing Compensation" below.

The following chart shows the total Target Grant Value of PBRSUs and RSUs granted to our NEOs in fiscal 2026. The target dollar values of the grants, as approved by the Committee, may differ from the dollar values in the Summary Compensation Table because the equity award values in the Summary Compensation Table reflect the grant date fair value of equity awards calculated in accordance with applicable accounting standards.

Upon reviewing Mr. Kurian's compensation for fiscal 2026, the Committee determined that an increase in his Target Grant Value was warranted in light of Mr. Kurian's performance, the desire to align Mr. Kurian's interests with stockholders, and CEO equity award levels within NetApp's Compensation Peer Group.

Upon reviewing the other NEOs' pay positioning relative to the market data, and considering Mr. Kurian's recommendations, their respective performance, and internal pay equity considerations, the Committee approved a Target Grant Value increase for Ms. O'Callahan for fiscal 2026. The increased equity grant value for Ms. O’Callahan was intended to better align her compensation with market levels for the Chief Administrative Officer role, to which she was appointed in March 2025.

Name	Fiscal 2026 Total Target $ Value of Grants	Percentage Increase from Fiscal 2025
George Kurian	$17,800,000	11.3%
Wissam Jabre(1)	$7,500,000	—
Syam Nair(2)	$31,850,000	—
Cesar Cernuda	$8,000,000	0.0%
Elizabeth M. O’Callahan	$5,000,000	42.9%

(1)
No year-over-year percentage increase is shown for Mr. Jabre as his fiscal 2025 equity grant consisted of new-hire awards.
(2)
Mr. Nair's equity awards summarized in the table above were granted in connection with his appointment to EVP, Chief Product Officer in July 2025. Please see "Fiscal 2026 Management Team Transition" for a description of Mr. Nair's New-Hire equity awards.

PBRSUs
What are they?	PBRSUs provide an opportunity for each NEO to earn shares of our common stock based on achievement of performance goals approved by the Committee.
How are they set?

The Committee determines the eligibility of each NEO for PBRSUs annually at the beginning of the fiscal year when it approves the performance goals, performance periods, Performance Peer Group and target share amounts that can be earned. The Company does not guarantee PBRSU grants or minimum payouts to any executive.

The Committee certifies the level of performance achieved and resulting payouts shortly after the end of the performance period.

Why are they important?

Performance-based, long-term equity compensation aligns the interests of our NEOs with the interests of our stockholders, rewards executives for delivering long-term performance, serves as an important retention tool and aligns the contributions and efforts of NEOs with NetApp’s future success.

For fiscal 2026, the Committee maintained the design and structure of the PBRSU program from fiscal 2025.

For fiscal 2026 grants, 50% of the PBRSU awards were subject to the achievement of goals based on 3-year cumulative TSR performance relative to the companies in a Performance Peer Group (as described below). The Committee elected to maintain relative TSR as a fiscal 2026 PBRSU performance metric because it is an objective indicator of the Company’s long-term stock performance against our peers and provides strong alignment between the interests of NEOs and our stockholders. TSR performance will be measured against our fiscal 2026 Performance Peer Group.

The other 50% of the PBRSUs may be earned and issued based on an average of the Company's performance against three annual financial targets for Billings (calculated by adding net revenues to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period, computed on a constant currency basis). In light of continued macro-level uncertainty and the challenges of forecasting over a multi-year period, the Committee determined to continue setting annual Billings targets at the beginning of each fiscal year during the performance period, allowing the Committee to take changes in business context into account each year. The Committee believes that, by using three concurrent one-year tranches that cliff-vest over a three-year period with our PBRSUs, the Committee can best align the financial objectives for our NEOs with accountability for both long-term stockholder value creation and the business plans and goals approved by our Board.

PBRSUs vest, to the extent earned, at the end of the total 3-year performance period based on the Company’s performance over the performance period (unless shortened due to a change of control or termination due to death or disability), subject to continued service through the vesting date, with the exception of retiring employees whose PBRSUs are pro-rated at the time of retirement and vest at the end of the performance period.

The PBRSUs granted in fiscal 2026 have the following features:

The Billings target is set at the beginning of each year in the 3-year performance period. During each fiscal year in the 3-year performance period, actual Billings performance is measured relative to that year’s Billings target, which results in the "Billings Result Percentage" for that year. At the end of an approximate 3-year performance period, the three Billings Results Percentages are averaged for a "Billings Result Average". That Billings Result Average is multiplied by the target number of PBRSUs and the resulting eligible PBRSUs generally vest at the end of the performance period.

PBRSU Performance Peer Group

The Performance Peer Group is used to measure NetApp's relative TSR performance for the fiscal 2026 PBRSU grant and determine payouts for this component of the award following the 3-year performance period.

Unlike the Compensation Peer Group, which is used to benchmark executive pay levels, size and complexity are less of a factor in the Performance Peer Group selection process. For fiscal 2026, the companies in the Performance Peer Group were selected primarily based on the criteria below.

•
Degree of correlation between NetApp's share price movements and peer candidate movements
•
Peer company share price volatility, market cap and dividend yield
•
Similarities of business models

For fiscal 2026, the Committee removed one peer company (Juniper Networks) from the Performance Peer Group due to it having been acquired. Our fiscal 2026 "Performance Peer Group" consisted of:

• Akamai • Arista Networks • Cadence Design Systems • Cisco Systems • Commvault • Dell Technologies	• Everpure • F5 Networks • Fortinet • Hewlett Packard Enterprise • Keysight Technologies	• Nutanix • Seagate Technology • Synopsys • Teradata • Western Digital

Service-Vested RSUs

What are they?

Service-vested RSUs allow the recipient to earn a fixed number of shares of our common stock for their continued service to the Company. The annual RSU awards vest as to 25% of the RSUs on May 15 of the year subsequent to grant year and then quarterly over the next 3 years (for an approximate 4-year total vest), subject to continued service through the applicable vesting date. New-Hire RSU awards generally vest over three years in equal annual installments.

How are they set?

The Committee determines the eligibility of each NEO for RSUs annually in the first quarter of the fiscal year when it approves the share amounts granted. The Company does not guarantee RSU grants to any executive.

Why are they important?	The Committee grants service-vested RSUs to promote retention while aligning the ultimate award value directly with changes in our stock price over the vesting period.

Target Values vs. Accounting Values

Because of the rules governing the preparation of the Summary Compensation Table on page 59, which require the disclosure of the grant date accounting value for equity awards granted in a particular fiscal year, the grant date value for RSUs and PBRSUs awarded in fiscal 2026 as reported in the Summary Compensation Table are different than the target award values set forth in the table on page 61 of this Proxy Statement. As discussed above, the Committee approves dollar-denominated target award values. These target award values are translated into an actual number of RSUs and PBRSUs using the unweighted average of the Nasdaq closing price for the 20 trading days preceding the grant date.

Under the applicable reporting rules, certain tables, including the Summary Compensation Table, only reflect the value of grants made during the year for which the applicable targets have been determined. With respect to the fiscal 2026 Billings-based PBRSUs, only the Billings target for the 2026 fiscal year, the first fiscal year of the 3-year performance period, was approved at the time the PBRSUs were awarded in fiscal 2026. As a result, for the 2026 Billings-based PBRSUs, certain tables, including the Summary Compensation Table, do not include the value of the Billings-based PBRSUs for which targets are established in fiscal 2027 or fiscal 2028. Such amounts will be included in the applicable table, including as equity compensation in the Summary Compensation Table, for fiscal 2027 and fiscal 2028, respectively, when the Billings targets are established. Moreover, the 2026 Stock Awards section of the Summary Compensation Table includes the third fiscal year of the 2024 Billings-based PBRSUs and the second fiscal year of the 2025 Billings-based PBRSUs linked to the performance goal established for fiscal 2026. The Committee considered the full value of the fiscal 2026 PBRSU award when making the fiscal 2026 Billings-based PBRSU grant.

With respect to RSUs, the values reflected in the Summary Compensation Table are computed as the product of the number of RSUs awarded multiplied by the closing stock price on the date of grant less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate.

Payouts for the Fiscal 2024 PBRSUs

PBRSUs granted in fiscal 2024 allowed the recipient to earn a variable number of shares of our common stock based on Billing performance relative to three annual targets and TSR performance relative to that of our Performance Peer Group at the end of the 3-year performance period. The performance period for the PBRSUs granted in fiscal 2024 ended as of April 24, 2026. The design of the fiscal 2024 PBRSUs was otherwise the same as the design as the fiscal 2026 PBRSUs except with respect to the performance goals, which are described below. The Committee certified performance and vesting for the NEOs based on the payout schedule below:

The Committee certified PBRSU performance and vesting, by NEO, as follows:

Name	PBRSUs Shares Vested
George Kurian	127,087
Wissam Jabre	38,871
Syam Nair	17,139
Cesar Cernuda	60,164
Elizabeth M. O’Callahan	22,098

Looking Ahead - Fiscal 2027 Compensation Program

The Committee and management team regularly review and assess the structure and alignment of executive pay plans.

For fiscal 2027, the Committee made the following changes to the Annual ICP to incentivize profitable top-line growth and set new strategic AI goals:

•
Revenue increases from 30% to 45% weighting with a 250% payout cap (increased from a 200% cap in fiscal 2026)
•
AOI decreases from 50% to 45% weighting with a 200% payout cap
•
Strategic component includes new AI objectives (10% total weighting) with a 200% payout cap
•
Individual Performance Modifier (+/- 15%) continues to adjust the payout derived from the above Company financial and strategic metrics, based on individual performance, subject to a maximum ICP payout cap of 223% of target (increased from a 200% cap in fiscal 2026)

For fiscal 2027, the Committee also made the following changes to the Long-Term Equity Incentive plan to align the plan with the Company's business strategy and market practices:

PBRSUs

•
Revenue replaces Billings (50% weighting) based on a three-year average of annual goals, with a 200% payout cap
•
Non-GAAP EPS is added (50% weighting) based on a three-year average of annual goals, with a 200% payout cap
•
Relative TSR moves from a stand-alone metric (50% weighting) to a modifier (+/-25%) that adjusts the above Financial payout with a 250% payout cap

RSUs

•
Vesting schedule is updated to move the first vest from May 15 of the year after grant to October 15 of the grant year, with quarterly vesting thereafter and the vesting percentages adjusted to maintain an approximate 4-year vesting period
•
The pro-rata vesting retirement treatment is eliminated for RSUs only

Other Compensation for NEOs

Separation and Change of Control Arrangements

Change of Control Severance Agreements

The Committee maintains change of control severance agreements for its key senior executives to:

•
promote the continued dedication and objectivity of our senior executives, notwithstanding the possibility of a change of control of the Company, thereby aligning the interests of these key senior executives with those of our stockholders in connection with potentially advantageous offers to acquire the Company;
•
helps us avoid protracted negotiations with departing executives; and
•
create a total executive compensation plan that is competitive with our Compensation Peer Group.

The terms of the Company’s change of control severance agreements are described in further detail in the section below titled Potential Payments upon Termination or Change of Control.

The Committee from time to time determines which key senior executives will receive a change of control severance agreement. Individuals are selected as needed to support the above outlined objectives. Each of our NEOs entered into a change of control severance agreement with the Company in connection with their respective hiring or promotion. Please see "Termination of Employment and Change of Control Agreements – Change of Control Severance Agreements" below for further information on the change of control severance agreements.

NetApp may pay cash compensation to a departing executive in exchange for any requested services, such as an orderly and stockholder-focused transition to the respective successor, performance during the lead-up period until the executive’s departure, and/or in exchange for a release and restrictive covenants.

2021 Equity Incentive Plan Change in Control Provisions

The NetApp, Inc. 2021 Equity Incentive Plan (the “2021 Plan") provides that, in the event of a Change in Control (as defined in the 2021 Plan), and unless provided otherwise in an award agreement, each outstanding award will either (i) be assumed or (ii) substantially equivalent awards will be substituted by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices.

In the event that the successor corporation does not assume or substitute for the award or portion thereof, and unless specifically provided otherwise in an award agreement or other written agreement between the participant and the Company, (i) the participant will fully vest in and have the right to exercise outstanding options and SARs (or portions thereof) not assumed or substituted for, including shares as to which such awards would not otherwise be vested or exercisable, (ii) all restrictions on restricted stock, RSUs, or performance awards (or portions thereof) not assumed or substituted for will lapse, (iii) for awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at target levels as to a prorated portion of each award based on the length of the applicable performance period elapsed through the Change in Control, and all other terms and conditions will be met as to such prorated portion of such award, and (iv) if an option or SAR (or portion thereof) is not assumed or substituted for, it will be exercisable for a period of time as set forth in an award agreement, and will terminate upon the expiration of such period. We believe that such benefits preserve the retentive power of unvested equity following a Change in Control of the Company and also provide for a reasonable benefit in the event that awards are not continued. Please see "Termination of Employment and Change of Control Agreements – Change of Control – 2021 Plan" below for further information.

Severance Guidelines

Our NEOs are subject to Severance Guidelines. Please see "Termination of Employment and Change of Control Agreements – Severance Guidelines" below for further information.

Retirement

Consistent with the practice of many companies, and to encourage our employees to remain employed with the Company through the date of the applicable vesting event, retirement-eligible executives receive pro-rata vesting on their outstanding RSUs and PBRSUs (the latter based on the time employed during the performance period with final payout based on actual Company performance), when they voluntarily terminate either (i) at or after 62 years of age or (ii) at or after 55 years of age and 10+ years of continuous service (“Retire” or "Retirement"). NetApp does not pay cash severance to executives who Retire. The Committee has adopted a framework providing that Retirement-eligible NEOs will receive a prorated bonus (based on actual performance and the time employed during a fiscal year, at the end of the Annual ICP performance period) if they Retire during the fiscal year.

Retirement-eligible NEOs who Retire during a fiscal year may also be eligible to receive prorated bonus targets and payouts based on their period of employment during the applicable fiscal year, with the final payout for performance-based equity awards made at the same time as other executives based on actual Company and individual performance.

Death or Disability Termination

If an NEO’s employment terminates due to death or permanent disability (a "Qualifying Termination"), then the measurement period of PBRSUs shall terminate on the date of the Qualifying Termination and the number of PBRSUs that vest (measured based on the actual performance of the Company’s TSR or Company performance, as applicable) will be prorated based on the percentage of time worked during the applicable performance period. The vesting of RSUs will accelerate in the event of a participant’s termination due to death or disability.

Not For Cause / Good Reason Termination (Outside of a Change of Control)

Mr. Jabre's New-Hire Equity grants described in the "Fiscal 2025 Management Team Transition" section of the Company's 2025 Proxy Filing allow for partial vesting in the event of termination by the Company without cause, or by Mr. Jabre for Good Reason, in each case, outside of the change of control context, conditioned upon his execution of (and not revoking) the Company’s form separation agreement, which we agreed to in connection with our objective of attracting a highly qualified Chief Financial Officer:

•
New-Hire RSUs that would otherwise have vested over a one-year period will fully accelerate. All other unvested RSUs will be immediately forfeited.
•
New-Hire PBRSUs will continue to vest on schedule and will be paid out to Mr. Jabre at the target number of shares.

Otherwise, our NEOs' outstanding equity awards typically are forfeited on the termination date in these circumstances. Please see "Termination of Employment and Change of Control Agreements" below for more information.

Supplemental Benefits and Perquisites

The Company provides limited supplemental benefits and perquisites to our NEOs.

Our NEOs participate in a preventative care medical benefit available to executives at the Vice President level and above, which provides for an annual physical at a cost of up to $2,500 per calendar year. We believe this program supports executive health and productivity at a modest cost to the Company.

Other Benefits and Reimbursements

NEOs are eligible to participate in local employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance, and for executives located in United States, our 401(k) plan. We match 100% of the first 2% of eligible earnings contributed to our 401(k) plan, and match 50% of the next 4% of eligible earnings contributed, up to a maximum of $6,000 per calendar year. We believe these benefits help motivate all our employees who are eligible to participate.

Under the Company’s nonqualified deferred compensation program (discussed in further detail below), which is a benefit offered by many of our peer companies, eligible participating employees (including NEOs) may defer a percentage of their compensation. The program permits contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Section 409A.

Mr. Cernuda is located in Spain and is eligible to participate in the local employee benefit plans, including the Spanish defined contribution plan that is similar in substance to the Company’s tax-qualified 401(k) plan. The annual contribution amount is 5% of pensionable earnings. Pensionable earnings is defined as Base Pay plus average of current and past year target Annual ICP.

Establishing Compensation

A note about our focus on talent and the importance of employee engagement:

In accordance with its charter, the Committee is charged with the regular oversight of human capital strategy, which we believe is foundational to sustainable performance and supporting a positive work environment. We regularly seek feedback from our employees to understand key tenets of our culture and to align employee investments. This information is reviewed with the Committee on an ongoing basis and used in the consideration of our future plans as part of our commitment to ensure a holistic view of the business.

Role of Management
•
The Committee solicits input from our CEO regarding all elements of the compensation to be paid to those executives reporting to him, including all NEOs other than himself.
•
As part of the annual review process, our CEO provides compensation recommendations for the executives consistent with our pay principles and competitive market data. His recommendations are based on his assessment of each NEO’s responsibilities and contributions to overall Company performance.
•
Our CEO is assisted by the Human Resources department in making his recommendations

Role of Talent and Compensation Committee
•
Composed entirely of independent directors
•
Oversees and approves all compensation arrangements for our NEOs, including our CEO
•
Reviews our executive compensation program design and effectiveness and adjusts the program to support our business, taking into consideration the needs of the business, compensation peer data and other market prevalence and trend data, recommendations by our CEO and compensation consultant, stockholder input, retention and succession planning considerations, and legal, financial, and regulatory developments
•
Approves compensation decisions for NEOs, taking into account the recommendations of the CEO for all NEOs except himself, by setting compensation levels and targets for the performance-based elements of our compensation program for the current fiscal year and certifying achievement of performance targets and determining the associated payouts for the prior fiscal year
•
Assesses performance of our CEO (together with the other independent members of our Board), reviews the CEO’s self-assessment, and approves all aspects of CEO pay
•
Addresses executive compensation matters as they arise during the fiscal year due to personnel changes, changes in status and retention considerations
•
Evaluates the effectiveness of our executive compensation program, including whether the program encourages excessive risk-taking

Role of Independent Compensation Consultant
•
In making its decisions regarding compensation, the Committee obtains the advice and counsel of an independent compensation consultant
•
In fiscal 2026, the Committee retained Meridian Compensation Partners, LLC (the "Consultant") as its independent compensation consultant
•
The Consultant attends most Committee meetings and provides information and guidance on our compensation strategy, peer groups, competitive pay levels and pay practices, investor and proxy advisor preferences, alignment between our executive pay and performance, design of our incentive plans, including performance measures and goals, our annual compensation risk assessment, and Board compensation
•
The Consultant provided no other services to the Company other than those requested and approved by the Committee in fiscal 2026
•
The Committee assessed the independence of the Consultant pursuant to SEC rules and concluded that no conflict of interest existed that would prevent the Consultant from independently advising the Committee

Compensation Risk Oversight

The Talent and Compensation Committee conducts an annual review of the Company’s compensation policies and programs for all employees to assess whether such policies and programs encourage excessive or inappropriate risk-taking.

In connection with this review, the Committee considers the design of the Company’s compensation programs, including the balance between fixed and variable pay, the mix of short- and long-term incentives, the use of multiple performance metrics, and the presence of payout caps, as well as governance features such as stock ownership guidelines and clawback policies.

The Committee also considered an independent assessment by its compensation consultant, Meridian Compensation Partners, which evaluated whether the Company’s compensation programs support appropriate and reasonable risk-taking without encouraging excessive risk.

Based on this review, including Meridian’s assessment and the Committee’s understanding of the Company’s compensation practices, the Committee determined that the Company’s compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Compensation Peer Group, Use of Market Data and Other Compensation Factors

Each year, the Committee reviews and approves a Compensation Peer Group composed of technology companies. For fiscal 2026, the companies in the Compensation Peer Group were selected primarily based on the following criteria:

•
Similar revenue, market capitalization, number of employees, and other comparable business considerations;
•
Operating in the various markets in which we compete for talent; and
•
Similar business models / share price behavior.

The Committee also used relevant subsets of these peers to evaluate certain other pay practices, including the mix of compensation vehicles and measures used in incentive plans. For fiscal 2026, the Committee removed two peer companies (Splunk and VMware) from the Compensation Peer Group due to such companies having been acquired. At the time of the Committee’s review, NetApp remained positioned appropriately in terms of business and talent objectives and those factors considered for size and scope of the Company shown below.

	NetApp(1)	Percentile
Trailing Twelve-Months Revenue	$6,377M
Market Capitalization	$24,842M
Number of Employees	~11,800
(1)
Source: S&P Capital IQ; based on NetApp and peer financials at the time of the Compensation Peer Group review (Fall 2024) used to inform fiscal 2026 pay decisions.

The fiscal 2026 "Compensation Peer Group" consisted of:

• Adobe • Akamai • Arista Networks • Cadence Design Systems • Everpure • F5 Networks	• Fortinet • Hewlett Packard Enterprise • Intuit • Juniper Networks • Keysight Technologies • Nutanix	• Palo Alto Networks • Salesforce • Seagate Technology • ServiceNow • Western Digital • Workday

In determining each NEO’s pay positioning with respect to their target total compensation, the Committee reviewed each NEO’s current target total compensation and the ranges of base salary, target annual cash incentive and equity compensation at the 25th, 50th, 65th and 75th percentiles within the Compensation Peer Group.

The Committee also considered multiple other factors before applying its judgment in approving proper levels of each component of compensation for each NEO, including, but not limited to, the NEO’s current position, individual performance, Company performance, strategic role and tenure, internal pay equity and hierarchy, strategic importance to the Company, potential for future responsibility and promotion over time, succession planning, and in the case of equity awards, the remaining share reserve under the Company’s equity plan. The Committee does not place any particular weight on any one individual factor and does not strictly adhere to any specific guidelines in making its determinations.

Compensation Policies and Practices

Policy	Considerations	Material Terms and Features
Stock Ownership Guidelines for Executives and Non-Employee Directors	Promote stock ownership in NetApp Align the interests of executives and non-employee directors with stockholders Promote commitment to sound corporate governance

NEOs:

•
6x base salary for CEO
•
3x base salary for executive vice presidents
•
5 years from executive officer designation to comply

Non-Employee Directors:

•
5x annual cash retainer (exclusive of committee service)
•
5 years from date of becoming a non-employee director to comply

Insider Trading Policy Filed as an exhibit to our Annual Report on Form 10-K for fiscal 2026 on June 5, 2026

Prohibit insiders from profiting from material non-public information

Comply with laws and regulations

Prevent hedging that insulates executives and employees from stock price movement and reduces alignment with stockholders

Avoid conflicts of interest

Each new employee and contractor must receive and acknowledge our insider trading policy upon the start of their service.

Our insider trading policy prohibits:

•
Trading or “tipping” while in possession of material non-public information
•
Hedging and pledging transactions
•
Borrowing against Company securities held in a margin account
•
Short-sales

All transactions by members of NetApp’s Board, executive officers and all members of NetApp’s "CEO Staff" must be pre-cleared with the Insider Trading Compliance Office.

With respect to Rule 10b5-1 trading plans, our insider trading policy provides for:

•
No overlapping plans, subject to certain exceptions
•
Limit of one single trade plan per 12 month period
•
A minimum 3 month duration requirement for plans
•
Cooling off periods

The Company complies with federal securities laws and the applicable exchange listing requirements when trading in our own securities.

Equity Award Granting Practices	Standardize the timing and administration of equity award grants

All approvals of PBRSU and RSU grants are administered by the Board, the Talent and Compensation Committee or the Equity Subcommittee (which is composed of our CEO and Chief Administrative Officer).

New hire and ad hoc adjustment grants to non-Section 16 officers are generally granted on a predetermined schedule established by the Committee in the first quarter of each fiscal year, subject to certain exceptions.

Annual equity awards to Section 16 officers are generally scheduled to be approved at a meeting of the Committee in the first fiscal quarter.

We do not grant stock options, stock appreciation rights or similar awards.

The Company intends to grant RSUs and other equity awards in accordance with the foregoing practices without regard to the timing of the release of material non-public information, such as a positive or negative earnings announcement.

Compensation Recovery (Clawback) Policy Filed as an exhibit to our Annual Report on Form 10-K for fiscal 2026 on June 5, 2026	Require the Company to recoup awards that were not properly earned Allow the Company to recoup awards in the event of certain types of misconduct under Discretionary Clawback Policy

Applies to all Section 16 officers, including NEOs.

If the Company is required to file an accounting restatement, it must seek repayment of incentive-based compensation to the extent the amount earned, vested or received is more than what would have been based on the restated results. The Committee may determine not to seek repayment in very limited circumstances.

The policy covers a three-year lookback period prior to the accounting restatement.

The Company is permitted to seek repayment of certain compensation under the Company’s separate Discretionary Clawback Policy.

No Golden Parachutes	Avoid excessive payments in change of control	No executive officer contracts include 280G excise tax gross ups

Tax and Accounting Considerations

While Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount a public company can deduct in any taxable year on remuneration paid to each of the Company's covered employees (which includes our NEOs), to maintain flexibility to compensate our executive officers in a manner designed to promote short-term and long-term corporate goals and objectives, the Committee retains discretion and flexibility in structuring compensation programs to attract, motivate, and retain key executives, which may include arrangements that are not deductible due to the deduction limit when it believes that such compensation is consistent with the goals of our executive compensation program and is in the best interests of the Company and our stockholders.

We account for share-based compensation in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, "Stock Compensation."

Talent and Compensation Committee Report

The information contained in the following Talent and Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Talent and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Talent and Compensation Committee of the Board of Directors:

Carrie Palin, Chair

Paul Fipps

Gerald Held

Frank Pelzer
June Yang

Executive Compensation Tables and Related Information

Summary Compensation Table

The table below summarizes the compensation information for the NEOs for fiscal 2026, fiscal 2025 and fiscal 2024.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
George Kurian	2026	1,000,000	—	19,552,872	1,597,575	—	7,188	22,157,635
Chief Executive Officer	2025	1,000,000	—	20,452,336	1,667,700	—	7,188	23,127,224
	2024	1,000,000	—	14,377,251	2,350,726	—	7,459	17,735,436
Wissam Jabre	2026	750,000	—	9,941,485	785,363	—	11,457	11,488,305
Executive Vice President	2025	86,538	6,565,500	11,606,124	—	—	1,959	18,260,121
and Chief Financial Officer						—
Syam Nair	2026	571,635	2,500,000	30,681,528	506,497	—	13,148	34,272,808
Executive Vice President
and Chief Product Officer
Cesar Cernuda	2026	868,197	—	8,936,076	1,161,669	—	160,164	11,126,106
President	2025	790,482	—	10,291,736	1,008,102	—	123,514	12,213,834
	2024	717,938	—	7,367,403	1,304,574	—	99,702	9,489,617
Elizabeth M. O’Callahan	2026	715,000	—	5,175,523	703,918	—	7,133	6,601,574
Executive Vice President	2025	554,904	—	4,301,355	544,361	—	6,930	5,407,550
and Chief Administrative Officer	2024	524,231	—	3,106,947	646,398	—	7,633	4,285,209

(1)
Our fiscal 2026, fiscal 2025 and fiscal 2024 were 52-week years. Mr. Nair's salary reflects salary earned in fiscal 2026 since his hire date on July 7, 2025. Mr. Cernuda is paid in Euros. The amount shown above has been converted from Euros to USD based on the foreign exchange rate as of April 24, 2026.
(2)
Amount shown for Mr. Nair in fiscal 2026 represents a one-time bonus made in connection with the commencement of his employment with the Company, which is intended to compensate Mr. Nair for certain compensation he forfeited from his prior employer.
(3)
Amounts shown do not reflect compensation actually received, nor do they reflect the actual values that will be realized. The amounts shown in this column represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs and PBRSUs as applicable, granted in fiscal 2026, fiscal 2025 and fiscal 2024. Consistent with the applicable accounting rules, the amounts shown in the table above for 2026 represent (y) the full value of the target number of 2026 TSR-based PBRSUs awarded at grant and (z) the target value of the first tranche of the Billings-based PBRSUs awarded in 2026, the second tranche of the Billings-based PBRSUs awarded in 2025, and the third tranche of the Billings-based PBRSUs awarded in 2024, as only the Billings targets for the one-year performance period beginning in fiscal 2026 was determined in fiscal 2026 (as described above in "Target Values vs. Accounting Values" in the "Compensation Discussion and Analysis"). The aggregate grant date fair value of the TSR-based PBRSU awards is determined by multiplying the target number of shares by a Monte Carlo calculation model, further described below.

The aggregate grant date fair value of the Billings-based PBRSU awards is determined by multiplying one-third of the target number of shares by the market value of our common stock on the grant date of the award, less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate. The table below also shows the grant date fair value assuming the maximum level of performance for awards subject to maximum outcome assumptions.

Name	RSUs	TSR-Based PBRSUs at Target Level Performance	Billings-based PBRSUs at Target Level Performance	All FY 2026 Stock Awards (Full Grant Date Fair Value)	PBRSUs (TSR- and Billings-based) at Maximum Level Performance
George Kurian	$4,388,733	$8,930,505	$6,233,635	$19,552,872	$21,397,774
Wissam Jabre	$2,219,067	$3,512,040	$4,210,379	$9,941,485	$11,932,797
Syam Nair	$20,204,288	$7,608,511	$2,868,729	$30,681,528	$13,345,969
Cesar Cernuda	$2,366,964	$3,746,111	$2,823,001	$8,936,076	$9,392,114
Elizabeth M. O’Callahan	$1,972,470	$2,006,880	$1,196,173	$5,175,523	$4,399,227

These amounts do not necessarily represent actual value that may be realized by the NEOs. Assumptions used in the valuations of these awards are included in Note 9 of the Annual Report and in the footnote below. TSR-Based PBRSUs are not subject to probable or maximum outcome assumptions and therefore, only the grant date fair value at target is included in the Maximum Level of Performance column.

(4)
Description of Monte Carlo Calculation Model: The fair value of TSR-based PBRSU awards is determined using a Monte Carlo simulation model that uses the following assumptions: (i) expected volatility based on historical price volatility of NetApp and the designated peer group; (ii) expected risk-free interest rate based on the U.S. Treasury rates as of the grant date; and (iii) expected term. The following table provides the specific inputs that were used in the simulation. Refer to Note 1 of the Annual Report for a description of our stock-based compensation expense accounting policy.

TSR-based PBRSU Valuation Assumptions
	FY 2026	FY 2025	FY 2024
Expected Volatility	32.6%	29.8%	30.6%
Expected Risk-Free Interest Rate	3.7%	4.5%	4.6%
Expected Term (Years)	2.8	2.8	2.6

Description of Billings-Based PBRSU Fair Value Calculation: The fair value of Billings-based PBRSU awards is equal to the market value of our common stock on the grant date of the award, less the present value of expected dividends during the vesting period, discounted at a risk-free interest rate. The fair value calculation uses the following assumptions: (i) expected risk-free interest rate based on the U.S. Treasury rates as of the grant date; (ii) expected term; and (iii) expected dividend yield. The following table provides the specific inputs that were used in the calculation. Refer to Note 1 of the Annual Report for a description of our stock-based compensation expense accounting policy.

Billings-based PBRSU Valuation Assumptions
	FY 2026	FY 2025	FY 2024
Expected Risk-Free Interest Rate	3.8%	4.7%	4.8%
Expected Term (Years)	2.8	2.8	2.6
Expected Dividend Yield	2.0%	1.6%	2.6%

(5)
The amounts in this column reflect cash incentive compensation earned under our incentive compensation program on the basis of performance in fiscal 2026, 2025, and 2024. We make payments under this program in the first fiscal quarter of the subsequent fiscal year.
(6)
Amounts shown include the portion of cash compensation for the Company’s matching contributions on the tax-qualified 401(k) plan, the value of life insurance premiums paid by the Company, and the Spanish medical coverage, life insurance premium or defined contribution plans, as applicable.

All Other Compensation for Fiscal 2026

Name	401(k) ($)(A)	Life Insurance Premium ($)(B)	Other ($)(C)	Total ($)
George Kurian	6,000	1,188	—	7,188
Wissam Jabre	10,269	1,188	—	11,457
Syam Nair	12,000	1,148	—	13,148
Cesar Cernuda	—	12,098	148,066	160,164
Elizabeth M. O’Callahan	6,000	1,133	—	7,133

(A)
Amounts shown represent the Company’s matching contributions under the tax-qualified 401(k) plan. The Company match is capped at $6,000 for the calendar year and amounts over this cap represent timing of allocations in fiscal 2026 and remain within the calendar year cap.
(B)
Amounts shown represent the dollar value of the life insurance premiums paid by the Company; except, however, Mr. Cernuda’s aggregate value of $12,098 for fiscal 2026 is comprised of global life insurance of $3,482 and Spanish life insurance premiums of $8,616 for fiscal 2026, which was converted from Euros to USD based on the foreign exchange rate on April 24, 2026.
(C)
Amount shown for Mr. Cernuda for fiscal 2026 represents $59,728 for premiums for additional medical coverage and $88,338 that the Company accrued for contribution to the Spanish defined contribution plan in fiscal 2026, which was converted from Euros to USD based on the foreign exchange rate on April 24, 2026.

Grants of Plan-Based Awards

The table below summarizes information concerning all plan-based awards granted to the NEOs during fiscal 2026, which ended on April 24, 2026.

										Grant
			Estimated Future Payouts			Estimated Future Payouts			All Other Stock	Date Fair
			Under Non-Equity Incentive			Under Equity Incentive			Awards: Number	Value of
			Plan Awards(2)			Plan Awards(3)			of Shares of	Stock
	Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Awards
Name	Award(1)	Date	($)	($)	($)	(#)	(#)	(#)	(#)(4)	($)(5)
George Kurian	RSU	7/1/2025	—	—	—	—	—	—	42,909	4,388,733
	PBRSUT	7/1/2025	—	—	—	32,182	64,364	128,728	—	8,930,505
	PBRSUB	7/1/2025	—	—	—	32,182	64,364	128,728	—	2,169,858
	ICP		425,000	1,700,000	3,400,000	—	—	—	—	—
Wissam Jabre	RSU	7/1/2025	—	—	—	—	—	—	21,696	2,219,067
	PBRSUT	7/1/2025	—	—	—	12,656	25,312	50,624	—	3,512,040
	PBRSUB	7/1/2025	—	—	—	12,656	25,312	50,624	—	853,318
	ICP		243,750	975,000	1,950,000	—	—	—	—	—
Syam Nair	RSU	8/15/2025	—	—	—	—	—	—	194,272	20,204,288
	PBRSUT	8/15/2025	—	—	—	26,889	53,778	107,556	—	7,608,511
	PBRSUB	8/15/2025	—	—	—	26,889	53,778	107,556	—	2,868,729
	ICP		157,200	628,798	1,257,596	—	—	—	—	—
Cesar Cernuda	RSU	7/1/2025	—	—	—	—	—	—	23,142	2,366,964
	PBRSUT	7/1/2025	—	—	—	13,500	26,999	53,998	—	3,746,111
	PBRSUB	7/1/2025	—	—	—	13,500	26,999	53,998	—	910,159
	ICP		282,164	1,128,656	2,257,311	—	—	—	—	—
Elizabeth M. O’Callahan	RSU	7/1/2025	—	—	—	—	—	—	19,285	1,972,470
	PBRSUT	7/1/2025	—	—	—	7,232	14,464	28,928	—	2,006,880
	PBRSUB	7/1/2025	—	—	—	7,232	14,464	28,928	—	487,596
	ICP		196,625	786,500	1,573,000	—	—	—	—	—

(1)
All equity awards included in this table were granted under the 2021 Plan. The types of awards granted include:

RSU	Restricted Stock Unit
PBRSUT	TSR-Based Performance Vested Restricted Stock Unit
PBRSUB	Billings-Based Performance Vested Restricted Stock Unit

The annual cash bonuses (ICP) included in this table were granted under the Company's Executive Compensation Plan.

(2)
Amounts shown in these columns represent the range of possible cash payouts for each NEO in respect of the annual cash bonuses awarded under the Company’s Executive Compensation Plan, as determined by the Committee in May 2025. Mr. Cernuda is paid in EUR. The value shown is converted to USD based on the foreign exchange rate on April 24, 2026. Please see the discussion in the "Annual ICP" section of the "Compensation Discussion and Analysis" above. The amounts actually paid in respect of such annual cash bonuses are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(3)
Each PBRSU is subject to performance-based vesting criteria (in addition to the service vesting criteria) such that the PBRSU cliff-vests at the end of a three-year performance period, which began on first day of fiscal 2026 for PBRSUB and July 1, 2025 for PBRSUT and ends the last day of fiscal 2028. The shares issued in settlement of the PBRSUs at the end of the applicable performance and service period will range from 0% to 200% of target based on (i) the Company’s percentile ranking in the Total Shareholder Return compared to performance peers and (ii) Company performance against Billings targets as set by the Committee in each of the fiscal years covered by the performance period. For additional information regarding the specific terms of the PBRSUs granted to our NEOs in fiscal 2026, see the discussion of "PBRSUs" in the "Compensation Discussion and Analysis" above. Because the grant date for the Billings-based PBRSUs occurs when the applicable Billings target is set, the reported number of shares is calculated as the target shares for the portion of the Billings-based PBRSUs for which the Billings target was set in fiscal 2026 (one-third of each of the 2026, 2025, and 2024 Billings-based PBRSUs). See the Summary Compensation Table footnote 3 for further information on the full value of the 2026 Billings-based PBRSU grant.
(4)
With the exception of Mr. Nair's New-Hire RSUs, each award vests as to 25% of the shares on May 15, 2026, with 6.25% of the shares vesting quarterly thereafter, subject to the NEO’s continuous service with the Company through each such vesting date. Mr. Nair's New-Hire RSUs vest 22% on August 15, 2026, 29% on August 15, 2027, 34% on August 15, 2028, and 15% on August 15, 2029, subject to continued service on each applicable vesting date.
(5)
The amounts shown represent the aggregate grant date fair value as calculated for financial statement reporting purposes in accordance with FASB ASC 718 for RSUs and the target number of PBRSUs, as applicable, granted in fiscal 2026. Assumptions used in the valuations of these awards are included in Note 9 of the Annual Report and in the footnotes in the Summary Compensation Table above. The amount shown excludes the grant date fair value for the fiscal 2024 and fiscal 2025 Billings-based PBRSU grants because these PBRSUs were not awarded in fiscal 2026. The amounts included in the "Stock Awards" column of the Summary Compensation Table for fiscal 2026 related to the PBRSUs awarded in fiscal 2024 are as follows: $2,419,434 for Mr. Kurian; $2,252,367 for Mr. Jabre; $1,145,468 for Mr. Cernuda; and $420,812 for Ms. O'Callahan and for the PBRSUs awarded in fiscal 2025 are as follows: $1,644,343 for Mr. Kurian; $1,104,693 for Mr. Jabre; $767,374 for Mr. Cernuda; and $287,765 for Ms. O'Callahan.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock awards held by the NEOs as of April 24, 2026. Market values are calculated based on our closing stock price on April 24, 2026, which was $108.71 per share.

		Stock Awards
				Equity Incentive Plan	Equity Incentive Plan
		Number of	Market Value of	Awards: Number of	Awards: Market or Payout
		Shares or Units	Shares or Units of	Unearned Shares, Units	Value of Unearned Shares,
		of Stock That	Stock That Have	or Other Rights That	Units or Other Rights That
		Have Not Vested	Not Vested	Have Not Vested	Have Not Vested
Name	Grant Date	(#)	($)	(#)	($)
George Kurian	7/1/2022(1)	2,876	312,650	—	—
	7/13/2023(1)	14,428	1,568,468	—	—
	7/1/2024(1)	17,994	1,956,128	—	—
	7/1/2025(1)	42,909	4,664,637	—	—
	7/13/2023(2)	57,027	6,199,405	—	—
	7/13/2023(3)	70,060	7,616,223	—	—
	7/1/2024(4)	—	—	23,991	2,608,062
	7/1/2024(5)	—	—	95,964	10,432,246
	7/1/2025(6)	—	—	64,364	6,997,010
	7/1/2025(7)	—	—	64,364	6,997,010
Wissam Jabre	4/15/2025(8)	57,309	6,230,061	—	—
	7/1/2025(1)	21,696	2,358,572	—	—
	4/15/2025(2)	17,697	1,923,841	—	—
	4/15/2025(9)	21,174	2,301,826	—	—
	4/15/2025(4)	—	—	10,745	1,168,089
	4/15/2025(10)	—	—	21,490	2,336,178
	7/1/2025(6)	—	—	25,312	2,751,668
	7/1/2025(7)	—	—	25,312	2,751,668
Syam Nair	8/15/2025(11)	194,272	21,119,309	—	—
	8/15/2025(2)	7,803	848,264	—	—
	8/15/2025(9)	9,336	1,014,917	—	—
	8/15/2025(4)	—	—	8,884	965,780
	8/15/2025(10)	—	—	17,768	1,931,559
	8/15/2025(6)	—	—	26,534	2,884,511
	8/15/2025(7)	—	—	26,534	2,884,511
Cesar Cernuda	7/1/2022(1)	1,964	213,506	—	—
	7/13/2023(1)	8,782	954,691	—	—
	7/1/2024(1)	10,797	1,173,742	—	—
	7/1/2025(1)	23,142	2,515,767	—	—
	7/13/2023(2)	26,998	2,934,953	—	—
	7/13/2023(3)	33,166	3,605,476	—	—
	7/1/2024(4)	—	—	11,195	1,217,008
	7/1/2024(5)	—	—	44,782	4,868,251
	7/1/2025(6)	—	—	26,999	2,935,061
	7/1/2025(7)	—	—	26,999	2,935,061
Elizabeth M. O’Callahan	7/1/2022(1)	1,048	113,928	—	—
	7/13/2023(1)	5,019	545,615	—	—
	7/1/2024(1)	6,298	684,656	—	—
	7/1/2025(1)	19,285	2,096,472	—	—
	7/13/2023(2)	9,917	1,078,077	—	—
	7/13/2023(3)	12,181	1,324,197	—	—
	7/1/2024(4)	—	—	4,198	456,365
	7/1/2024(5)	—	—	16,792	1,825,458
	7/1/2025(6)	—	—	14,464	1,572,381
	7/1/2025(7)	—	—	14,464	1,572,381

(1)
These awards are RSUs, 25% of which vest on May 15 of the year following the year of the grant and 6.25% of which vest quarterly over the next 3 years (for an approximate 4-year total vest), subject to continued service through each applicable vesting date.
(2)
These awards are TSR-based PBRSUs, which were earned following the certification by the Committee on May 14, 2026 of the relative performance of our TSR compared to the TSR of the companies listed in our Performance Peer Group for the performance period which began on April 29, 2023 and ended on April 24, 2026. Pursuant to SEC rules, the number of shares and value of the shares reported in the table reflects the actual number of shares that were earned on the completion of the performance period.
(3)
These awards are Billings-based PBRSUs, which were earned following the certification by the Committee on May 14, 2026 of our Billings target performance goals for the performance period, which began on April 29, 2023 and ended on April 24, 2026. Pursuant to SEC rules, the number of shares and value of the shares reported in the table reflects the actual number of shares that were earned on the completion of the performance period.
(4)
These awards are TSR-based PBRSUs, which will be earned following the certification by the Committee of the relative performance of our TSR compared to the TSR of the companies listed in our Performance Peer Group for the performance period, which began on July 1, 2024 and ends on April 30, 2027, subject to the NEO’s continued employment through the last day of the performance period. Pursuant to SEC rules, the number of shares and value of the shares reported in the table reflects the threshold number of shares that could be earned since the relative performance of our TSR compared to the TSR of the companies listed in our Performance Peer Group as measured through the end of the first two years of the three-year performance period was equal to the threshold.
(5)
These awards are Billings-based PBRSUs, which will be earned following the certification by the Committee of our Billings target performance goals for the performance period, which began on April 27, 2024 and ends on April 30, 2027, subject to the NEO’s continued employment through the last day of the performance period. Pursuant to SEC rules, the number of shares and value of the shares reported in the table reflects the maximum number of shares that could be earned since the Billings target performance goals as measured through the end of the first two years of the three-year performance period exceeded the target level.

(6)
These awards are TSR-based PBRSUs, which will be earned following the certification by the Committee of the relative performance of our TSR compared to the TSR of the companies listed in our Performance Peer Group for the performance period, which began on July 1, 2025 and ends on April 28, 2028, subject to the NEO’s continued employment through the last day of the performance period. Pursuant to SEC rules, the number of shares and value of the shares reported in the table reflects the target number of shares that could be earned since the relative performance of our TSR compared to the TSR of the companies listed in our Performance Peer Group as measured through the end of the first year of the three-year performance period exceeded the threshold level but did not exceed the target level.
(7)
These awards are Billings-based PBRSUs, which will be earned following the certification by the Committee of our Billings target performance goals for the performance period, which began on April 26, 2025 and ends on April 28, 2028, subject to the NEO’s continued employment through the last day of the performance period. Pursuant to SEC rules, the number of shares and value of the shares reported in the table reflects the target number of shares that could be earned since the Billings target performance goals as measured through the end of the first year of the three-year performance period exceeded the threshold level but did not exceed the target level.
(8)
These awards are RSUs, one-third of which vested on April 15, 2026 and the remaining two-thirds will vest equally on April 15, 2027 and April 15, 2028, subject to continued service through each applicable vesting date.
(9)
These awards are Billings-based PBRSUs, which were earned following the certification by the Committee on May 14, 2026 of our Billings target performance goals for the performance period, which began on April 26, 2025 and ended on April 24, 2026. Pursuant to SEC rules, the number of shares and value of the shares reported in the table reflects the actual number of shares that were earned on the completion of the performance period.
(10)
These awards are Billings-based PBRSUs, which will be earned following the certification by the Committee of our Billings target performance goals for the performance period which began on April 26, 2025 and ends on April 30, 2027, subject to the NEO's continued employment through the last day of the performance period. Pursuant to the SEC rules, the number of shares and value of the shares reported in the table reflects the target number of shares that could be earned since the Billings target performance goals as measured through the end of the first year of the three-year performance period exceeded the threshold level but did not exceed the target level.
(11)
These awards are RSUs, which vest as follows: 22% on August 15, 2026, 29% on August 15, 2027, 34% on August 15, 2028, and 15% on August 15, 2029, subject to continued service through each applicable vesting date.

Stock Vested for Fiscal 2026

The following table provides information regarding stock awards that vested, and the corresponding value realized for each of the NEOs during fiscal 2026. Our NEOs did not exercise any options in fiscal 2026.

	Stock Awards
	Number of Shares		Value Realized
	Acquired on Vesting		on Vesting
Name	(#)		($)(1)
George Kurian	151,298	(2)	15,315,172
Wissam Jabre	28,654	(3)	2,833,594
Syam Nair	—		—
Cesar Cernuda	85,002	(4)	8,611,520
Elizabeth M. O’Callahan	35,289	(5)	3,584,210

(1)
Represents the product obtained by multiplying (1) the number of shares of the Company’s common stock issued upon the vesting of RSUs and PBRSUs; by (2) the closing price of the Company’s common stock on the Nasdaq Global Select Market as determined on (a) for grants that vest prior to November 15, 2025, the vesting date and (b) for grants that vest on or after November 15, 2025, the trading day prior to the vesting date.
(2)
Of this amount, 75,683 shares were withheld by the Company to satisfy tax withholding requirements.
(3)
Of this amount, 12,939 shares were withheld by the Company to satisfy tax withholding requirements.
(4)
Of this amount, 38,817 shares were withheld by the Company to satisfy tax withholding requirements.
(5)
Of this amount, 17,698 shares were withheld by the Company to satisfy tax withholding requirements.

Nonqualified Deferred Compensation

Under the Company’s Deferred Compensation Plan, key employees, including the NEOs, may defer from 1% to 100% of the compensation they receive. The Deferred Compensation Plan allows contributions on a tax deferred basis in excess of IRS limits imposed on 401(k) plans as permitted and in compliance with Section 409A. Eligible employees may defer an elected percentage of eligible earnings, which includes base salary, sales incentive compensation, and Company incentive compensation. Eligible employees are director level and higher who are on U.S. payroll. Elections made under the Deferred Compensation Plan are irrevocable for the period (plan year) to which they apply and cannot be changed or terminated. If no new election is made for a subsequent plan year, the election will be 0%. Previous elections do not carry forward.

Interest (earnings) generated by amounts held in the plan is not calculated by the Company or related to the Company’s earnings in the last fiscal year. Instead, deferrals are placed (at the participant’s direction) into a variety of publicly traded mutual funds administered through Fidelity Investments. The mutual funds available mirror those in our 401(k) plan. Available mutual funds are selected and monitored by the 401(k) Committee, which is composed of a group of executives (none of whom are NEOs), with input from an outside investment advisor as well as Fidelity Investment Advisors. Participants are permitted to make changes to their investment choices (but not their deferral percentages) at any time, but always within the family of publicly traded mutual funds. Neither common stock of the Company nor securities of any other issuers are included among the investment choices.

At the time of initial enrollment, the participant must also elect a distribution option. Options include a separation distribution (paid six months after termination of employment) or an optional in-service distribution (paid at a specified fixed future date). Participants are not permitted to change the timing of a separation distribution. In-service distributions begin on January 15 of the specified year, and deferrals must be at least two years old before distribution can begin. Participants are permitted to delay the timing of an in-service distribution, but any such modification to timing must delay the distribution for at least five years.

Mr. Nair is the only NEO who participated in the Company's Deferred Compensation Plan in fiscal 2026.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Last Fiscal	Distributions	Fiscal Year End
Name	($)	($)(1)	Year ($)(2)	($)	($)
George Kurian	—	—	—	—	—
Wissam Jabre	—	—	—	—	—
Syam Nair	459,754	—	26,067	—	485,821
Cesar Cernuda	—	—	—	—	—
Elizabeth M. O’Callahan	—	—	—	—	—

(1)
The Company does not make contributions to the Deferred Compensation Plan.
(2)
The amounts in this column correspond to a composite of the actual market earnings on a group of investment funds selected by the applicable NEO for purposes of tracking the notional investment return on his account balance for fiscal 2026. No portion of the reported amount was “above market” or “preferential.” Accordingly, amounts reported in the aggregate earnings column are not reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
(3)
No amounts reported in this column were reported in the Summary Compensation Table as compensation for a prior fiscal year.

Termination of Employment and Change of Control Agreements

Change of Control Severance Agreements

The Company enters into change of control severance agreements (the "Change of Control Severance Agreements") with key senior executives, including each of our NEOs, in connection with their respective hiring or promotion.

Term

Initial term of 3 years, automatically renews for additional 1-year terms unless either party provides at least 12 months’ notice of nonrenewal

If a Change of Control (as defined in the relevant Change of Control Severance Agreement) occurs with less than 24 months remaining during the term, the term automatically extends to 24 months post-Change of Control

Agreement remains effective until all obligations are satisfied if severance benefits are triggered

Triggering Circumstances

Severance benefits are provided if, within 24 months after a Change of Control:

•
The Company terminates the executive without Cause (as defined in the relevant Change of Control Severance Agreement); or
•
The executive resigns for Good Reason (as defined in the relevant Change of Control Severance Agreement)

No severance is paid for voluntary resignation (other than for Good Reason), termination for Cause, death, or disability (except as provided under general Company plans or other written agreement with the Company)

Severance Payments

Cash Severance

•
150% (or 200% for CEO) of annual base salary (at the higher of pre-termination or pre-Change of Control levels)
•
150% (or 200% for CEO) of target annual bonus (at the higher of pre-termination or pre-Change of Control levels)

Pro-Rata Bonus

•
Single lump sum cash payment that is the greater of (1) target bonus (at the higher of pre-termination or pre-Change of Control levels) or (2) actual bonus earned based on performance at the time of termination, in either case pro-rated for the year of termination

Equity Acceleration

•
Service-based equity awards: Accelerated vesting of amounts that would have vested over 48 months post-termination
•
Performance-based equity awards: 100% acceleration of unvested awards, unless otherwise specified
•
1-year post-termination period to exercise vested options (not exceeding original term)

COBRA Premiums

•
Company reimburses COBRA premiums for up to 18 months (24 months for CEO), or until alternative coverage is obtained, if earlier

Other Benefits

•
All accrued compensation and reimbursements due under Company policy
•
No benefits under other severance plans

Payment Timing and Conditions

Severance payments made in a lump sum (unless otherwise required by Section 409A), less applicable withholding taxes

Payments contingent on executive signing and not revoking a separation agreement and release of claims and continued compliance with any confidentiality agreement and the Change of Control Severance Agreement

If executive dies before all severance is paid, the balance is paid to the beneficiary

Any severance or benefits received under law or other agreements reduce payments under Change of Control Severance Agreement

If payments are “parachute payments” under Section 280G and subject to excise tax, payments will be reduced to avoid the tax unless executive would receive more after-tax without reduction

No tax gross-up provided

Supersede Severance Guidelines Applicable to NEOs

If an NEO is eligible to receive payments under a Change of Control Severance Agreement, they are not eligible to receive any payments or benefits under any Company severance plan, policy, guidelines or other arrangement

2021 Plan Change in Control Provisions

The 2021 Plan provides that, in the event of a Change in Control (as defined in the 2021 Plan), and unless provided otherwise in an award agreement, each outstanding award will either (i) be assumed or (ii) substantially equivalent awards will be substituted by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices.

In the event that the successor corporation does not assume or substitute for the award or portion thereof, and unless specifically provided otherwise in an award agreement or other written agreement between the participant and the Company, (i) the participant will fully vest in and have the right to exercise outstanding options and SARs (or portions thereof) not assumed or substituted for, including shares as to which such awards would not otherwise be vested or exercisable, (ii) all restrictions on restricted stock, RSUs, or performance awards (or portions thereof) not assumed or substituted for will lapse, (iii) for awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at target levels as to a prorated portion of each award based on the length of the applicable performance period elapsed through the Change in Control, and all other terms and conditions will be met as to such prorated portion of such award, and (iv) if an option or SAR (or portion thereof) is not assumed or substituted for, it will be exercisable for a period of time as set forth in an award agreement, and will terminate upon the expiration of such period.

Severance Guidelines

The NetApp Severance Guidelines for Senior Vice Presidents and above contain the following terms, applicable to our NEOs upon certain types of terminations.

Involuntary Termination Without Cause
•
A cash severance payment in an amount equal to the following number of months of base salary: (i) for the CEO, 18 months and (ii) for the other NEOs, 12 months
•
Benefit continuation for 18 months post-termination for the CEO and 12 months post-termination for other NEOs
•
Outplacement services
•
Pro-rated payout of annual cash bonus based on actual performance
•
NEOs forfeit all unvested RSUs and PBRSUs

Retirement
•
Eligible for a pro-rated payout of annual cash bonus based on actual performance
•
Pro-rated, accelerated vesting of RSUs based on the date of Retirement
•
Pro-rated, continued vesting of PBRSUs based on the date of Retirement
•
Consideration for possible transition pay

Voluntary Termination
•
Executives may be considered for transition pay
•
Not eligible for cash severance pay, benefits continuation, outplacement services, or payout of annual cash bonus
•
All unvested RSUs and PBRSUs forfeited

The Company also has general severance guidelines applicable to all employees, including the NEOs, providing for additional months of pay and welfare benefits based on years of service, plus periods of access to a career center and office resources, one-on-one coaching, and access to an online jobs database, but payment of any severance and other benefits is discretionary.

For NEOs, these severance guidelines provide for up to 12 months (18 for our CEO) of salary and continuation of welfare benefits and payment of prorated non-equity incentive plan bonus.

Employment Agreements

Certain NEOs have contractual severance rights pursuant to their employment agreement or offer letter:

•
Pursuant to Mr. Cernuda's employment agreement, upon termination by the Company without Cause and conditioned upon his execution and non-revocation of the Company’s form separation agreement, Mr. Cernuda is entitled to a payment equal to 18 months of his base salary plus his target bonus for the fiscal year in which he is terminated.
•
Pursuant to Mr. Jabre's offer letter, upon termination by the Company without Cause or by Mr. Jabre for Good Reason and conditioned upon his execution and non-revocation of the Company’s form separation agreement, Mr. Jabre is entitled to a payment equal to 18 months of his base salary, a pro-rata bonus payout based on actual performance through the termination date for the fiscal year in which he is terminated, 18 months of COBRA coverage, and 12 months of outplacement assistance.

PBRSUs

In the event of a Change in Control (as defined in the applicable award agreement) of the Company prior to the expiration of the applicable performance period for a PBRSU grant, the number of shares that vest at the end of the applicable performance period (such vesting, the "Change in Control Vesting") will be determined for PBRSUs by (1) the relative performance of the Company’s TSR using the per share value of the Company’s common stock payable to stockholders in connection with the Change in Control and will be measured against the applicable benchmark for the same period, and/or (2) the achievement of any financial targets measured as of the date of the Change in Control, subject, in all cases, to continuous service by the NEO through the end of the performance period. Beginning with fiscal 2027, the number of shares subject to the Change in Control Vesting will be determined using the greater of (x) the payout percentage based on the Company’s actual performance through the latest practicable date prior to the Change in Control and (y) 100% of target. If the NEO is terminated without Cause or resigns for Good Reason (each as defined in the NEO’s Change of Control Severance Agreement) on or following the Change in Control, the vesting of the PBRSUs will accelerate upon the date on which the NEO is terminated or resigns and the number of PBRSUs that vest will be determined in accordance with the Change in Control Vesting.

If an NEO’s employment terminates due to the NEO’s death or permanent disability (a "Qualifying Termination"), then the measurement period terminates on the date of the Qualifying Termination and the number of PBRSUs that vest (measured based on the actual performance of the Company’s TSR or Company performance, as applicable, or beginning with grants made in fiscal 2027, based on target performance) will be prorated based on the percentage of time worked during the applicable performance period.

In the event of an NEO's Retirement, the NEO’s PBRSUs will remain outstanding through the applicable performance period and the number of PBRSUs that vest will be prorated based on the percentage of time worked during the applicable performance period.

RSUs

With respect to RSU grants made prior to fiscal 2027, in the event of an NEO's Retirement, the next tranche of RSUs scheduled to vest will accelerate, pro-rated based on the percentage of time worked from the most recent vesting date of the award (or if no vesting has occurred, the vesting commencement date) and the NEO's termination date. For grants made beginning in fiscal 2027, all unvested RSUs will be forfeited upon retirement.

In the event of an NEO's termination due to death or disability, the vesting of RSUs will fully accelerate.

Estimated Payments Upon Termination of Employment and/or a Change of Control

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs serving as of the end of fiscal 2026 pursuant to the Change of Control Severance Agreements in effect at that time. Except as noted below, payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2026 (April 24, 2026), and the price per share of the Company’s common stock is the closing price of the Nasdaq Global Select Market as of that date of $108.71. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments of benefits, any actual payments and benefits may be different.

		Potential Payments Upon
		Death or			Involuntary Termination				Voluntary Termination
		Disability(1)		Retirement (2)	Other Than For Cause				For Good Reason				Change of Control
					Prior to Change of Control		On or Within 24 Months Following Change of Control		Prior to Change of Control		On or Within 24 Months Following Change of Control		With Assumption or Substitution		Without Assumption or Substitution
Name	Type of Benefit	($)		($)	($)		($)		($)		($)		($)		($)
George Kurian	Cash severance payments	—		—	3,097,575	(5)	7,100,000	(6)	—		7,100,000	(6)	—		—
	Vesting acceleration of RSUs & PBRSUs(3)	31,410,341		26,716,711	—		42,413,315	(7)	—		42,413,315	(7)	—	(8)	42,413,315	(9)
	Continued coverage of employee benefits(4)	—		—	54,435		72,580		—		72,580		—		—
	Total termination benefits	31,410,341		26,716,711	3,152,010		49,585,895		—		49,585,895		—		42,413,315
Wissam Jabre	Cash severance payments	—		—	1,910,363	(11)	3,562,500	(13)	1,910,363	(11)	3,562,500	(13)	—		—
	Vesting acceleration of RSUs & PBRSUs(3)	18,997,290	(10)	—	12,013,035	(12)	21,059,084	(7)	12,013,035	(12)	21,059,084	(7)	—	(8)	21,059,084	(9)
	Continued coverage of employee benefits	—		—	300	(11)	300	(14)	300	(11)	300	(14)	—		—
	Total termination benefits	18,997,290		—	13,923,697		24,621,883		13,923,697		24,621,883		—		21,059,084
Syam Nair	Cash severance payments	—		—	1,231,497	(5)	2,659,495	(13)	—		2,659,495	(13)	—		—
	Vesting acceleration of RSUs & PBRSUs(3)	26,459,688		—	—		30,856,681	(7)	—		30,856,681	(7)	—	(8)	30,856,681	(9)
	Continued coverage of employee benefits	—		—	36,635	(14)	54,952	(14)	—		54,952	(14)	—		—
	Total termination benefits	26,459,688		—	1,268,132		33,571,129		—		33,571,129		—		30,856,681
Cesar Cernuda	Cash severance payments	—		—	3,009,913	(15)	4,171,582	(13)	—		4,171,582	(13)	—		—
	Vesting acceleration of RSUs & PBRSUs(3)	15,460,084		—	—		20,202,993	(7)	—		20,202,993	(7)	—	(8)	20,202,993	(9)
	Continued coverage of employee benefits(14)	—		—	—		—		—		—		—		—
	Total termination benefits	15,460,084		—	3,009,913		24,374,574		—		24,374,574		—		20,202,993
Elizabeth M. O'Callahan	Cash severance payments	—		—	1,418,918	(5)	3,038,750	(13)	—		3,038,750	(13)	—		—
	Vesting acceleration of RSUs & PBRSUs(3)	7,624,919		5,266,323	—		9,963,272	(7)	—		9,963,272	(7)	—	(8)	9,963,272	(9)
	Continued coverage of employee benefits	—		—	41,814	(14)	62,721	(14)	—		62,721	(14)	—		—
	Total termination benefits	7,624,919		5,266,323	1,460,732		13,064,743		—		13,064,743		—		9,963,272

(1)
Pursuant to the terms of the grant agreement for the PBRSUs, if the NEO’s employment terminates due to his or her death or disability (a "Qualifying Termination"), then the performance period shall terminate on the date of the Qualifying Termination and the number of PBRSUs that vests on such date (measured based on (1) the actual performance of the Company’s TSR against the applicable benchmark, as applicable, or (2) the Company’s achievement of annual billings targets) will be prorated based on the percentage of time worked during the applicable performance period. Pursuant to the terms of the grant agreement for the RSUs, if the NEO’s employment terminates due to his or her Qualifying Termination, the then-unvested RSUs will vest in full the date of the Qualifying Termination.
(2)
If the NEO Retires, TSR-based PBRSUs are prorated based on length of service during the performance period and, for purposes of this table, are reflected at target performance for the performance period currently in progress. Billings-based PBRSUs are prorated based on length of service during the performance period and, for purposes of this table, are reflected at the average of (i) actual payout for completed performance period(s) (including those that paid out in May 2026) and (ii) target performance for performance periods not yet started. RSUs are prorated based on length of service since the most recent vesting date (or if no vesting has occurred, since the vesting commencement date). Messrs. Jabre, Cernuda and Nair were not retirement-eligible as of April 24, 2026.
(3)
For unvested RSUs and unvested PBRSUs, aggregate market value is determined by multiplying (1) the number of shares subject to such awards as of April 24, 2026, by (2) $108.71, the Company’s closing stock price on April 24, 2026.

(4)
Pursuant to the Company’s severance guidelines and applicable terms of the Change of Control Severance Agreement, if Mr. Kurian elects continuation coverage pursuant to COBRA for himself and his eligible dependents, the Company will reimburse Mr. Kurian for the COBRA premiums for such coverage until the earlier of (1) 18 months in the case of an involuntary termination other than for Cause prior to a Change in Control and 24 months in the case of an involuntary termination without Cause or for Good Reason following a Change of Control (each as defined in the Change of Control Severance Agreement) from the last date of employment with the Company, (2) the date upon which Mr. Kurian and/or his eligible dependents become covered under similar plans, or (3) the date upon which Mr. Kurian is no longer eligible for coverage under COBRA.
(5)
Pursuant to the Company's severance guidelines applicable to NEOs, this amount represents the sum of 18 months of annual base salary for the Mr. Kurian and 12 months of annual base salary for Mr. Nair and Ms. O'Callahan (unless where noted below per terms of an NEO's offer letter), and the payment of a prorated non-equity incentive plan bonus based on actual performance under the Company's severance guidelines, represented in this table utilizing a 12-month proration period.
(6)
Pursuant to the applicable terms of Mr. Kurian's Change of Control Severance Agreement, this amount represents the sum of (i) 200% of Mr. Kurian's annual base salary (as in effect immediately prior to the date of termination or, if greater, at the level in effect immediately prior to the Change of Control), (ii) 200% of Mr. Kurian's target annual bonus (as in effect immediately prior to the date of termination or, if greater, at the level in effect immediately prior to the Change of Control), and (iii) an amount equal to the greater of (1) the annual target bonus in effect for fiscal 2026, or, if greater, in effect immediately prior to the Change of Control and (2) the bonus that Mr. Kurian would receive for fiscal 2026 based on actual performance at the time of termination, in either case, prorated for the period during fiscal year 2026 that Mr. Kurian was employed by the Company. Such amount is payable in a lump sum, subject to the execution and non-revocation of a release of claims against the Company.
(7)
Pursuant to the applicable terms of the Change of Control Severance Agreement, equity awards that are subject to service-vesting will vest as to that portion of the award that would have vested through the 48-month period following the NEO's termination date had the NEO remained employed through such period. Additionally, the NEO will be entitled to accelerated vesting as to an additional 100% of the then-unvested portion of all of his or her outstanding equity awards that are scheduled to vest pursuant to performance-based criteria, unless otherwise provided in the applicable award agreement governing the equity award. Under the terms of the grant agreements for the PBRSUs, the performance period for the grant is deemed to end upon a Change of Control and the number of PBRSUs that vest upon termination will be determined by (1) for TSR-Based PBRSUs, the Company's TSR as measured against the applicable benchmark, and (2) for Billings-based PBRSUs, the Company's achievement of annual billings targets, in each case as of the Change of Control.
(8)
The 2021 Plan provides that, in the event of a Change in Control, unless otherwise provided in an award agreement, each outstanding award will either be assumed or substantially equivalent awards will be substituted by the acquiring or succeeding corporation.
(9)
The 2021 Plan provides that, in the event of a Change in Control, unless otherwise provided in an award agreement, if awards are not assumed or substituted with awards of the acquiring or succeeding corporation: (i) unvested awards will accelerate vesting and become exercisable, (ii) all restrictions on awards will lapse, and (iii) for performance-based awards, all performance goals or other vesting criteria will be deemed achieved at target levels as to a prorated portion of each award based on the length of the applicable performance period elapsed through the Change in Control, and all other terms and conditions will be met as to such prorated portion of such award.
(10)
Pursuant to the terms of the grant agreements for the RSUs and PBRSUs granted to Mr. Jabre upon his commencement of employment (the "New Hire Awards"), if Mr. Jabre’s employment terminates due to a Qualifying Termination, all outstanding unvested New Hire Awards shall immediately vest, with any New Hire Award PBRSUs vesting at 100% of target.
(11)
Pursuant to Wissam Jabre's offer letter (the "Jabre Offer Letter"), upon a termination by the Company without Cause (as defined in the Jabre Offer Letter) or by Mr. Jabre for Good Reason (as defined in the Jabre Offer Letter), and conditioned upon an effective separation agreement, Mr. Jabre is entitled to: (i) 18 months of his annual base salary, (ii) a pro-rata incentive bonus based on actual Company performance through the termination date and (iii) 18 months of continued COBRA coverage.
(12)
Pursuant to the terms of the grant agreement for Mr. Jabre’s New Hire Award PBRSUs, if Mr. Jabre is terminated without Cause or resigns for Good Reason outside of a Change of Control, then 100% of the new hire PBRSUs vest at target at the end of the performance period. Pursuant to the terms of the agreement for Mr. Jabre’s New Hire Award RSUs, if Mr. Jabre is terminated without Cause or resigns for Good Reason outside of a Change of Control, the New Hire Award RSUs that would have otherwise vested on the next scheduled vesting date will accelerate and vest on the date of termination. The continued vesting and receipt of shares described herein is conditioned upon Mr. Jabre’s execution and non-revocation of a separation agreement.
(13)
Pursuant to the applicable terms of the Change of Control Severance Agreement, this amount represents the sum of: (i) 150% of the NEO’s annual base salary (as in effect immediately prior to the date of termination or, if greater, at the level in effect immediately prior to the Change of Control), (ii) 150% of the NEO’s target annual bonus (as in effect immediately prior to the date of termination or, if greater, at the level in effect immediately prior to the Change of Control), and (iii) an amount equal to the greater of (1) the annual target bonus in effect for fiscal 2026 or, if greater, in effect immediately prior to the Change of Control and (2) the bonus that the NEO would receive for fiscal 2026 based on actual performance at the time of termination, in either case, prorated for the period during fiscal year 2026 that the NEO was employed by the Company. Such amount is payable in a lump sum subject to the execution and non-revocation of a release of claims against the Company.
(14)
Pursuant to the Company's severance guidelines and applicable terms of the Change of Control Severance Agreement, if the NEO (except for Mr. Cernuda, who is not eligible for continued COBRA coverage as a non-U.S. employee) elects continuation coverage pursuant to COBRA for the NEO and his or her eligible dependents, the Company will reimburse the NEO for the COBRA premiums for such coverage until the earlier of (1) 12 months in the case of an involuntary termination other than for Cause prior to a Change of Control) and 18 months in the case of an involuntary termination without Cause or for Good Reason following a Change of Control) from the last date of employment with the Company, (2) the date upon which the NEO and/or his or her eligible dependents become covered under similar plans, or (3) the date upon which the NEO is no longer eligible for coverage under COBRA.
(15)
Mr. Cernuda's employment agreement provides that he is entitled to three months' written notice for a termination by abandonment pursuant to applicable law by the Company, in which case, subject to signing a release of claims in favor of the Company, he is entitled to a payment equal to 18 months of his annual base salary plus the target incentive bonus to which he would have been entitled if all targets for fiscal 2026 were achieved. If Mr. Cernuda does not sign the release of claims, he is entitled to a payment equal to seven days of his annual base salary per year of service, up to a maximum of six months of annual base salary. For purposes of this table, it is assumed that Mr. Cernuda has signed the release of claims.

Pay Ratio

We determined, based on reasonable estimates, that the median of the annual total compensation of all of our employees, except our CEO, was $136,143 for fiscal 2026. Our CEO’s annual total compensation was $22,157,635 as shown in the Summary Compensation Table. Accordingly, for fiscal 2026, our reasonable estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our other employees is 163:1.

We determined our median employee from the global Company employee population (except the CEO) as of April 24, 2026 using earned annual base salary and earned base wages as well as cash incentive targets (including with respect to commissions targets). All foreign currencies were converted to U.S. dollars using the April 2026 average exchange rates. We annualized the salaries and target incentives / commissions for employees that were employed for a portion of the year. We did not exclude any employees from the calculation of the median or use any cost-of-living adjustments.

We calculated our median employee’s annual total compensation for fiscal 2026 as of April 24, 2026 in the same manner that we calculate our CEO’s total compensation as shown in the Summary Compensation Table.

Pay vs. Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) ("CAP") and certain financial performance measures of the Company. For further information concerning our pay for performance philosophy and how we align executive compensation with the Company’s performance, refer to the Compensation Discussion & Analysis section of this Proxy Statement.

Pay vs. Performance Table

			Average	Average
			Summary	Compensation	Value of Initial Fixed $100
			Compensation	Actually Paid	Investment Based On:
	Summary	Compensation	Table Total for Non-	to Non-PEO		Peer Group		Adjusted
	Compensation	Actually Paid	PEO Named	Named	Total	Total		Operating
	Table Total for	to CEO/PEO	Executive	Executive	Shareholder	Shareholder	Net Income	Income
Fiscal Year(1)	CEO/PEO ($)	($)(2)	Officers ($)	Officers ($)(2)	Return ($)	Return ($)(3)	($ millions)	($ millions)(4)
2026	22,157,635	22,535,504	15,872,198	15,599,191	163.57	260.29	1,276	1,706
2025	23,127,224	4,745,188	10,520,090	5,324,959	130.57	171.25	1,186	1,476
2024	17,735,436	39,826,957	7,021,089	16,378,259	146.70	154.18	986	1,325
2023	11,364,543	(3,136,331)	4,881,517	3,271,722	88.91	110.13	1,274	1,227
2022	18,883,551	17,384,526	8,466,683	4,539,483	100.38	101.89	937	1,251

(1)
The PEO for each year was George Kurian. The Non-PEO NEOs for (i) fiscal year 2026 were Cesar Cernuda, Wissam Jabre, Elizabeth M. O’Callahan, and Syam Nair (ii) fiscal year 2025 were Michael J. Berry, Cesar Cernuda, Harvinder S. Bhela, Wissam Jabre, and Elizabeth M. O’Callahan, (iii) fiscal years 2024 and 2023 were Michael J. Berry, Cesar Cernuda, Harvinder S. Bhela, and Elizabeth M. O’Callahan, and (iv) fiscal year 2022 were Michael J. Berry, Cesar Cernuda, Harvinder S. Bhela, Elizabeth M. O’Callahan, Bradley R. Anderson and Matthew K. Fawcett.
(2)
"Compensation Actually Paid" to the CEO/PEO and the average "Compensation Actually Paid" to the Non-PEO NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	FY 2026 ($)
Total Equity Award Adjustments to Determine Compensation “Actually Paid”	CEO/PEO	Average Non-PEO
Total Reported in Summary Compensation Table	22,157,635	15,872,198
Less change in actuarial present value reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the summary compensation table	—	—
Plus “service cost” for pension plans	—	—
Less for amounts reported under the “Stock Awards” column in the summary compensation table	(19,552,872)	(13,683,653)
Less for amounts reported under the “Option Awards” column in the summary compensation table	—	—
Plus the fair value of awards as of the end of the covered year granted during the covered year that remain outstanding and unvested as of year-end	15,773,672	11,276,756
Plus the change in fair value from prior year-end to current year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	314,897	323,493
Plus fair value for awards that are granted and vested in the covered year	2,538,822	1,452,179
Plus the change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	1,303,350	358,218
Less the fair value as of prior year-end of awards granted prior to covered year that were forfeited during covered year	—	—
Plus the dollar value of any dividends or other earnings paid on awards in the covered year prior to the vesting date that are not otherwise included	—	—
Total Equity Award Adjustments	377,869	(273,007)
Compensation Actually Paid	22,535,504	15,599,191

"Compensation Actually Paid" represents a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior year, in accordance with Item 402(v) of Regulation S-K. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the Pay vs. Performance Table.

(3)
We selected the S&P 500 Information Technology Sector as our peer group for purposes of this disclosure, which is an industry peer group reported as required by Item 201(e) of Regulation S-K in the Company’s Annual Report on Form 10-K filed with the SEC on June 5, 2026. Historical stock performance is not necessarily indicative of future stock performance.
(4)
Adjusted Operating Income represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs, including our CEO, for the most recently completed fiscal year to the Company’s performance. Adjusted Operating Income is non-GAAP operating income less stock-based compensation expense. For a reconciliation of Adjusted Operating Income to the most directly comparable GAAP financial measure and insight into how Adjusted Operating Income is considered by management, please see Annex A to this Proxy Statement.

Pay vs. Performance Discussion and Analysis

As described in more detail in the Compensation Discussion & Analysis section of this Proxy Statement, the Company’s executive compensation program reflects our commitment to pay-for-performance. We selected Adjusted Operating Income as our Company Selected Measure for purposes of evaluating Pay vs. Performance because it is a key performance metric within our Annual ICP and underlying factor in achieving the performance targets for our long-term incentive compensation programs. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay vs. Performance table above. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic depictions of the relationships between information presented in the Pay vs. Performance table.

CAP and TSR

The graph below shows the relationship between (i) the total return to stockholders on our common stock and the return on the S&P 500 Information Technology Sector through the end of the listed fiscal year, in each case assuming that $100 was invested in our common stock and in the S&P 500 Information Technology Sector on April 30, 2021 and that any dividends were reinvested, and (ii) the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of fiscal 2026, 2025, 2024, 2023 and 2022.

Relationship Between Compensation Actually Paid and Company/Peer Group Total Shareholder Return

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
45
40
35
30
25
20
15
10
5
0
-5
TSR (4/30/2021 Indexed to $100)
$400
$350
$300
$250
$200
$150
$100
$50
$0
17.4
4.5
101.89
100.38
-3.1
3.3
110.13
88.91
39.8
16.4
154.18
146.70
4.7
5.3
171.25
130.57
22.5
15.6
260.29
163.57
2022
2023
2024
2025
2026
Fiscal Year
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
NetApp, Inc. TSR
Peer Group TSR

CAP and Net Income

The graph below shows the relationship between our net income and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of fiscal 2026, 2025, 2024, 2023 and 2022.

Relationship Between Compensation Actually Paid and Net Income

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
45
40
35
30
25
20
15
10
5
0
-5
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
937
1,274
986
1,186
1,276
17.4
4.5
-3.1
3.3
39.8
16.4
4.7
5.3
22.5
15.6
2022
2023
2024
2025
2026
Fiscal Year
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
NetApp, Inc. Net Income

CAP and Adjusted Operating Income

The graph below shows the relationship between our Adjusted Operating Income and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of fiscal 2026, 2025, 2024, 2023 and 2022.

Relationship Between Compensation Actually Paid and Adjusted Operating Income

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted Operating Income
45
40
35
30
25
20
15
10
5
0
-5
Compensation Actually Paid ($ Millions)
$2,300
$1,800
$1,300
$800
$300
Adjusted Operating Income ($ Millions)
17.4
4.5
1,251
-3.1
3.3
1,227
39.8
16.4
1,325
4.7
5.3
1,476
22.5
15.6
1,706
2022
2023
2024
2025
2026
Fiscal Year
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Adjusted Operating Income ($ Millions)

Financial Performance Measures

As described in greater detail in the Compensation Discussion & Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. We utilize metrics for our short- and long-term incentive compensation programs based on an objective of driving profitable growth and increasing stockholder value. Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we used to link compensation actually paid to our NEOs, including our CEO, for fiscal 2026, to Company performance.

These measures are not ranked by importance.

Adjusted Operating Income*
Revenue
Billings**
Relative Total Shareholder Return

* Adjusted Operating Income is calculated as non-GAAP operating income less stock-based compensation expense. For a reconciliation of Adjusted Operating Income to the most directly comparable GAAP financial measure and insight into how Adjusted Operating Income is considered by management, please see Annex A to this Proxy Statement.

** Billings is not prepared in accordance with GAAP. A definition of Billings can be found in the Long-Term Equity Incentive Compensation -- PBRSUs section on page 48 above.

Additional Information

Security Ownership of Certain Beneficial Owners and Management

To the Company’s knowledge, the following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of July 13, 2026, except as otherwise set forth below, by (1) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s common stock; (2) each of the Company’s directors and nominees for director; (3) each of the Company’s named executive officers set forth in the Summary Compensation Table; and (4) all of the Company’s current directors, director nominees and executive officers as a group. Except as indicated, the address of the beneficial owners is c/o NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128. Information related to holders of more than 5% of the Company’s common stock was obtained from filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act.

	Number of Shares	Percentage of
Name of Beneficial Owners	Beneficially Owned	Class(1)
BlackRock, Inc.(2)
55 East 52nd Street
New York, NY 10055	19,367,597	9.87%
Vanguard Capital Management(3)
100 Vanguard Boulevard
Malvern, PA 19355	14,399,983	7.34%
Vanguard Portfolio Management(4)
100 Vanguard Boulevard
Malvern, PA 19355	12,718,223	6.48%
State Street Corporation(5)
One Congress Street, Suite 1
Boston, MA 02114	10,283,026	5.24%
George Kurian(6)	362,354	*
Wissam Jabre(7)	39,294	*
Syam Nair(8)	53,512	*
Cesar Cernuda(9)	51,208	*
Elizabeth M. O’Callahan(10)	34,205	*
T. Michael Nevens(11)	13,687	*
Deepak Ahuja(12)	19,790	*
Paul Fipps(13)	2,646	*
Anders Gustafsson(14)	13,756	*
Gerald Held(15)	60,161	*
Deborah L. Kerr(16)	32,816	*
Carrie Palin(17)	11,660	*
Frank Pelzer(18)	3,763	*
June Yang(19)	2,307	*
All current directors, director nominees and executive officers as a group (14 persons)(20)	701,159	*

* Less than 1%.

(1)
Percentage of Class is based on 196,234,265 shares of common stock outstanding on July 13, 2026. Shares of common stock subject to stock options and RSUs that are currently exercisable or will become exercisable or issuable within 60 days of July 13, 2026 are deemed outstanding for computing the percentage of the person or group holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in footnotes to this table, pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(2)
Information concerning stock ownership was obtained from Amendment No. 15 to the Schedule 13G filed with the SEC on April 23, 2025 by BlackRock, Inc., which reported sole voting power with respect to 17,879,124 of such shares of common stock and sole dispositive power with respect to 19,367,597 shares of common stock.
(3)
Information concerning stock ownership was obtained from Schedule 13G filed with the SEC on April 30, 2026 by Vanguard Capital Management, which reported sole voting power with respect to 1,912,090 of shares of common stock and sole dispositive power with respect to 14,399,983 shares of common stock
(4)
Information concerning stock ownership was obtained from Schedule 13G filed with the SEC on April 29, 2026 by Vanguard Portfolio Management, which reported sole voting power with respect to 65,878 of shares of common stock and sole dispositive power with respect to 12,718,223 shares of common stock.
(5)
Information concerning stock ownership was obtained from the Schedule 13G filed with the SEC on October 17, 2024, by State Street Corporation, which reported shared voting power with respect to 6,425,972 shares of common stock and shared dispositive power with respect to 10,261,170 shares of common stock.
(6)
Consists of (i) 354,789 shares of common stock held of record by Mr. Kurian and (ii) 7,565 shares of common stock issuable to Mr. Kurian upon the vesting of RSUs within 60 days of July 13, 2026.

(7)
Consists of (i) 37,938 shares of common stock held of record by Mr. Jabre and (ii) 1,356 shares of common stock issuable to Mr. Jabre upon the vesting of RSUs within 60 days of July 13, 2026.
(8)
Consists of (i) 10,773 shares of common stock held of record by Mr. Nair and (ii) 42,739 shares of common stock issuable to Mr. Nair upon the vesting of RSUs within 60 days of July 13, 2026.
(9)
Consists of (i) 46,806 shares of common stock held of record by Mr. Cernuda and (ii) 4,402 shares of common stock issuable to Mr. Cernuda upon the vesting of RSUs within 60 days of July 13, 2026.
(10)
Consists of (i) 31,297 shares of common stock held of record by Ms. O’Callahan and (ii) 2,908 shares of common stock issuable to Ms. O’Callahan upon the vesting of RSUs within 60 days of July 13, 2026.
(11)
Consists of (i) 10,773 shares of common stock held of record by a trust of which Mr. Nevens is the trustee and (ii) 2,914 shares of common stock issuable to Mr. Nevens upon the vesting of RSUs within 60 days of July 13, 2026.
(12)
Consists of 19,790 shares of common stock held of record by Mr. Ahuja. Excludes (i) 2,377 RSUs which have vested but for which settlement has been deferred until January 2, 2027 and (ii) 2,307 RSUs which will vest within 60 days of July 13, 2026 but for which settlement has been deferred until January 1, 2028.
(13)
Consists of 2,646 shares of common stock issuable to Mr. Fipps upon the vesting of RSUs within 60 days of July 13, 2026.
(14)
Consists of (i) 11,449 shares of common stock held of record by Mr. Gustafsson and (ii) 2,307 shares of common stock issuable to Mr. Gustafsson upon the vesting of RSUs within 60 days of July 13, 2026.
(15)
Consists of (i) 13,775 shares of common stock held of record by Mr. Held; (ii) 2,307 shares of common stock issuable to Mr. Held upon the vesting of RSUs within 60 days of July 13, 2026 and (iii) 44,079 RSUs which have vested but for which settlement has been deferred until separation of service.
(16)
Consists of (i) 25,053 shares of common stock held of record by Ms. Kerr; (ii) 2,307 shares of common stock issuable to Ms. Kerr upon the vesting of RSUs within 60 days of July 13, 2026; and (iii) 5,456 RSUs which have vested but for which settlement has been deferred until separation of service.
(17)
Consists of (i) 9,353 shares of common stock held of record by Ms. Palin and (ii) 2,307 shares of common stock issuable to Ms. Palin upon the vesting of RSUs within 60 days of July 13, 2026.
(18)
Consists of (i) 1,456 shares of common stock held of record by Mr. Pelzer and (ii) 2,307 shares of common stock issuable to Mr. Pelzer upon the vesting of RSUs within 60 days of July 13, 2026.
(19)
Consists of 2,307 RSUs which will vest within 60 days of July 13, 2026 but have been deferred until separation of service to Ms. Yang. Excludes 2,377 RSUs which will vest within 60 days of July 13, 2026 but have been deferred until June 1, 2028.
(20)
Consists of (i) 573,252 shares of common stock held of record by our current directors, director nominees and executive officers; (ii) 76,065 shares of common stock issuable to our current directors, director nominees and executive officers upon the vesting of RSUs within 60 days of July 13, 2026; and (iii) 51,842 which have vested or will vest within 60 days of July 13, 2026 but for which settlement has been deferred until separation of service. Excludes 7,061 RSUs which have vested or will vest within 60 days of July 13, 2026 but for which settlement has been deferred to a future date beyond such period.

Executive Officer and Director Stock Ownership Guidelines

The Company has established minimum stock ownership guidelines for the Company’s directors, CEO, and Executive Vice Presidents to align the interests of the Company’s directors and executives with the interests of the Company’s stockholders and to promote the Company's commitment to sound corporate governance. The ownership guidelines applicable to NEOs are determined as a multiple of the NEO’s base salary. Our CEO is required to hold shares of NetApp common stock with a value equal to at least 6 times his annual base salary. The other NEOs are required to hold shares of NetApp common stock with a value equal to 3 times their respective annual base salary.

Independent directors are required to hold shares of NetApp common stock with a value equal to 5 times the amount of the annual cash retainer paid to outside directors for service on the Board (excluding additional committee retainers, if any).

Shares counted toward the guideline include 50% of shares underlying unvested restricted stock units, shares owned outright by the director or executive or their immediate family, shares held in trust for the benefit of the director or executive or their immediate family, and any shares underlying vested restricted stock units that have been deferred under the Company's deferred compensation plans.

Once a covered executive or independent director becomes subject to these guidelines (i.e., generally upon hire, promotion, or election), they have five years to comply with these guidelines. Once achieved, ownership at the guideline amount must be maintained. All of the covered executives were in compliance with the guidelines as of the end of fiscal 2026. All of the directors, other than Ms. Yang, Mr. Pelzer and Mr. Fipps, also met the guidelines as of the end of fiscal 2026. Ms. Yang was appointed to the Board in September 2024, Mr. Pelzer in March 2025; and Mr. Fipps in January 2026, and therefore are not required to meet the guidelines until 2029, 2030 and 2031, respectively.

Equity Compensation Plan Information

The following table provides information as of April 24, 2026 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options and awards granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies that originally granted those options and awards. Footnote 5 to the table sets forth the total number of shares of common stock issuable upon the exercise of those assumed options and awards as of April 24, 2026 and the weighted-average exercise price.

	A	B	C
	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (Excluding Securities
Plan Category	#(1)	($)(2)	Reflected in Column A)(3)
Equity compensation plans approved by stockholders(4)	9,110,887	—	18,954,459
Equity compensation plans not approved by stockholders(5)	—	—	—
Total(6)	9,110,887	—	18,954,459

(1)
Includes 6,852,067 shares of common stock issuable upon vesting and payout of shares subject to outstanding RSU awards and 2,258,820 shares of common stock issuable upon vesting and payout of shares subject to PBRSU awards, assuming the maximum number of shares vest. Excludes purchase rights accruing under the Company’s Purchase Plan. The Purchase Plan was approved by the stockholders in connection with the initial public offering of the Company’s common stock. Under the Purchase Plan, each eligible employee may purchase up to 1,500 shares of common stock at semiannual intervals on the last business day of May and November of each year at a purchase price per share equal to 85% of the lesser of (1) the closing selling price per share of common stock on the employee’s entry date into the two-year offering period in which that semiannual purchase date occurs; or (2) the closing selling price per share on the semiannual purchase date.
(2)
Column B does not take into account shares issuable upon the vesting of outstanding RSUs, which have no exercise price.
(3)
Includes (1) 14,356,529 shares of common stock available for issuance under the 2021 Plan; and (2) 4,597,930 shares available for issuance under the Purchase Plan. As of July 13, 2026, 12,705,239 shares were available for issuance under the 2021 Plan. As of July 13, 2026, 4,597,930 shares were available for issuance under the Purchase Plan.
(4)
The category consists of the Company’s 1999 Plan, 2021 Plan and the Purchase Plan.
(5)
As of April 24, 2026, there were a total of 2,808 shares subject to outstanding option awards assumed by the Company in connection with mergers and acquisitions. The outstanding stock options had a weighted-average exercise price of $15.6030 per share and a weighted-average remaining term of 5.05 years as of such date. No additional awards may be made under the plans that the assumed awards were granted under.
(6)
As of April 24, 2026, there were a total of 9,113,695 shares subject to outstanding awards (including PBRSU awards shown assuming maximum performance) under all of the Company’s equity compensation plans, including equity compensation plans assumed by the Company in connection with mergers and acquisitions, of which 2,808 shares were subject to outstanding option awards and 9,110,887 shares were subject to outstanding full value awards. The outstanding stock options had a weighted-average exercise price of $15.6030 per share and a weighted-average remaining term of 5.05 years as of such date. As of July 13, 2026, there were a total of 9,798,326 shares subject to outstanding awards (including PBRSU awards shown assuming maximum performance) including awards assumed by the Company in connection with mergers and acquisitions, of which 1,416 shares were subject to outstanding option awards and 9,796,910 shares were subject to outstanding full value awards. The outstanding stock options had a weighted-average exercise price of $17.6402 and a weighted-average remaining term of 5.05 years as of such date.

Certain Relationships and Related Transactions

Our Corporate Governance and Nominating Committee is responsible for the review, approval, and ratification of transactions with related persons.

Specifically, the Corporate Governance and Nominating Committee has the authority to:

•
Consider questions of possible conflicts of interest of members of our Board and corporate officers;
•
Review actual and potential conflicts of interest of members of our Board and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest;
•
Establish policies and procedures for the review and approval of "related person transactions," as defined in applicable SEC rules;
•
Conduct ongoing reviews of potential related person transactions; and
•
Review and approve all related person transactions.

Pursuant to the SEC’s rules and regulations, "related persons" include, but are not limited to, the Company’s directors, executive officers, and beneficial owners of more than 5% of the Company’s outstanding common stock. If the determination is made that a related person has a material interest in any Company transaction, then the Corporate Governance and Nominating Committee, which consists entirely of all independent directors, is responsible for reviewing and approving or ratifying it. An approved transaction would be disclosed in accordance with the SEC rules if required. If the related person at issue is a director of the Company, or a family member of a director, then that director would not participate in those discussions.

In the ordinary course of our business, we engage in transactions with the Google Cloud division of Alphabet Inc. Thomas Kurian, the brother of our Chief Executive Officer and President, George Kurian, is the CEO of Google Cloud. Our relationship with Google Cloud preceded Mr. Thomas Kurian’s employment there. We believe that the transactions with Google Cloud have been entered into in the ordinary course of business, conducted on an arms-length basis, and do not represent a material interest to any of our related persons, and therefore are not related person transactions within the meaning of Item 404 of Regulation S-K.

General Information

Why am I receiving these materials?

We have made these materials available to you on the Internet or, upon your request, have delivered printed proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof. This Proxy Statement provides information on proposals that you, as a stockholder, are being asked to vote on, so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each of our stockholders, we are furnishing proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice instructs you as to how you may access and review all of the information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

Stockholders of record as of the close of the Record Date are entitled to vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of common stock, the stockholder of record. If your shares of common stock are held by a bank, broker or other nominee, you are considered the "beneficial owner" of those shares, which are held in "street name." As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following the voting instructions that your bank, broker or other nominee provides you. If you do not provide your bank, broker, or other nominee with instructions on how to vote your shares, your bank, broker or other nominee may not vote your shares with respect to any non-routine matters, but may, in its discretion, vote your shares with respect to routine matters. For more information on routine and non-routine matters, see "What are abstentions and broker non-votes?" below.

A list of stockholders entitled to vote at the 2026 Annual Meeting will be available for inspection upon request of any stockholder for any purpose related to the Annual Meeting at our principal executive office, at 3060 Olsen Drive, San Jose, California 95128, during the ten days prior to the Annual Meeting, during ordinary business hours.

When and where will the Annual Meeting take place?

In order to facilitate stockholder attendance, the Board has determined that our Annual Meeting will be held virtually on Wednesday, September 9, 2026, at 3:30 p.m. Pacific time, with no physical in-person meeting. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NTAP2026.

How do I attend the Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You may attend the Annual Meeting and vote your shares electronically via the Internet at www.virtualshareholdermeeting.com/NTAP2026. To participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Will there be an opportunity to ask questions during the Annual Meeting?

As part of the Annual Meeting, we will provide an opportunity for stockholders to ask questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a "Guest") by following the procedures outlined above in "How do I attend the Annual Meeting?" will be permitted to submit questions during the Annual Meeting.

Information regarding opportunities for stockholders to ask questions will be available in the "Rules of Conduct and Procedures" available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a ‘Guest’) by following the procedures outlined above.

How many shares must be present to hold the Annual Meeting?

To hold the meeting and conduct business, the holders of a majority of NetApp’s shares of common stock issued and outstanding and entitled to vote, in person or by proxy, at the Annual Meeting must be present in person or by proxy. This is called a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting.

How many shares of NetApp common stock are entitled to vote at the Annual Meeting?

At the Annual Meeting, each holder of common stock is entitled to one vote for each share of common stock held by such stockholder on the Record Date. On the Record Date, the Company had 196,234,265 shares of common stock outstanding and entitled to vote at the Annual Meeting. No shares of the Company’s preferred stock were outstanding. There are no cumulative voting rights.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and tabulate the votes.

How many votes are required for each proposal?

For Proposal No. 1, a nominee for director will be elected to the Board if the number of votes cast "FOR" a nominee’s election exceed the number of votes cast "AGAINST" such nominee’s election. Approval of each of Proposal Nos. 2, 3, 4, and 5 requires the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy. Voting results will be published in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.

How do I vote?

The Company is offering stockholders of record four methods of voting: (1) you may vote by telephone; (2) you may vote over the Internet; (3) you may vote electronically at the Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/NTAP2026; and (4) finally, you may request a proxy card from us and indicate your vote by signing and dating the card where indicated, and mailing or otherwise returning the card in the prepaid envelope provided.

If you submit a proxy card but do not specify your votes, your shares of common stock will be voted:

•
"FOR" the election of each of the director nominees named in Proposal No. 1;
•
"FOR" Proposal Nos. 2, 3, and 4; and
•
"AGAINST" Proposal No. 5.

Uninstructed proxies will be voted in the proxy holder’s discretion as to any other matter that may properly come before the Annual Meeting.

If you were a stockholder as of the Record Date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please contact your bank, broker or other nominee for information on obtaining a legal proxy.

How can I change my vote or revoke my proxy?

Any stockholder of record voting by proxy has the power to revoke a proxy at any time before the polls close at the Annual Meeting. You may revoke your proxy by filing with the Corporate Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or if you are attending the Annual Meeting virtually, you may change your vote electronically. If you are the beneficial owner of your shares, we recommend that you contact the bank, broker or other nominee holding your shares for instructions on how to revoke your proxy or change your vote.

What are abstentions and broker non-votes?

Abstentions will be counted for the purposes of determining both (1) the presence or absence of a quorum for the transaction of business; and (2) the total number of shares entitled to vote at the Annual Meeting with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal, except with respect to Proposal No. 1, where they will have no effect.

A "broker non-vote" occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business but will not be counted for the purpose of determining the number of votes cast on a proposal. Accordingly, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on a proposal.

If your shares are held in street name and you do not instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may, at its discretion, either leave your shares unvoted or vote your shares on routine matters but is not permitted to vote your shares on non-routine matters. Proposal No. 3 is considered a routine matter. Proposal Nos. 1, 2, 4 and 5 are considered non-routine matters, and, accordingly, broker non-votes will have no effect on the outcome of these matters.

How many copies of the proxy materials will be delivered to stockholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for the Company. The Company and some banks and brokers household proxy materials unless contrary instructions have been received from one or more of the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please (1) follow the instructions provided when you vote over the Internet; or (2) contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Where may I obtain a copy of the Annual Report?

The Notice, this Proxy Statement and the Company’s Annual Report on Form 10-K for our fiscal year that ended on April 24, 2026 have been made available on our website. Our fiscal year is reported on a 52- or 53-week year that ends on the last Friday in April, and our 2026 fiscal year began on April 26, 2025 and ended on April 24, 2026. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material. The Annual Report is posted at the following website address: http://investors.netapp.com/financial-information/annual-reports.

Who pays for the solicitation of proxies?

We will bear the cost of soliciting proxies. Copies of solicitation materials will be made available upon request to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The Company has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies from stockholders of the Company. Innisfree M&A Incorporated may solicit proxies by personal interview, mail, telephone, facsimile, email, or otherwise. The Company expects that it will pay Innisfree M&A Incorporated a customary fee, estimated to be approximately $35,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, the original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

How and when may I submit proposals for consideration at next year’s Annual Meeting of Stockholders?

The Company’s stockholders may submit proposals for consideration at the Annual Meeting. Stockholders may also recommend candidates for election to our Board of Directors for the Annual Meeting (see "Corporate Governance — Corporate Governance and Nominating Committee").

Proposals to be Considered for Inclusion in NetApp’s Proxy Materials

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be included in our 2027 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, NetApp, Inc., 3060 Olsen Drive, San Jose, California 95128, no later than March 30, 2027, which is 120 calendar days prior to the first anniversary of the mailing date of this Proxy Statement.

Director Nominations for Inclusion in NetApp’s Proxy Materials (Proxy Access)

Under the Company’s proxy access bylaw, a stockholder (or a group of up to 20 stockholders) owning at least 3% of the Company’s outstanding stock continuously for at least three years may nominate and include in the Company’s annual meeting materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in the bylaws. Notice of a proxy access nomination for consideration at our 2027 Annual Meeting must be received no later than March 30, 2027 and no earlier than February 28, 2027.

Other Proposals and Nominations

Under the Company’s bylaws, a proposal that a stockholder intends to present for consideration at the 2027 Annual Meeting but does not seek to include in the Company’s proxy materials for the 2027 Annual Meeting (including the nomination of an individual to serve as a director other than pursuant to our proxy access bylaw as described immediately above) must be received by the Corporate Secretary (at the address specified in the preceding paragraph) no later than May 12, 2027 and no earlier than April 12, 2027. The stockholder’s submission must include the information specified in the Company’s bylaws.

Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws.

If a stockholder gives notice of a proposal or a nomination after the applicable deadline specified above, the notice will not be considered timely, and the stockholder will not be permitted to present the proposal or the nomination to the stockholders for a vote at the 2027 Annual Meeting.

Universal Proxy Rules

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Other Business

Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to use their discretionary voting authority to vote the shares represented thereby on such matters in accordance with their best judgment.

Form 10-K

The Company filed an Annual Report on Form 10-K with the SEC on June 5, 2026. Our Internet address is www.netapp.com. Information on our website is not incorporated by reference into this Proxy Statement. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of this report, without charge, by writing to Kris Newton, Vice President, Investor Relations at the Company’s principal executive offices located at 3060 Olsen Drive, San Jose, California 95128.

2026 NetApp, Inc. All Rights Reserved. NETAPP, the NETAPP logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as "committed," "estimate," "intend," "plan," "positions," "predict," "forecast," "seek," "aim," "may," "will," "should," "would," "could," "anticipate," "expect," "believe," "try," "strive," or similar words, in each case, intended to refer to future events or circumstances. Statements that refer to or are based on projections, forecasts, uncertain events or assumptions also identify forward-looking statements, including, among other things, statements regarding our business strategies and financial results, industry trends, expected or future equity usage, burn rate or shares outstanding, expected use and enforcement of our compensation decisions, anticipated future stockholder engagement efforts, anticipated implementation of AI technology and expected growth in market share and demand for our AI-ready Intelligent Data Infrastructure, and our sustainability activities, impacts, goals, and performance. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A (Risk Factors) of Part I of our Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the factors described in our Annual Report, as well as other important factors.

Annex A – Reconciliation of Non-GAAP Financial Measures

NETAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP

FINANCIAL STATEMENT INFORMATION

(In millions, except net income per share amounts)

	Year Ended
	April 24, 2026	April 25, 2025
NET INCOME	$1,276	$1,186
Adjustments:
Amortization of intangible assets	21	47
Stock-based compensation	382	386
Restructuring charges	21	83
Acquisition-related expense	—	5
Gains/losses on the sale or derecognition of assets	(10)	7
Gain on sale of equity investments	—	(10)
Income tax effects	(50)	(149)
Resolution of income tax matters	(5)	(39)
NON-GAAP NET INCOME	$1,635	$1,516
INCOME FROM OPERATIONS	$1,674	$1,337
Adjustments:
Amortization of intangible assets	21	47
Stock-based compensation	382	386
Restructuring charges	21	83
Acquisition-related expense	—	5
Gain on sale or derecognition of assets	(10)	4
NON-GAAP INCOME FROM OPERATIONS	$2,088	$1,862
Adjustment:
Stock-based compensation	(382)	(386)
ADJUSTED OPERATING INCOME (NON-GAAP)	$1,706	$1,476
Adjustment:
Effect of foreign currency exchange rate fluctuations	(23)	21
CONSTANT CURRENCY ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$1,683	$1,497
NET INCOME PER SHARE	$6.35	$5.67
Adjustments:
Amortization of intangible assets	0.10	0.22
Stock-based compensation	1.90	1.85
Restructuring charges	0.10	0.40
Acquisition-related expense	—	0.03
Gains/losses on the sale or derecognition of assets	(0.05)	0.03
Gain on sale of equity investments	—	(0.05)
Income tax effects	(0.25)	(0.71)
Resolution of income tax matters	(0.02)	(0.19)
NON-GAAP NET INCOME PER SHARE	$8.13	$7.25
NET REVENUES	$6,925	$6,572
Adjustment:
Effect of foreign currency exchange rate fluctuations	(30)	30
CONSTANT CURRENCY NET REVENUES (NON-GAAP)	$6,895	$6,602

Per share amounts may not add or recalculate due to rounding.

Non-GAAP Financial Measures

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States ("GAAP"), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, net income and net income per diluted share as management believes that these financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. For purposes of internal planning, performance measurement and resource allocation, NetApp’s management uses non-GAAP measures of net income that exclude: (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains and losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, and (j) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purpose of determining employee incentive plan compensation.

As described above, NetApp excludes the following items from its non-GAAP measures:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them from our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer and/or lose control of assets to a third party. This is inclusive of third-party advisory, legal and other costs that result directly from and are essential to a sale transaction and that would not have been incurred had the decision to sell not been made. Management believes that these transactions do not reflect the results of our underlying, ongoing business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

J. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

For fiscal 2026, NetApp used constant currency amounts for net revenues and AOI to measure achievement against ICP targets. This constant currency information assumes that the same foreign currency exchange rates used to establish the current year’s ICP targets were also used in translation of current year actual results.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. In addition, the non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. Management compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our earnings release and prepared remarks. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors should review the information regarding non-GAAP financial measures provided in our press release and prepared remarks

Annex B – Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NETAPP, INC.

NetApp, Inc., a Delaware corporation (the “Corporation”) hereby certifies as follows:

(1) The name of the Corporation is NetApp, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 1, 2001 under the name Network Appliance, Inc.

(2) This Amended and Restated Certificate of Incorporation amends and restates in its entirety the Corporation’s Certificate of Incorporation and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

(3) The text of the Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety as follows:

ARTICLE I

The name of this corporation is NetApp, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is the Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”), as the same exists or may hereafter be amended.

ARTICLE IV

The name and mailing address of the incorporator is John W. Larson, Esq., Brobeck, Phleger & Harrison LLP, One Market, Spear Street Tower, San Francisco, CA 94105.

ARTICLE V

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is Eight Hundred Ninety Million (890,000,000). Eight Hundred Eighty-Five Million (885,000,000) shares shall be Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share.

The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors of the Corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation. In addition, the Bylaws may be amended by the affirmative vote of holders of at least a majority of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

ARTICLE VII

The number of directors of the Corporation shall be determined by resolution of the Board of Directors.

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws of this Corporation.

At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the GCL.

Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified.

ARTICLE VIII

Section 1. Stockholders of the Corporation shall take action by meetings held pursuant to this Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting, except as provided in Section 2 of this Article VIII. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders, for any purpose or purposes, may only be called by the Chief Executive Officer, President, Chairman of the Board or a majority of the members of the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Section 2. (a) Actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders may be effected by the written consent of the stockholders of the Corporation entitled to vote thereon, only if and as provided in this Section 2. The Board of Directors shall determine in good faith whether all applicable requirements set forth in this Section 2 have been satisfied and such determination shall be binding on the Corporation and its stockholders.

(b)(i) No stockholders may act by written consent in lieu of a meeting of stockholders except (A) in accordance with this Section 2(b) (including, without limitation, the requirements set forth herein with respect to submitting a request that the Board of Directors fix a record date for determining the stockholders entitled to take such action) or (B) pursuant to resolutions adopted by the Board of Directors authorizing one or more actions to be taken by the stockholders by written consent. Any written consent to take action in lieu of a meeting of stockholders may be revoked by the stockholder who executed such consent prior to the effectiveness of the stockholder action or actions set forth in such written consent by delivery to the Corporation of a revocation of such consent.

(ii) The record date for determining stockholders entitled to authorize or take corporate action by written consent shall be as fixed by the Board of Directors of the Corporation or as otherwise established under this Section 2. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice addressed to the secretary and delivered to the principal executive offices of the Corporation and signed by one or more stockholder or stockholders that has or have Owned (as defined in Section 3.15(e) of the Bylaws of the Corporation, as may be amended from time to time) as of the date of such written notice, continuously for at least six (6) months, a number of shares of common stock of the Corporation that represents not less than 25% of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”), request that a record date be fixed for such purpose (each such notice, a “Request”). The Request must contain the information set forth in Section 2(b)(iii) of this Article VIII. If, before the earlier of the time when the Board of Directors of the Corporation shall have determined the validity of any Request and the time permitted for the Board of Directors of the Corporation to do so pursuant to the immediately following sentence, either the stockholder or stockholders who were signatories to such Request shall cease to Own the Requisite Percentage or any stockholder or stockholders among the signatories to the Request shall have revoked its consent thereto such that the remaining signatories thereto shall not Own the Requisite Percentage, then such Request shall be invalid, null and void without any further action by the Board of Directors of the Corporation. By the later of (A) ten (10) days after delivery of a valid Request and (B) five (5) days after delivery of any information requested by the Corporation pursuant to Section 2(b)(iii), the Board of Directors of the Corporation shall determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by written consent pursuant to this Section 2 and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be authorized or taken by written consent pursuant to this Section 2 or if no such determination shall have been made by the date required by this Section 2, and in either event no record date has been fixed by the Board of Directors, the record date shall be the day on which the first signed written consent is delivered to the Corporation in the manner described in Section 2(b)(vii); except that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(iii) Any Request (A) must be delivered by the holders of record who have Owned the Requisite Percentage continuously for at least six (6) months, as of the date such Request is delivered to the Corporation (with evidence of such ownership attached), who shall not revoke such request; (B) must describe the action proposed to be authorized or taken by the written consent; and (C) must contain (x) such other information and representations, to the extent applicable, then required by Section 2.12 of the Bylaws of the Corporation as though each stockholder submitting such Request was submitting a notice of a nomination for election to the Board of Directors or of other business to be brought before a meeting of stockholders and (y) the text of the proposal (including the text of any resolutions to be adopted by written consent and the language of any proposed amendment to the Bylaws of the Corporation). The Board of Directors may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to authorize or take action by written consent shall update the information provided in the Request as required by the Bylaws of the Corporation with respect to information provided concerning nominations for elections to the Board or other business at meetings of stockholders.

(iv) Stockholders are not entitled to authorize or take action by written consent if (A) the action relates to an item of business that is not a proper subject for stockholder action under applicable law; (B) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Request is delivered; (C) a Similar Item was presented at an annual or special meeting of stockholders held not more than ninety (90) days before the Request is delivered (and, for purposes of this clause (C), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (D) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within ninety (90) days of the receipt by the Corporation of the Request (and, for purposes of this clause (D), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), or (E) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Exchange Act, or other applicable law.

(v) Stockholders may authorize or take action by written consent only if such written consents are solicited from all holders of common stock of the Corporation.

(vi) Every written consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the written consent, and no written consent shall be effective to take or authorize the taking of the action referred to therein unless, within sixty (60) days of the earliest dated written consent delivered in the manner required by this Section 2(b)(vi), written consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the Corporation.

(vii) Every written consent purporting to take or authorize the taking of corporate action must be dated and delivered to the Corporation no earlier than sixty (60) days after the delivery of a valid Request. Written consents must be delivered to the Corporation’s principal place of business and must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the secretary at the principal executive offices of the Corporation. The secretary of the Corporation, or such other officer of the Corporation as the Board of Directors of the Corporation may designate (“Other Officer”), shall provide for the safe-keeping of such written consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all written consents and any related revocations and of the validity of the action to be authorized or taken by written consent as the secretary of the Corporation or Other Officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the written consents have given consent; provided, however, that if the action to which the written consents relate is the removal or replacement of one or more members of the Board of Directors, the secretary of the Corporation or Other Officer, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such written consents and such Inspectors shall discharge the functions of the secretary of the Corporation or Other Officer, as the case may be, under this Section 2. If after such investigation the secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, shall determine that the action has been duly authorized or taken by the written consents, that fact shall be certified on the records of the Corporation and the written consents shall be filed in such records. In conducting the investigation required by this Section 2, the secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, may retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate, at the expense of the Corporation, and shall be fully protected in relying in good faith upon the advice of such counsel or advisors.

(viii) No action may be authorized or taken by the stockholders by written consent except in accordance with this Section 2. If the Board of Directors of the Corporation shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to this Section 2, or any stockholder seeking to authorize or take such action does not otherwise comply with this Section 2, then the Board of Directors of the Corporation shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No written consent shall be effective until such date as the secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, shall certify to the Corporation that the written consents delivered to the Corporation in accordance with Section 2(b)(vii) represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereat were present and voted, in accordance with Delaware law and the Bylaws of the Corporation.

(ix) Nothing contained in this Section 2 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any written consent or related revocations, whether before or after such certification by the secretary of the Corporation, Other Officer, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(x) Notwithstanding anything to the contrary set forth above, (A) none of the foregoing provisions of this Section 2 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (B) the Board of Directors shall be entitled to solicit stockholder action by written consent in any manner permitted by applicable law.

ARTICLE IX

To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

~~No~~To the fullest extent permitted by the GCL as the same exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or ~~any stockholder~~its stockholders for monetary damages for breach of fiduciary duty as a director or officer~~, except for any matter in respect~~. Without limiting the effect of ~~which such director or officer shall be liable under Section 174 of the GCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director or officer (1) shall have breached the director’s or officer’s duty or loyalty to the Corporation or its stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If~~the preceding sentence, if the GCL is hereafter amended to authorize ~~the~~ further reductions in or elimination ~~or limitation of the liability of a director or officer, the~~ of the liability of ~~a director or officer of~~ the ~~Corporation shall be eliminated or limited~~Corporation’s directors or officers for breach of fiduciary duty, then a director or an officer of the Corporation shall not be liable for any such breach to the fullest extent permitted by the GCL, as so amended.

Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the GCL. The rights to indemnification and advancement of expenses conferred by this Article IX shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the GCL, as amended and in effect from time to time.

If a claim under this Article IX is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation ) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the GCL.

If the GCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article IX shall be broadened to the fullest extent permitted by the GCL, as so amended. No amendment to or repeal of this Article IX shall affect or diminish in any way the rights of any indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of any such amendment or repeal.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VI, VII, VIII, IX and X of this Certificate of Incorporation may not be repealed or amended in any respect without the affirmative vote of holders of at least a majority of the outstanding voting stock of the Corporation entitled to vote at an election of directors.

IN WITNESS WHEREOF, the undersigned has executed this certificate on [ ].

/s/ [ ]
[ ] [ ]

© 2026 NetApp

3060 Olsen Drive

San Jose, CA 95128

United States

PRELIMINARY - SUBJECT TO COMPLETION COMPUTERSHARE C/O NETAPP, INC. 2 NORTH LASALLE STREET, 3RD FLOOR CHICAGO, IL 60602 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NTAP2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T01659-P54598 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NETAPP, INC. The Board of Directors unanimously recommends a vote FOR each of the nominees named in proposal 1. 1. Election of Directors Nominees: 1a. T. Michael Nevens 1b. Deepak Ahuja 1c. Paul Fipps 1d. Anders Gustafsson 1e. Gerald Held 1f. Deborah L. Kerr 1g. George Kurian 1h. Carrie Palin 1i. Frank Pelzer 1j. June Yang For Against Abstain The Board of Directors unanimously recommends a vote FOR proposals 2, 3 and 4. For Against Abstain 2. To approve, on a nonbinding advisory basis, the compensation paid to our named executive officers (“Say-on-Pay Vote”). 3. To ratify the selection of Deloitte & Touche LLP as NetApp's independent registered public accounting firm for the fiscal year ending April 30, 2027. 4. To approve an amendment to NetApp's Certificate of Incorporation to reflect recently changed Delaware law provisions regarding officer exculpation. The Board of Directors unanimously recommends a vote AGAINST proposal 5. For Against Abstain 5. To approve a stockholder proposal regarding the process for stockholder action by written consent. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders should sign. If a corporation, limited liability company, or partnership, please sign in full entity name by authorized officer or person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on September 9, 2026: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. T01660-P54598 NETAPP, INC. Annual Meeting of Stockholders September 9, 2026 3:30 p.m. Pacific Time This proxy is solicited by the Board of Directors George Kurian and Wissam Jabre, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of the common stock of NetApp, Inc. ("NetApp") that the undersigned is entitled to vote at NetApp's Annual Meeting of Stockholders to be held on Wednesday, September 9, 2026, at 3:30 p.m. Pacific Time and at any adjournments or postponements thereof (the "Annual Meeting"). This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR the election of each of the nominees named in proposal 1, FOR proposals 2, 3 and 4 and AGAINST proposal 5 and in the discretion of the persons named above as proxies upon such other matters as may properly come before the Annual Meeting. This proxy may be revoked at any time before it is voted. PLEASE VOTE PROMPTLY BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS OR SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Continued and to be signed on reverse side